AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 2004
                                                  Registration No. 333-118792

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             AMENDMENT NO. 3 TO THE
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                POWER2SHIP, INC.
                 (Name of Small Business Issuer in Its Charter)


        Nevada                              7900                  87-0449667
-------------------------------   ------------------------     -----------------
(State or Other Jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
Incorporation  or  Organization)   Classification Number)    Identification No.)

                              903 Clint Moore Road
                            Boca Raton, Florida 33487
                                 (561) 998-7557
          (Address and Telephone Number of Principal Executive Offices)
                            -------------------------

                                Mr. Richard Hersh
                             Chief Executive Officer
                                Power2Ship, Inc.
                              903 Clint Moore Road
                            Boca Raton, Florida 33487
                            Telephone: (561) 998-7557
            (Name, Address and Telephone Number of Agent For Service)
                            -------------------------
                        Copies of all communications to:

                            James M. Schneider, Esq.
                        Schneider Weinberger & Beilly LLP
                         2200 Corporate Boulevard, N.W.
                                    Suite 210
                            Boca Raton, Florida 33431
                           Telephone:  (561) 362-9595
                          Facsimile No. (561) 362-9612

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                          CALCULATION OF REGISTRATION FEE

                                           Proposed         Proposed
   Title of Each                           Maximum           Maximum
Class of Securities       Amount to be   Offering Price     Aggregate            Amount of
  to be Registered        Registered     Per Security     Offering Price      Registration Fee
------------------------  ----------    -------------    ---------------     ----------------
Common stock, par
value $.001 per share1 2  29,070,792     $0.34            $9,884,069          $1,252

Common stock, par
value $.001 per share 3   12,277,638     $0.36652         $4,500,000             571

Total Registration Fee                                                        $1,823

1 Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 (the "Securities Act") based upon the average of the high and low sales prices of the common stock as report on the OTC Bulletin Board on November 17, 2004.

2 For purposes of estimating the number of shares of the registrant's common stock to be included in this registration statement, the registrant has included 9,090,508 shares of common stock presently issued or issuable 4,700,193shares of common stock issuable upon the conversion of $1,747,000 principal amount 14.25% secured convertible debentures, 10,600,000 shares of common stock issuable upon the conversion of $2.0 million principal amount Series B 5% secured convertible debentures, 3,826,758 shares of common stock issuable upon the exercise of outstanding options and common stock purchase warrants and 853,333 shares of common stock issuable upon the conversion of convertible promissory notes. Pursuant to Rule 416, there are also being registered such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the debentures and warrants.

3 Represents 150% of $3,000,000 of shares of common stock which we may sell to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement based upon the agreed upon purchase price per share of 98% of the daily volume weighted average priced which is calculated automatically by Bloomberg, LLC, a reporting service, by taking the sum of the value of all the sales of the registrant's common stock for a given day (the total shares sold in each trade times the sales price per share of the common stock for that trade) and then dividing this sum by the total number of shares sold on that day for the five trading days following the date of notice to Cornell Capital Partners, L.P. For the purposes of this table the registrant has assumed a sales price of $0.36652 per share, which would have been the sales price if the shares were sold on October 29, 2004, and to provide for future fluctuations in the trading price of the registrant's common stock the registrant has registered 150% of the amount of shares representing such $3,000,000 based upon the aforedescribed assumed price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED DECEMBER 15, 2004


                                   PROSPECTUS
                                POWER2SHIP, INC.

                        37,255,884 Shares of Common Stock


     This prospectus relates to the sale of up to 37,255,884 shares of our common stock, which includes up 29,070,792 shares by Cornell Capital Partners, L.P. and certain other persons who are selling security holders of Power2Ship. This prospectus also related to the sale of up to $3.0 million of shares of our common stock which may be sold to Cornell Capital Partners, L.P. under the terms of the Standby Equity Distribution Agreement described elsewhere herein. Please refer to "Selling Security Holders" beginning on page 47. The shares of common stock are being offered for sale by the selling security holders at prices established on the OTC Bulletin Board during the term of this offering. There are no minimum purchase requirements. These prices will fluctuate based on the demand for the shares of common stock.

     For a description of the plan of distribution of these shares, please see page 61of this prospectus.


     Our common stock is quoted on the OTC Bulletin Board under the symbol "PWRI." On December 10, 2004 the last reported sale price for our common stock was $0.40 per share.

                          ---------------------------

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS TO READ ABOUT THE RISKS OF INVESTING IN OUR COMMON STOCK.

                          ---------------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
    PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                          ---------------------------

                      The date of this Prospectus is,              2004.
                                                     --------------

                               PROSPECTUS SUMMARY

     We are an application service provider (ASP) that offers an information and communication system for companies shipping full truckloads of goods to or from their facilities and companies transporting this freight. Our MobileMarket(TM) collects and processes current location and other transportation information as the freight is being transported. The information that is relevant to our shipper and carrier customers becomes instantly accessible to them through our website at www.power2ship.com. We believe that the information we provide assists smaller carriers, particularly those with less than 30 trucks, compete more effectively with larger carriers by improving their management and utilization of transportation assets. We currently have approximately 17 shipper customers and approximately 19 carrier customers. In addition, we believe our system assists shippers become more profitable by reducing their transportation, warehouse operations and inventory carrying costs. We are also collaborating with several technology and defense companies that, in response to the Homeland Security Act and Operation Safe Commerce, are collaborating to develop solutions that address global transportation security issues.

     For the fiscal year ended June 30, 2004 we reported total revenue of $2,091,965 and a net loss of $4,192,280. For the three months ended September 30, 2004 we reported total revenue of $730,726 and a net loss of $1,227,112.
The report of our independent registered public accounting firm on our financial statements for fiscal 2004 contains an explanatory paragraph regarding our ability to continue as a going concern. We estimate that our current funds on hand will only be sufficient to fund our operations through December 31, 2004. As described elsewhere herein, we have included up to $3.0 million SEDA Shares to be sold to Cornell Capital Partners, L.P. following the date of this prospectus to provide additional working capital for our company. If, however, we are unable to secure this funding by December 31, 2004, we may be forced to curtail some or all of our operations. We are constantly evaluating our cash needs and existing burn rate, and we have a strategy whereby certain non-essential personnel and administrative costs will be reduced or eliminated so that we may continue to meet operating obligations until such time as we can raise additional working capital.

     Our offices are located at 903 Clint Moore Road, Boca Raton, Florida 33487. Our telephone number is (561) 998-7557. Our fiscal year end is June 30.

                                  THE OFFERING

     This offering relates to the sale of common stock by certain persons who are stockholders of Power2Ship. The selling stockholders consist of:

     * Cornell Capital Partners, L.P., which intends to sell up to $3.0 million of our shares of common stock (the $3 million SEDA Shares) to be purchased under a Standby Equity Distribution Agreement. See "Selling Security Holders - Standby Equity Distribution Agreement." For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners, L.P. will pay 98% of the daily volume weighted average priced which is calculated automatically by Bloomberg, LLC, a reporting service, by taking the sum of the value of all the sales of the registrant's common stock for a given day (the total shares sold in each trade times the sales price per share of the common stock for that trade) and then dividing this sum by the total number of shares sold on that day for the five trading days following the notice date. For the purposes of this prospectus, we have used a sales price of $0.36652 per share which would result in the issuance of 8,185,092 shares of our common stock for the $3.0 million. If the actual sales price is higher, it will result in the issuance of a lesser number of shares of our common stock for the $3.0 million. If the actual sales price is lower, it will result in the issuance of a greater number of shares of our common stock for the $3.0 million. We have included a total of 12,277,638 shares in the registration statement of which this prospectus is a part which is 150% of the shares to be issued for the $3.0 million based upon the sales price of $0.36652 per share.

     * Cornell Capital Partners also intends to sell up to 12,923,799 shares of our common stock including shares which are issuable upon the conversion of our $500,000 principal amount 14.25% secured convertible debentures, $2 million principal amount of our Series B 5% secured convertible debentures, shares of our common stock presently owned by them and shares underlying outstanding warrants,

     * Newbridge Securities Corporation and certain of its employees, which collectively intend to sell up to 2,217,007 shares of common stock including shares owned by them and shares underlying warrants owned by that firm and its employees, all of which were received as placement agent fees and business advisory fees, and

     * Additional stockholders who are set forth later in this prospectus under "Selling Security Holders" who intend to sell up to 13,929,986 shares of our common stock, including shares issuable upon the conversion of $1,747,000 principal amount 14.25% secured convertible debentures and outstanding options and warrants with exercise prices ranging from $0.31 to $1.01 per share.

     Under the terms of the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $10.0 million. We have included shares in the registration statement, of which this prospectus is a part, for$3.0 million of the Standby Equity Distribution Agreement (the"$3.0 million SEDA Shares"). In the event we wish to sell Cornell Capital Partners any additional shares of our common stock above the$3.0 million SEDA Shares, we will be required to file additional registration statements with the SEC and those registration statements must be declared effective by the SEC.

     Cornell Capital Partners, L.P. will purchase the$3.0 million SEDA Shares for a 2% discount to the volume weighted average price of our common stock for the five days immediately following the date that we provide them with notice of our intent to sell all or a portion of the $3.0 million SEDA Shares. Cornell Capital Partners, L.P. may sell any of the$3.0 million SEDA Shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. Among other things, this prospectus relates to the$3.0 million SEDA Shares to be issued under the Standby Equity Distribution Agreement.

     Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of the $3.0 million SEDA Shares under the Standby Equity Distribution Agreement. We will pay Cornell Capital Partners a fee of 5% of the gross proceeds raised under the Standby Equity Distribution Agreement.

COMMON STOCK OFFERED          29,070,792 shares by selling stockholders. This
                              equals approximately 48.8% of our outstanding common stock on the date hereof, giving effect to the issuance of the shares underlying the 14.25%
                              secured convertible debentures, Series B 5% secured convertible debentures, convertible promissory notes, Series B convertible preferred stock and convertible promissory notes, but giving no effect to the $3.0 million SEDA Shares.

OFFERING PRICE                Market price


COMMON STOCK OUTSTANDING
BEFORE THE OFFERING           39,651,289 shares at November 30, 2004


USE OF PROCEEDS               We will not receive any proceeds from the shares
                              offered by the selling stockholders. Any proceeds we receive from the sale of common stock under the Standby Equity Distribution Agreement will be used for general working capital purposes. See "Use of Proceeds."

RISK FACTORS                  The securities offered hereby involve a high
                              degree of risk and immediate substantial dilution.
                              See "Risk Factors" and "Dilution."

OTC BULLETIN BOARD SYMBOL     PWRI

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following summary financial information has been derived from the financial statements that are included elsewhere in this prospectus. In February 2004 we changed our fiscal year end from May 31 to June 30 in order to align our quarterly reporting obligations with calendar quarters. As a result, the consolidated financial statements appearing elsewhere in this prospectus include consolidated financial statements for the years ended June 30, 2004 and May 31, 2003.



Income Statement Data:

                                                                                          Fiscal Year Ended
                                                  Three Months Ended                      -----------------
                                                     September 30,               June 30, 2004     May 31,2003
                                                    ---------------            ---------------  ----------------
                                                      (unaudited)
                                                 2004             2003
                                            ---------------  ---------------
Total revenue                               $      730,726   $      439,652   $     2,091,965   $      1,019,883
Total operating expense                          1,760,715        1,348,293         5,822,020          2,228,157
Loss from operations                            (1,029,989)      (  908,641)      ( 3,730,055)      (  1,208,274)
Total other income (expense)                    (  197,123)      (   85,328)      (   462,225)      (  1,039,243)
Net loss                                        (1,227,112)      (  993,969)      ( 4,192,280)      (  2,247,517)
Less preferred stock dividend1                           0                0       ( 1,347,044)                 0
Net loss available to common stockholders   $   (1,227,112)  $   (  993,969)  $   ( 5,539,234)  $   (  2,247,517)
Loss per share, basic and diluted           $   (     0.03)  $   (     0.04)  $   (      0.17)  $   (       0.15)
Weighted average shares outstanding             38,668,813       27,570,670        32,947,559         14,957,590


1     The preferred stock dividend includes a beneficial conversion feature valued at $941,840 attributable to our Series B Convertible Preferred Stock and a beneficial conversion feature valued at $317,472 attributable to our Series C Convertible Preferred Stock.  For additional information on how these beneficial conversion features were calculated, please see "Management's Discussion and Analysis or Plan of Operations" and Note 11 to our
consolidated financial statement for the year ended June 30, 2004 appearing elsewhere in this prospectus.




BALANCE SHEET DATA

                            September 30, 2004   June 30, 2004
                           --------------------  --------------
                               (unaudited)
Cash and cash equivalents  $            528,756  $      832,130
Total current assets       $          1,034,838  $    1,210,258
Total assets               $          2,475,244  $    2,437,322
Total current liabilities  $            506,535  $      606,878
Total liabilities          $          4,370,392  $    3,462,998
Working capital            $            528,303  $      603,380

     When used in this prospectus, the terms "Power2Ship," "we," "our," and "us" refers to Power2Ship, Inc., a Nevada corporation and our subsidiary. The information which appears on our web site at www.power2ship.com is not part of this prospectus.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to implement our business model, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in "Risk Factors." Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

                                  RISK FACTORS

     Before you invest in our common stock, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this prospectus before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose all of your investment in our company.

We have a limited operating history from which an evaluation of our future prospects can be made. If we are not successful in developing a wide market for our products, the future viability of our business could be at risk.

     We did not begin generating revenues until our fiscal year ended May 31, 2003. There is a limited financial history of operations from which to evaluate our future prospects, including our ability to develop a wide base of customers for our MobileMarket(TM) and to otherwise achieve our business objectives. We are subject to all the risks inherent in the establishment of a new business enterprise, including limited capital, possible delays in the development of our products and services, implementation of our business plan and uncertain markets. We may encounter unanticipated problems, expenses and delays in marketing our services and securing additional customers. If we are not successful in developing a wide market for our products and services, our ability to generate sufficient revenue to sustain our operations would be adversely affected.

We have a history of losses and an accumulated deficit. We expect losses to continue for the foreseeable future and we may be unable to continue as a going concern.

     For the fiscal years ended June 30, 2004 and May 31, 2003 we reported total revenue of $2,091,965 and $1,019,883 and a loss available to common stockholders of $5,539,324 and $2,247,517, respectively. For the three months ended September 30, 2004, we reported total revenue of $730,726 and a net loss of $1,227,112. At September 30, 2004 we had an accumulated deficit of $14,055,349. Further, during the fiscal year ended June 30, 2004, we reported net cash used in operating activities of $2,598,189 and we reported net cash used in operating activities for the three months ended September 30, 2004 of $1,178,562. Our revenue has not been sufficient to sustain our operations and we do not expect significant revenue or profitable operations for the foreseeable future. The independent auditor's report for the year ended June 30, 2004 on our financial statements includes an explanatory paragraph to their audit opinion stating that our recurring losses from operations and negative operating cash flows raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. As described below, we will need to raise additional working capital in order to implement our business model and sustain
our operations.   Because we are subject to all of the business risks inherent in a new company with an unproven market, we cannot guarantee you that we will ever report profitable operations or generate sufficient revenue to sustain our company as a going concern.

Our primary assets serve as collateral under the outstanding debentures and a revolving line of credit. If we should default on these obligations, the holders could foreclose on our assets and we would be unable to continue our business and operations.

     We have granted the holders of our $1,747,000 principal amount 14.25% secured convertible debentures and our $2,000,000 principal amount Series B 5% secured convertible debentures a blanket security interest in all of our assets and properties. We have also granted a bank a first position lien on our accounts receivable, subject to the delivery of subordination agreements from
the debenture holders.   If we should default under the repayment provisions of
these obligations, the holders could seek to foreclose on our primary assets in an effort to seek repayment under the obligations. If the holders were successful, we would be unable to conduct our business as it is presently conducted and our ability to generate revenues and fund our ongoing operations would be materially adversely affected.


We will require additional capital to fund our ongoing operations. If we are unable to raise additional capital, we will not be able to continue operations.

     While we are attempting to increase sales, our revenue growth has not been significant enough to generate sufficient gross profits to fund our daily operations. We do not presently have sufficient financial resources and financing commitments to fund our ongoing operations beyond December 2004 and the report of our independent auditors on our financial statements for the fiscal year ended June 30, 2004 contains an explanatory paragraph regarding our
ability to continue as a going concern.   While we believe in the viability of
our strategy to improve sales volume, we cannot accurately predict when, or if, our sales and profits will increase to the level necessary to sustain our operations therefore we believe that we will need to raise additional capital to fully implement our business, operating and development plans and sustain our ongoing operations. A large part of our financing needs are expected to be provided from the Standby Equity Distribution Agreement described elsewhere herein. We have included $3.0 million SEDA Shares in this prospectus for sale to Cornell Capital Partners, L.P. under the terms of the Standby Equity Distribution Agreement following the date of this prospectus. Other than this Standby Equity Distribution Agreement, we do not presently have any additional sources of working capital. If we are unable to secure this funding by December 31, 2004 because the registration statement of which this prospectus forms a part is not declared effective by the SEC prior to that date, and we are unable to obtain additional working capital from alternative sources, we may be required to curtail or discontinue some or all of our business and operations.

Certain contractual limitations of the Standby Equity Distribution Agreement may adversely affect our needs for working capital in future periods. If we are unable to obtain working capital as needed in future periods, our ability to continue our business and operations would be in jeopardy.

     We are a party to a Standby Equity Distribution Agreement with Cornell Capital Partners, LP which permits us to sell up to $10,000,000 of our common stock, as described elsewhere in this prospectus. We have included $3.0 million of the SEDA Shares in the registration statement of which this prospectus is a part and we can issue and sell those shares to Cornell Capital Partners commencing upon the effective date of the registration statement. There are restrictions on our ability to request advances under the Standby Equity Distribution Agreement. For example, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners, L.P. owning more than 9.9% of our outstanding common stock. Even if we request advances the amount of each advance is limited to a maximum of $500,000 every seven trading days. As a result of these contractual limitations no assurances can be given that such financing will be available in sufficient amounts or at all when needed to sustain our working capital needs.

The Standby Equity Distribution Agreement and our Series B 5% secured convertible debentures contain certain covenants prohibiting us from raising capital at less than the market price. These limitations may hamper our ability to raise working capital in future periods which could result in our ability to continue as a going concern.

     The Standby Equity Distribution Agreement and the purchase agreement for our Series B 5% secured convertible debentures contain covenants that restrict us from raising capital from the sale of stock or other securities convertible into stock at a price less than the market price of our common stock on the date of issuance. The existence of these covenants may severely limit our ability to raise capital from the sale of stock or convertible securities because any potential purchasers of our stock or convertible securities may want to pay a discount to the market price of our stock.

Historically we have been dependent on revenue from a limited number of customers and a significant portion of our revenue for fiscal 2003 is non-recurring revenue. If we were to be deprived of revenue from these key customers, our future revenues and business operations could be materially and adversely effected.

     All of our revenue for the fiscal year ended May 31, 2003 was derived from two customers, The Great Atlantic & Pacific Tea Company and Tire Kingdom, which represented approximately 53% and 47%, respectively, of our revenue. For the fiscal year ended June 30, 2004, Tire Kingdom represented approximately 64% of our revenue and The Great Atlantic & Pacific Tea Company represented approximately 15% of our revenue. For the three months ended September 30, 2004, revenue from Tire Kingdom and Carroll Tire represented approximately 45% and approximately 16%, respectively, of our total revenues for that period. Nearly all of the revenue from The Great Atlantic & Pacific Tea Company was derived under the terms of a license and customization agreement which was terminated in January 2004 and does not represent recurring revenues to us. We do not have an agreements with either Tire Kingdom or Carroll Tire. We are seeking to expand our customer base in fiscal 2005 in order to eliminate our dependence upon revenues from a limited number of customers. Because of the significant nature of the revenue from Tire Kingdom and Carroll Tire to our results of operations, however, the loss of these customers, prior to our obtaining additional customers, could have a material adverse effect on our business operations and prospects.

We are dependent on contracts, some of which are short term. if these contracts are terminated, our results of operations would be materially adversely affected.

     We have entered into agreements to provide transportation services with some of our shipper customers. These agreements, however, do not commit them to using us for any specific volume of transportation services and the agreements can be terminated on 30 days notice. The termination of any of these contracts could have a material adverse effect on our business operations and prospects.

We rely on third party providers to provide support for our products and services. Failure by our third party providers to deliver services could adversely impact our services to our customers.

     We rely on several third party providers for support for our MobileMarket(TM). IBM provides us with dedicated hosting and support for our web site as well as network services. In addition, we purchase GPS locator devices which are included in wireless access packages we offer to carriers from a single-source. Although we do not presently have alternative providers engaged for these products or services, we believe that we could engage other companies to provide these products or services upon substantially the same terms and conditions as our existing third party provides. In the event any of these third party providers are unable to deliver the services or products which we have contracted for, our ability to provide our products and services to our customers would be adversely impacted until such time as we were able to engage alternate sources.

We face risks related to rapidly evolving technologies. If we do not respond to these evolving technologies, we may have difficulty in retaining our customers or expanding our customer base.

     Our markets are subject to rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. Our growth and future operating results will depend, in part, upon our ability to enhance existing applications and develop and introduce new applications or capabilities that:

     *     meet or exceed technological advances in the marketplace;
     *     meet changing customer requirements;
     *     comply with changing industry standards;
     *     achieve market acceptance;
     *     integrate third party software effectively; and
     *     respond to competitive offerings.

     We may not possess sufficient resources to continue to make the necessary investments in technology. In addition, we may not successfully identify new software opportunities or develop and bring new software to market in a timely and efficient manner. If we are unable, for technological or other reasons, to develop and introduce new and enhanced software in a timely manner, we may lose existing customers and fail to attract new customers, which may adversely affect our ability to generate revenues sufficient to provide for our ongoing operations.

There is a limited ability to safeguard our proprietary information and we may be unable to prevent a third party from the unauthorized use of our propriety information.

     Our success and ability to compete are substantially dependent on our internally developed technologies and trademarks. We seek to protect such intellectual property through a combination of confidentiality procedures, contractual provisions, copyright and trade secret laws and intend to apply for patents. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our software or obtain and use information that it regards as proprietary. Policing unauthorized use of our software is difficult, and software piracy could be a problem. Furthermore, potential competitors may independently develop technology similar to ours. While we have applied for a patent for our propriety software and applied for a trademark on our company name, Power2Ship, and on our brand-name "MobileMarket", we cannot provide any assurance that we will be granted either protection or, if granted, that third parties will not violate these protections. Any such violation of our intellectual property rights could prove costly to defend and funds devoted to these possible efforts would reduce the amount of working capital available to fund our ongoing operations.

Our Chairman and CEO is the sole holder of our Series Y Convertible Preferred Stock which may give him voting control of our company and the ability to solely influence its business and direction.


     Our voting securities consist of shares of our common stock and our Series Y Convertible Preferred Stock. Holders of shares of our common stock are entitled to one vote per share and holders of shares of our Series Y Convertible Preferred Stock are entitled to 200 votes per share on all matters submitted to a vote of our stockholders, and these classes of our voting securities vote together on all matters submitted to a vote of our stockholders. Mr. Hersh, our Chairman and CEO, is the sole holder of our Series Y Convertible Preferred Stock which, together with his common stock holdings, gives him voting rights at November 30, 2004, 2004 over approximately 35.5% of our voting securities. As a result of these voting rights, notwithstanding that our common stockholders are entitled to vote on matters submitted to our stockholders, Mr. Hersh may have the power to strongly influence the election of all of our directors and strongly influence the business and direction of our company.


The exercise of outstanding options and warrants, the conversion of shares of our Series B, C, And Y Convertible Preferred Stock and the conversion of our 14.25% secured convertible debentures and our Series B 5% convertible secured debentures will be dilutive to our existing stockholders.


     As of November 30, 2004 we had the following securities which are convertible or exercisable into shares of our common stock outstanding:

     * options and warrants to purchase a total of 22,923,304 shares of our common stock at prices ranging between $0.31 to $2.00 per share;

     * 168,200 shares of our Series B Convertible Preferred Stock which is convertible into 3,364,000 shares of our common stock;


     * 10,832 shares of our Series C Convertible Preferred Stock which is convertible into 1,083,200 shares of our common stock;

     * 87,000 shares of our Series Y Convertible Preferred Stock which is convertible into 230,405 shares of our common stock;

     * 4,700,193 shares of our common stock underlying our 14.25% secured convertible debentures based upon a conversion price of $0.3717 at October 29, 2004; and

     * 10,600,000 shares of our common stock underlying our Series B 5% secured convertible debentures.

     The exercise of these warrants and options and the conversion of the debentures and shares of our preferred stock may materially adversely affect the market price of our common stock and will have a dilutive effect on our existing stockholders.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

     Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and Nasdaq are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Although we recently adopted a Code of Ethics, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange or Nasdaq, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently only have one independent director. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Provisions of our articles of incorporation and bylaws may delay or prevent a takeover which may not be in the best interests of our stockholders.

     Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of Nevada law also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

     In addition, our articles of incorporation authorize the issuance of up to 1,000,000 shares of preferred stock with such rights and preferences as may be determined by our board of directors. Our board of directors may, without stockholder approval, issue preferred stock with dividends, liquidation, conversion or voting rights that could adversely affect the voting power or other rights of our common stockholders.

If the selling security holders all elect to sell their shares of our common stock at the same time, the market price of our shares may decrease.

     It is possible that the selling security holders will offer all of the shares for sale. Further because it is possible that a significant number of shares of our common stock could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price for our common stock.

Cornell Capital Partners, L.P. will pay less than the then-prevailing market price of our common stock. The sale of our stock under our Standby Equity Distribution Agreement could encourage short sales by third parties, which could contribute to the future decline of our stock price.

     The $3.0 million SEDA Shares to be issued to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement will be issued at a 2% discount to the volume weighted average price for the five days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline. A significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock under the Standby Equity Distribution Agreement could encourage short sales by third parties. In a short sale, a prospective seller borrows stock from a stockholder or broker and sells the borrowed stock. The prospective seller hopes that the stock price will decline, at which time the seller can purchase shares at a lower price to repay the lender. The seller profits when the stock price declines because it is purchasing shares at a price lower than the sale price of the borrowed stock. Such sales could place further downward pressure on the price of our common stock by increasing the number of shares being sold.

OUR COMMON STOCK IS CURRENTLY QUOTED ON THE OTCBB, BUT TRADING IN OUR STOCK IS LIMITED. BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR STOCK IS CONSIDERED A "PENNY STOCK" WHICH CAN ADVERSELY EFFECT ITS LIQUIDITY.

     The market for our common stock is extremely limited and there are no assurances an active market for our common stock will ever develop.
Accordingly, purchasers of our common stock cannot be assured any liquidity in their investment. In addition, the trading price of our common stock is currently below $5.00 per share and we do not anticipate that it will be above $5.00 per share in the foreseeable future. Because the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of our securities in the secondary market because few broker or dealers are likely to undertake these compliance activities.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock is quoted on the OTC Bulletin Board under the symbol PWRI. The following table sets forth the reported high and low sale prices for our common stock as reported on the OTC Bulletin Board for the periods indicated. The quotations represent inter-dealer prices without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions. The quotations may be rounded for presentation.



                High    Low
                -----  -----

Fiscal 2005

First Quarter   $0.45  $0.30

Fiscal 2004

Fourth Quarter  $0.45  $0.30
Third Quarter   $0.50  $0.27
Second Quarter  $0.63  $0.39
First Quarter   $0.50  $0.27

Fiscal 2003

Fourth Quarter  $1.24  $0.60
Third Quarter   $1.00  $0.37
Second Quarter  $1.02  $0.54
First Quarter   $1.43  $0.75

Fiscal 2002

Fourth Quarter  $1.77  $0.61
Third Quarter   $1.45  $0.64
Second Quarter  $1.01  $0.94
First Quarter   $4.05  $1.01

     On December 10, 2004 the last reported sale price of our common stock as reported on the OTC Bulletin Board was $0.40 per share. As of November 30, 2004, we had approximately 356 shareholders of record. Certain of the shares of common stock are held in "street" name and may be held by numerous beneficial owners.


DIVIDEND POLICY

     We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business. We do not anticipate that any cash dividends will be paid in the foreseeable future.



SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

                    Number of securities     Weighted average      Number of
                    to be issued upon        exercise price of     securities
                    exercise of              outstanding           remaining
                    outstanding options      options, warrants     for future
                    warrants, and rights     and rights            issuance
                                                                   (excluding
                                                                   securities
                                                                   reflected in
                                                                   column(a))
Plan Category
--------------------------------------------------------------------------------
2001 Employee Stock
Compensation Plan          0                      n/a              1,319,000

                                 CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 2004. This table should be read in conjunction with the financial statements and related notes thereto appearing elsewhere in this prospectus.


                                                       September 30, 2004
                                                       ------------------
                                                          (unaudited)
Long-term liabilities                                   $    3,863,857
Stockholders' deficit:
  Series B Convertible Preferred Stock,
    $0.01 par value, 200,000 shares
    authorized, 198,000 shares issued  and outstanding           1,980
  Series C Convertible Preferred Stock,
    $0.01 par value, 20,000 share
    authorized, 10,832 shares issued and outstanding               108
  Series Y Convertible Preferred Stock,
    $0.01 par value, 87,000 shares
    authorized, 87,000 shares issued and outstanding               870
  Common stock, $0.001 par value,
    250,000,000 shares authorized,
    38,855,289 shares issued and outstanding                    38,855
  Additional paid-in capital                                12,118,388
  Accumulated deficit                                     ( 14,055,349)
                                                        ---------------
    Total stockholders' deficit                          (   1,895,148)
                                                        ---------------

    Total capitalization                                $    1,968,709


                                    DILUTION

     At September 30, 2004 we had 38,855,289 shares of common stock issued and outstanding. The net tangible book value of Power2Ship as of September 30, 2004 was $ ($2,102,314) or $(0.054) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Power2Ship (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. For the shares being offered by the selling security holders none of the proceeds will be paid to Power2Ship therefore our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the number of $3.0 million SEDA Shares issued under the Standby Equity Distribution Agreement. The offering price of the $3.0 million SEDA shares is not fixed until prior to the sale. The following example shows the dilution to new investors at an offering price of $0.36652 per share which represents the price at which we would sell the $3.0 million SEDA Shares to Cornell Capital for the pricing period ended October 29, 2004.


     If we assume that we had issued 8,185,092 shares for $3.0 million under the Standby Equity Distribution Agreement at an assumed offering price of $0.36652 per share (i.e., the maximum number of shares needed to fully use the $3.0 million SEDA Shares based upon a pricing period ending October 29, 2004, less commitment fees of $150,000) our net tangible book value as of September 30, 2004 would have been $ 747,686 or $0.0159 per share. This represents an immediate increase in net tangible book value to existing stockholders of $0.0699 per share and an immediate dilution to new stockholders of $0.3506 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                             $ 0.36652
Net tangible book value per share before this offering              $(0.054)
Increase attributable to new investors                              $ 0.0699
Net tangible book value per share after this offering               $ 0.0159
Dilution per share to new shareholders                              $ 0.3506


     The offering price of the $3.0 million SEDA Shares is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:




               Assumed          No. of Shares to          Dilution per Share
               Offering Price   Be Issued (1)             to New Investors
               $0.27489         10,913,456                $0.25986
               $0.29322         10,231,226                $0.27798
               $0.32987          9,094,492                $0.31428

(1) This represents the number of $3.0 million SEDA Shares that are registered hereunder in connection with the Standby Equity Distribution Agreement.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of any of the shares by the selling security holders. Any proceeds that we receive from the exercise of outstanding warrants or options will be used by us for general working capital. The actual allocation of proceeds realized from the exercise or sale of these securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised.

     Under the terms of the Standby Equity Distribution Agreement, subject to certain limitations as described elsewhere herein, we can issue and sell up to $10.0 million of our common stock. We have included $3.0 million of SEDA Shares in the registration statement which is a part of this prospectus. In the event we wish to issue and sell up to the balance of the $10.0 million under the Standby Equity Distribution Agreement we will be required to file additional registration statements and those registration statements must be declared effective by the SEC. We will use the proceeds from the sale of the $3.0 million SEDA Shares for general working capital.

     Pending utilization of the proceeds as described above, the net proceeds of the offering will be deposited in interest bearing accounts or invested in money market instruments, government obligations, certificates of deposits or similar short-term investment grade interest bearing investments.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis of financial condition and results of our operations should be read in conjunction with the consolidated financial statements and the notes to those statements included elsewhere in this prospectus. For accounting purposes, our merger with Freight Rate, Inc. was treated as a recapitalization of Freight Rate, Inc. and accounted for as a reverse acquisition. Therefore, the financial statements and accompanying notes thereto included elsewhere in this prospectus reflect the assets, liabilities and operations of Freight Rate, Inc. as if it had been the reporting entity since inception. In February 2004 we changed our fiscal year from May 31 to June 30 in order to align our quarterly reporting obligations with calendar quarters. As a result the consolidated financial statements appearing elsewhere in this prospectus include consolidated financial statements for the years ended June 30, 2004and May 31, 2003, and the transition period associated with the changed fiscal year which is the one month period ended June 30, 2003.

OVERVIEW

     We operate as an application service provider (ASP) that delivers supply chain, tracking and logistics information to the freight industry. We began reporting revenue in October 2002. We provide logistics information and services to shippers that need to have truckloads of goods transported to or from their facilities. We also provide logistics information and services to trucking companies (carriers) that operate fleets of trucks which enable these companies to manage the utilization of their transportation assets and personnel. Our mission is to provide our members with easily accessible and useful information that allows them to be more profitable by improving the utilization of transportation assets and optimizing the efficiency of the supply chain.

     We began providing our freight transportation and implementation services in October 2002 and we began providing logistics information access services in March 2003. A key component of our business model is building our customer base so that we have a sufficient number of shippers and carriers utilizing our Web-based P2S MobileMarket(TM) system so that when a shipper customer wants to move a load of freight we can offer one or more carriers with available trucks and trailers that meet their criteria. We have been able to increase the number of our shipper customers from whom we generated revenues from approximately five at the end of fiscal 2003 to approximately 21 at September 30, 2004. We have entered into agreement to provide transportation services with some of our shipper customers including International Paper, Nestle Waters, Tyco International, Ltd., Tofutti Brands, Luckey Logistics, Gold Coast Freightways, Associated Grocers, Caruso Foods, Compass Roadmaster, Paper Pak and Valmont Industries. We can provide no assurance, however, as to the amount of revenue, if any, we will generate from such customers, since these agreements, do not commit them to using us for any specific volume of transportation services.

     We are presently able to identify available capacity among our carrier customers to move only a very small percentage of these loads. Given the tens of thousand of transportation routes in the U.S., in order to successfully build our company we must substantially increase the number of our carrier customers in order to capture a greater percentage of our shipper customer's inbound and outbound transportation business. We spent $63,035 in the first quarter of fiscal 2005 compared to $22,395 in the first quarter of fiscal 2004 in marketing our services to potential carriers and shippers. During fiscal 2004 we spent $90,134 in the marketing of our company's services to potential carriers in a effort to increase our carrier based as compared with $9,981 spent in fiscal 2003. We currently have approximately 400 carriers who have entered into carrier agreements with us as compared with approximately 43 of carriers at May 31, 2003. We have used approximately 19 of these carriers to transport freight for our shipper customers based upon the geographical locations of the particular shipper customer. We intend to continue to increase our marketing efforts during fiscal 2005, including utilizing trade publications, transportation industry websites and direct mail as well as company participation in industry trade shows and trade organizations.

     We are pursuing opportunities to provide logistics information and services to government agencies responsible for ensuring the safe and secure transportation of goods in containers aboard ships coming to U.S. ports. We believe that our P2S MobileMarket(TM), which was designed to capture and display vast quantities of logistics information, will assist these agencies to accomplish their goals. The information available from our P2S MobileMarket
(TM) is also useful to maritime companies, logistics companies, container leasing and manufacturing companies, freight forwarders, warehouse mangers and other companies that provide freight management services.

     We also are in discussions with several technology and defense companies that, in response to the Homeland Security Act and Operation Safe Commerce, are collaborating to develop solutions that address global transportation security issues. We believe that our secure, wireless, Internet-based system which uses a combination of global positioning satellite technologies can become a key component in the security solutions being developed by other companies to counteract the threat of terrorism. Our system is capable of capturing and processing data transmitted wirelessly from other technologies that could be part of any comprehensive security system. Examples of these technologies may include radio-frequency identification (RFID) tags fastened to containers and/or trailers, smart tags affixed to the goods inside shipping containers, electronic seals applied at the time the container is loaded and geo fencing to alert a truck's owner or authorities if a vehicle deviates from its designated route.
As described later in this prospectus under "Business - Recent Developments," in November 2004 we formed a new division to focus on these efforts. There can be no assurances, however, that we will ever enter into any agreements with the companies we are in discussions with or that we will ever generate any significant revenues.

RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2003

REVENUE

     Total revenue generated during the three months ended September 30, 2004, our first quarter of fiscal 2005, increased by $291,074, or approximately 66%, as compared with total revenue generated during the comparable three-month period in 2003, our first quarter of fiscal 2004. The increase during the first quarter of fiscal 2005 consisted of the following:

     - Freight transportation revenue increased $396,074, or approximately 118%. Approximately $113,724 or 29% of this increase was attributable to revenue generated from Tire Kingdom and Carroll Tire, two subsidiaries of TBC Corporation. The remainder of the $282,350 increase in revenue was attributable to an increase in our number of shipper customers to 21 at September 30, 2004 from 4 as of September 30, 2003. We anticipate that revenue from freight transportation will increase in fiscal 2005 as discussed below.

     - Revenue from access services decreased $105,000 or 100%. We generated no revenue from access services during the first quarter of fiscal 2005 as our contract with The Great Atlantic and Pacific Tea Company, Inc., which had generated $105,000 in the comparable 2004 period, was terminated in January 2004. Access services provide unlimited use of the information available through
the Power2Ship MobileMarket(TM) for a fixed monthly fee.   While we market these
services to current and prospective customers, we cannot predict if we will report significant revenue from access services in future periods.


     We anticipate that revenue will continue to increase in the remainder of fiscal 2005. We expect that our increased sales and marketing efforts which were begun in fiscal 2004 will result in additional shipper customers from whom we will generate increased revenues from freight transportation services. Our business model also includes, subject to the availability of sufficient financing, the acquisition of one or more truck transportation services companies which, if consummated, will also increase our revenue. We are not, however, a party to any acquisition agreements as of the date of this report. Finally, we entered into a letter of intent with L-3 Communications Security and Detection Systems, Inc. in October 2004 and expect to enter into more research and development or similar agreements related to global transportation security with L-3 Communications and other technology and/or defense companies that will generate additional revenue during fiscal year 2005. The letter of intent with L-3 Communications deals with working together on projects related to monitoring applications associated with container tracking and security status as well as carrier and shipper logistics. While we are engaged in negotiations with L-3 Communication regarding the details of a definitive agreement, there can be no assurances, however, that we will enter into a definitive agreement with L-3 Communication or, if we do, that we will ever generate any significant revenue or profits from such agreement.

OPERATING EXPENSES

     Total operating expenses incurred during the first quarter of fiscal year 2005 increased by $412,422 or approximately 31% compared to the first quarter in fiscal year 2004. This increase consisted of the following:

- Freight transportation expense, consisting of charges from trucking companies that we hired to transport freight for our shipper customers, increased by $355,976, or approximately 120%, in the first quarter of fiscal year 2005 as compared with the first quarter of fiscal year 2004. Freight transportation expense is a variable cost that, during periods when gross margins are constant, increases by relatively the same percentage as freight transportation revenue. We expect freight transportation expense to increase proportionately with the increase in freight transportation revenue for the remainder of fiscal year 2005.

- Selling, general and administrative expenses increased by $45,699 or approximately 5%. The increase during the first quarter of fiscal 2005 consisted of the following:

- Salaries, benefits and consulting fees decreased by $56,615 or approximately 8% in the first quarter of fiscal year 2005 as higher salaries and benefits were more than offset by lower consulting fees as follows:

     - Salaries and benefits increased by $42,840 or approximately 11% to $431,731 in the first quarter of fiscal year 2005 from $388,891 in the first quarter of fiscal year 2004. This increase primarily was due to salary increases and to having one additional employee during the first quarter of fiscal year 2005.

     - Consulting fees decreased by $99,454 or approximately 35% in the first quarter of fiscal year 2005 to $183,083 from $282,538 in the first quarter of fiscal year 2004. This decrease was attributed to having fewer consultants.

     We expect salaries, benefits and consulting expenses in the remainder of fiscal year 2005 to remain relatively constant, with increases in salaries and fringe benefits anticipated to be offset by a decrease in consulting expenses.

- Other selling, general and administrative expenses increased by $102,314 or approximately 34% in the first quarter of fiscal year 2005 as compared to the first quarter of fiscal year 2004. The expenses that contributed most to this increase were:

- Advertising and marketing expenses, including convention and trade show expenses, increased by $40,640 or approximately 182% to $63,035 in the first quarter of fiscal year 2005 from $22,395 in the first quarter of fiscal year 2004. This increase was attributed to hiring a public relations firm and increasing the amount we spent to advertise our products and services to shippers and carriers in trade publications, transportation industry websites and other media. We expect advertising and marketing expenses in the remainder of fiscal year 2005 to continue to increase as we increase our advertising to shippers and carriers.

- Web hosting expense increased by $29,250 or approximately 407% to $36,431 in the first quarter of fiscal year 2005 from $7,181 in the first quarter of fiscal year 2004. This increase was a result of our receiving a one-time credit of $30,982 from our Web hosting vendor in fiscal 2004 as restitution for service problems we encountered. We expect Web hosting expense for the remainder of fiscal year 2005 to remain constant at the rate incurred during the first quarter of fiscal year 2005.

- Rent expense increased by $15,139 or approximately 48% to $46,914 in the first quarter of fiscal year 2005 from $31,775 in the first quarter of fiscal year 2004. This increase was a result of the one-year period of discounted rent negotiated with our landlord coming to an end at the end of May 2004. We expect rent expense remain constant at the first quarter's rate for the remainder of fiscal year 2005.

- Research and development expenses increased $10,747 or approximately 14% in the first quarter of fiscal year 2005 as compared with fiscal year 2003. This increase was primarily due to an in the compensation level of many of the employees in the research and development department. These employees design, program and test all of the computer software applications related to our logistics information system. We expect research and development expenses to be constant with the first quarter's rate for the remainder of fiscal year 2005.

OTHER INCOME (EXPENSES)

     Total other expenses increased by $111,795 or approximately 131% in the first quarter of fiscal year 2005 as compared with the first quarter of fiscal year 2004. This increase primarily resulted from an increase in interest expense of $111,401, or approximately 130%, in the first quarter of fiscal year 2005 versus the first quarter of fiscal year 2004. This increase was associated with a net increase of approximately $3,600,000 in our outstanding debt primarily associated with our issuance of $1,747,000 principal amount of 14.25% secured convertible debentures during March and April of 2004 and $2,000,000 principal amount of 5% Series B secured convertible debentures during June and September of 2004.

     We expect interest expense to be approximately $650,000 in the remainder of fiscal year 2005 assuming no conversions or redemptions of our Series B 5% secured convertible debentures or our 14.25% secured convertible debentures and projected additional debt in the form of a revolving credit facility secured primarily by our accounts receivable averaging approximately $500,000 which we currently are seeking to obtain. We do not, however, have any commitments for any accounts receivable financing as of the date of this report.

FISCAL YEAR 2004 COMPARED TO FISCAL YEAR 2003

REVENUE

     Total revenue generated during fiscal year 2004 increased by $1,072,082, or approximately 105% as compared with total revenue generated during fiscal year 2003. This increase consisted of the following:

     - Freight transportation revenue increased $1,295,203, or approximately 268%, in fiscal year 2004 from fiscal year 2003. Approximately 66%, or $860,738, of this increase was attributable to revenue from Tire Kingdom, our largest customer. The remainder of the revenue increase was attributable to an increase in the number of our shipper customers from approximately five in fiscal 2003 to approximately 17 in fiscal 2004, as well as our having generated revenue for an entire 12 month period during fiscal 2004 as compared to only eight months in fiscal 2003. We anticipate that revenue from freight transportation will increase in fiscal 2005 as discussed below.

     - Revenue from access services increased $201,949 in fiscal 2004, or approximately 229%, from fiscal year 2003. This revenue is attributable to a single customer, The Great Atlantic and Pacific Tea Company, Inc., under a contract which was completed, paid in full and thenterminated in January 2004. The increase was attributable to revenue from this contract for approximately eight months during fiscal 2004 (until the date of termination of the contract) versus approximately two months in fiscal 2003. Access services provide unlimited use of the information available through the MobileMarket(TM) for a
fixed monthly fee.   While we market these services to our existing and
potential customer base, we cannot predict if we will report significant revenue from access services in future periods.

     - Revenue from implementation services decreased $425,070, or approximately 95%, in fiscal 2004 from fiscal year 2003. This revenue was attributable to a single customer, The Great Atlantic and Pacific Tea Company, Inc., under a contract which was substantially completed by the end of fiscal year 2003. Implementation services include design, programming and testing of custom developed interfaces that permit the MobileMarket(TM) to communicate and
share data with a customer's existing computer software.   While we market these
services to our existing and potential customer base, we cannot predict if we will report significant revenue from implementation services in future periods.


     We anticipate that revenue will continue to increase in fiscal 2005. We expect that our increased sales and marketing efforts which were begun in fiscal 2004 will result in additional shipper customers which from whom we will generate increased revenues from freight transportation services. Our business model also includes, subject to the availability of sufficient financing, the acquisition of one or more truck transportation services companies which, if consummated, will also increase our revenue. We are not, however, a party to any acquisition agreements as of the date of this prospectus. Finally, we entered into a letter of intent with L-3 Communications Security and Detection Systems, Inc. in October 2004 and expect to enter into additional research and development or similar agreements related to global transportation security with other technology and/or defense companies that will generate additional revenue during fiscal 2005. The non-binding letter of intent with L-3 Communications relates to joint efforts on projects related to monitoring applications associated with container tracking and security status as well as carrier and shipper logistics. The final terms of our agreement with L-3 are to be set forth in a binding, definitive agreement. While we are engaged in negotiations with L-3 regarding the details of a definitive agreement, there can be no assurances, however, that we will enter into a definitive agreement with L-3 Communications or, if we do, that we will ever generate any significant revenue or profits from such agreement.


OPERATING EXPENSES

     Total operating expenses incurred during fiscal year 2004 increased by $3,593,863, or approximately 161%, as compared with total operating expenses incurred during fiscal year 2003. This increase consisted of freight transportation costs rising by almost the same percentage as the increase in freight transportation revenue, as well as to increases in selling, general and administrative expenses and research and development expenses associated with the increase in the number of employees and consultants.

     Freight transportation expenses, consist of charges from trucking companies for providing the transportation services we arranged for our shipper customers, increased by $1,107,815 or approximately 234%, in fiscal year 2004 as compared with fiscal year 2003. Freight transportation expenses are variable costs that are expected to increase relatively the same percentage as freight transportation revenue. The percentage increase during fiscal year 2004 was less than the 268% increase in freight transportation revenue due to an increase in our gross margin to approximately 11% in fiscal year 2004 from approximately 2% in fiscal year 2003. We were able to increase our gross margin by obtaining higher prices from our shipper customers in fiscal year 2004 than in fiscal year 2003 when we provided a significant amount of our services at cost to our largest customers while establishing and building our relationships with them. We expect freight transportation expenses to increase proportionately with the increase in freight transportation revenue in fiscal year 2005.

     Selling, general and administrative expenses increased by $2,322,133 or approximately 145%, to$3,920,842 in fiscal year 2004 from $1,598,709 in fiscal year 2003. Approximately 75% of this increase was attributable to increases in salaries, benefits and consulting fees and the remainder of the increase was attributable to increases in legal, accounting, rent, sales and marketing expenses.

     Salaries, benefits and consulting expenses increased by $1,750,532 or
approximately 166% in fiscal year 2004 from fiscal year 2003.   Included in this
increase were the following:

     - Salaries and benefits increased by $814,921, or approximately 117%, in fiscal 2004 to $1,509,909 from $694,988 in fiscal year 2003, accounting for approximately 47% of the increase in total salaries, benefits and consulting expenses. This increase primarily was due to an increase in the number of our non-research and development employees to 23 at the end of fiscal year 2004 from 12 at the end of fiscal year 2003, of which 10 became employees during the fourth quarter of fiscal 2003. This increase was also due to higher compensation levels of many of these employees which was below industry average compensation levels in fiscal year 2003 while we were a development stage company.

     - Consulting fees increased by $935,611, or approximately 258%, in fiscal year 2004 to$1,298,396 from $362,785 in fiscal year 2003, accounting for approximately 53% of the increase in consulting fees. This increase was attributed to the larger number of financial advisors and technology and other consultants that we engaged in fiscal year 2004 versus fiscal year 2003. Non-cash compensation in the form of common stock, stock options or warrants valued at $1,053,965 represented approximately 82% of total consulting fees for fiscal year 2004.

     We expect salaries, benefits and consulting expenses in fiscal year 2005 to remain relatively constant with fiscal year 2004, with increases in salaries and fringe benefits associated with additional employees are anticipated to be offset in part by a comparable decline in consulting expenses.

     The most significant expenses accounting for the remaining $571,601 increase in total selling, general and administrative expenses in fiscal year 2004 as compared with fiscal year 2003 were the following:

     - Legal and accounting fees increased by $143,177 or approximately 106% to $277,620 during fiscal year 2004 from $134,443 in fiscal year 2003. This increase resulted from higher legal and accounting fees related to public reporting requirements, litigation and other legal matters incurred in the ordinary course of business in fiscal year 2004 compared with fiscal year 2003. While we do not anticipate any legal expenses related to litigation settlements in fiscal 2005, we do expect overall legal and accounting expenses to continue to increase in fiscal year 2005, but at a lower rate than in fiscal year 2004. The most likely areas attributable to such projected increases are associated with our continued compliance with provisions of the Sarbanes-Oxley Act of 2002, including new provisions which will phase in during fiscal 2005 and beyond, fees and costs related to capital raising transactions, potential mergers and acquisitions, if any and preparation of a greater number of agreements with customers.

     - Rent expense increased by $89,230 or approximately 276% to $121,586 in fiscal year 2004 from $26,712 in fiscal year 2003 as we moved to a much larger facility in Boca Raton, Florida in June 2003 to accommodate our growth in personnel and operations. We expect rent expense for fiscal year 2005 to be approximately $190,000.

     - Travel, meals and entertainment expenses increased by $92,157 or approximately 103% to $181,791 in fiscal year 2004 from $89,634 in fiscal year 2003 as a result of additional travel to existing and potential shipper customers, trade shows and conventions, vendors and potential investors. We expect travel, meals and entertainment expenses in fiscal year 2005 to increase as we increase the amount of travel to attract and implement our services for new shipper customers, to evaluate non-asset based trucking companies that are potential acquisition candidates and to collaborate with technology and/or defense companies related to global transportation security.

     - Advertising and marketing expenses, including convention and trade show expenses, increased by $80,153 or approximately 803% to $90,134 in fiscal year 2004 from $9,981 in fiscal year 2003 as we began advertising and marketing, including participating in national and regional transportation industry conventions and trade shows, to introduce our products and services to our target markets during fiscal year 2004. We did very little marketing and did not participate in any trade shows in fiscal year 2003 as we were not ready for these types of promotional activities during that time period. We expect advertising and marketing expenses in fiscal year 2005 to continue to increase as we increase our advertising to shippers and carriers in trade publications, transportation industry websites and through direct mail, attend more conventions and trade shows and join more industry organization and associations.

     Research and development expenses increased $163,915 or approximately 105% in fiscal year 2004 as compared with fiscal year 2003. This increase was primarily due to an increase of two additional employees in this department as well as an increase in the compensation level of many of these employees in fiscal year 2004 which was below industry average compensation levels in fiscal year 2003. These employees design, program and test all of the computer software applications related to our logistics information system. We expect research and development expenses to be higher during fiscal year 2005 than fiscal year 2004 as a result of a full 12 months of higher salaries.

OTHER EXPENSES

     Total other income (expense) decreased by $577,018 or approximately 56%, in fiscal year 2004 as compared with fiscal year 2003. This decrease primarily consisted of:

     - Litigation settlement expenses decreased by $1,002,098, or 100%, in fiscal year 2004 versus fiscal year 2003. Expenses in fiscal year 2003 represented the value of 1,698,472 shares of our common stock issued to two former consulting firms in settlement of disputed agreements following mediation of the matter. We do not anticipate any further litigation settlement expenses in fiscal year 2005.

     - Interest expense increased by$329,269, or approximately 246%, in fiscal year 2004 versus fiscal year 2003. The fiscal year 2004 interest expense primarily consisted of interest of:

     - $130,173, including $81,383 of non-cash expense related to the issuance of shares of our common stock associated with $340,000 of short-term promissory notes issued in December 2003 and January 2004 that were repaid in March 2004,

     - $175,912 of interest on our $1,747,000 principal amount 14.25% secured convertible debentures issued in March and April 2004; and

     -     $72,500 associated with a $125,000 short-term convertible promissory note issued in March 2003 that was repaid in September 2003 with shares of our Series B Convertible Preferred Stock.

     We expect interest expense to be approximately $850,000 in fiscal year 2005 assuming no conversions or redemptions of our Series B 5% or 14.25% secured convertible debentures and projected additional debt in the form of a revolving credit facility secured primarily by our accounts receivable averaging approximately $500,000 which we may seek to obtain during fiscal 2005. We do not, however, have any commitments for any accounts receivable financing as of the date of this prospectus.

     - Income from forgiveness of debt, which was associated with accrued salaries and notes in fiscal year 2003, decreased by $93,074 or 100% in fiscal year 2004. We do not expect to have any income from forgiveness of debt in fiscal year 2005.

LIQUIDITY AND CAPITAL RESOURCES

     We have experienced losses and negative cash flows from operations since our inception, and our independent auditors' report on our financial statements for fiscal year 2004 contains an explanatory paragraph regarding our ability to continue as a going concern. As of September 30, 2004, we had an accumulated deficit of $14,055,349, a stockholders' deficit of $1,895,148, and cash and cash equivalents of $528,756.

     At September 30, 2004, we had a working capital surplus of $528,303 as compared with a working capital surplus of $603,380 at June 30, 2004. This $75,077 decrease in working capital was attributed to a $175,420 decrease in current assets offset, in part, by a $100,343 decrease in current liabilities. The increase in current assets consisted of a $303,374 decrease in cash, a $149,654 increase in accounts receivable and a $21,700 decrease in prepaid insurance. The increase in current liabilities during this period consisted of a $115,343 decrease in accounts payable and accrued expenses and a $15,000 increase in accrued salaries.

     During the first quarter of fiscal year 2005, our cash balance decreased by $303,374. This decrease was attributed to $1,178,562 used in operating activities and $9,812 used in investing activities offset in part by $885,000 provided by financing activities.

     During the first quarter of fiscal year 2004, our cash balance increased by $241,163. This increase was attributed to $684,773 used in operating activities and $12,041 used in investing activities offset by $937,977 provided by financing activities.

     Net cash used in operating activities of $1,178,562 in the first quarter of fiscal year 2005 consisted of our net loss of $1,227,112 reduced by $113,818 of amortization of financing costs and discounts on note, depreciation of $12,555, amortization of intangible asset $18,834 and $131,640 in non-cash expenses associated with the issuance of our common stock, options and warrants as payment for services, interest, compensation and conversions, plus $228,297 in cash used for operating assets and liabilities during the quarter.

     Net cash used in operating activities of $684,773 in the first quarter of fiscal year 2004 consisted of our net loss of $993,969 less $316,281 of non-cash expenses plus $7,085 in cash used for operating assets and liabilities during the quarter. Non-cash expenses primarily consisted of $307,222 of expenses associated with the issuance of our common stock, options and warrants for services, interest, compensation and conversions.

     Net cash used in investing activities in the first quarters of fiscal years 2005 and 2004 consisted of $9,812 and $12,041, respectively, used to purchase various fixed assets including computers, furniture, fixtures and leasehold improvements.

     Net cash provided by financing activities of $885,000 in the first quarter of fiscal year 2005 consisted of $900,000 in net proceeds that we received from the issuance of our Series B 5% secured convertible debentures less $15,000 in repayments of promissory notes.

     Net cash provided by financing activities of $937,977 in the first quarter of fiscal year 2004 included $981,500 in net proceeds received from the issuance of shares of our Series B and Series C Convertible Preferred Stock, $121,477 in net proceeds received from the issuance of shares of our common stock which were partially offset by $165,000 in repayments of promissory notes

     We estimate that our cash on hand at September 30, 2004 will be sufficient to fund our operating activities until approximately December 31, 2004. We will need additional working capital to fund our operations thereafter. We entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP on June 28, 2004 pursuant to which Cornell has agreed to purchase from us, at our option, up to $10,000,000 of our common stock during the two years after the effectiveness of our registration statement which currently is being reviewed by the Securities and Exchange Commission. Our current registration statement includes the number of shares that we estimate could be sold for approximately $3.0 million. We will be required to file additional registration statements with the Securities and Exchange Commission and those registration statements must be declared effective in order for us to issue and sell any additional shares of common stock in excess of the $3.0 million to Cornell Capital Partners under the Standby Equity Distribution Agreement.

     We will have the right to sell up to $500,000 of our shares to Cornell as frequently as every seven trading days. The share price for such sales will be calculated at 98% of the lowest price (using the daily volume weighted average price) of our common stock during the five trading days following the date on which we notify Cornell of our intent to sell them the shares. There are no assurances, however, that the Securities and Exchange Commission will declare our registration statement effective. In the event the registration statement does not become effective, prior to using all of our cash on hand we will be required to seek additional capital through equity and/or debt financing. There are no assurances that we will be able to find such capital on terms acceptable to us, or at all.

     On December 2, 2004, we entered into a Loan and Security Agreement with Mercantile Capital, L.P. to borrow up to $1,000,000 under a revolving credit line secured by a first priority lien on our accounts receivable and related assets and a subordinated lien on all the company's other assets. However, the amount we may borrow is limited to $250,000 until such time as we provide Mercantile with subordination agreements executed by our current secured debenture holders that collectively own at least 90% of the $3,747,000 principal amount of such debentures currently outstanding. We have drawn approximately $234,000 to date under the line. Failure to obtain such subordination agreements by February 7, 2005 would constitute an event of default which, unless waived by Mercantile, would cause all amounts we owed to Mercantile to become immediately due and payable. The credit line permits us to borrow up to 80% of our eligible accounts receivable at a floating interest rate equal to the prime rate plus 3% plus a monthly collateral management fee equal to 0.9% of our average loan balance. The outstanding loan principal and accrued interest will be due on the sooner of December 2, 2005, unless the credit line is renewed prior thereto for an additional year at the sole discretion of Mercantile, or upon the occurrence of an event of default that is not waived by Mercantile.

     Our future capital requirements depend primarily on the rate at which we can decrease our use of cash to fund operations. Cash used for operations will be affected by numerous known and unknown risks and uncertainties including, but not limited to, our ability to successfully market our products and services, the degree to which competitive products and services are introduced to the market, and our ability to attract key personnel as we grow. As long as our cash flow from operations remains insufficient to completely fund operations, we will continue depleting our financial resources and seeking additional capital through equity and/or debt financing. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of Power2Ship held by existing stockholders will be reduced and those stockholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. There can be no assurance that acceptable financing to fund our ongoing operations and for future acquisitions or for the integration and expansion of existing operations can be obtained on suitable terms, if at all. Our ability to continue our existing operations and to continue to implement our growth and acquisition strategy could suffer if we are unable to raise the additional funds on acceptable terms which will have the effect of adversely affecting our ongoing operations and limiting our ability to increase our revenues or possibly attain profitable operations in the future.
We are constantly evaluating our cash needs and current burn rate, and we have a strategy whereby certain non-essential personnel and administrative costs will be reduced or eliminated so that we may continue to meet operating obligations until such time as we can raise additional working capita. If we are unable, however, to secure the necessary additional working capital as needed, we may be forced to curtail some or all of our operations.

CONTROLS AND PROCEDURES

     As required by Rule 13a-15 under the Securities Exchange Act of 1934, as of the end of the period covered by our annual report on Form 10-KSB, being June 30, 2004, we have carried out an evaluation of the effectiveness of the design and operation of our company's disclosure controls and procedures. This evaluation was carried out under the supervision and with the participation of our company's management, including our company's Chief Executive Officer. Based upon that evaluation, our company's Chief Executive Officer concluded that our company's disclosure controls and procedures are effective. There have been no significant changes in our company's internal controls or in other factors, which could significantly affect internal control subsequent to the date we carried out our evaluation. Disclosure controls and procedures and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported, within the time period specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Securities Exchange Act of 1934 is accumulated and communicated to management including our Chief Executive as appropriate, to allow timely decisions regarding required disclosure.

                                    BUSINESS

     We are an application service provider (ASP) that offers a highly accessible, Web-based information and communication system for certain segments of the truck transportation industry. We have developed our P2S MobileMarket(TM) system, which collects, consolidates, processes and presents real-time, transportation-related data that we believe is valuable to logistics personnel working for shippers and carriers. Our customers are both companies shipping full truckloads of goods to or from their facilities, whom we refer to as shippers, and companies transporting this freight, who we refer to as carriers.

THE TRUCKING INDUSTRY

     Trucks dominate freight movement in North America. Generally, there are between four and seven separate truck movements required to make a typical finished good. For example, raw materials are transported to component manufacturers, components are shipped to assemblers, assemblers send goods to distributors and distributors transport goods to retailers. Even for imported products, a truck typically is involved at the dock or airport, and for final delivery to the customer.

     The trucking industry has been forced to offer specialized services in an effort to accommodate the demands of different products. For example, some products require refrigeration, others require certain delivery guarantees, others are only shipped in small loads, and yet others require a combination of different freight services.

     We believe that our P2S MobileMarket(TM) will benefit the following segments of the trucking industry:

     - Truckload carriers who use their trucking assets to pick-up and deliver goods only for shippers needing the full capacity of a given truck are the largest and most diverse for-hire segment. These carriers are typically non-union operators that can operate as one driver in the vehicle or they can use driving teams to increase vehicle productivity;

     - Owner-operators, often called independent truckers, who own or lease a single truck or very small fleets. These independents play a vital role in the growth of many carriers who use them to expand operations without adding the fixed costs associated with equipment and drivers; and

     - Less-Than-Truckload (LTL) carriers which, as the name implies, use their trucking assets to pick-up and deliver goods for several shippers on the same trip. Many of these companies are characterized by networks of consolidation centers and satellite terminals. The average haul for national LTL carriers is about 650 miles and for regional LTL carrier approximately is approximately 250 miles.

     Additional carrier segments that could benefit primarily from the real-time tracking feature of our P2S MobileMarket(TM) include:

     - Private fleets operated by medium and large shippers who account for more than 50% of all truck movements and 35% of truckload volume, predominately medium to short haul. The visibility of the moving inventory is of substantial value for this type of movement. These carriers are prime targets for our GPS solution with the modified asset tracking tool.

     - Dedicated contract carriers that are set up and run according to a specific shipper's needs. In addition, they offer other services such as warehousing and logistics planning. The visibility of the moving inventory is also of substantial value for this type of movement. These carriers are also prime targets for our GPS solution with our modified asset tracking tool.

     - Van lines that move household goods, office equipment, trade show and museum displays.

     Freight rates increase as shipping requirements become more specialized. Shipping rates are extremely inconsistent across the different market segments based on supply and demand of transportation assets availability. These price variances, as well as operational inefficiencies, contribute to higher transportation costs and lower profit margins for shippers. Shippers have been forced to look for alternatives to remain competitive. We believe that the trucking industry can respond to this need to lower rates through the implementation of a more efficient shipping and communication system.

     To compete effectively today, we believe that small and medium sized trucking companies must use computer and wireless communication systems to enhance customer service and productivity and attract as well as to enhance their abilities to retain quality drivers and other personnel by providing competitive compensation, fringe benefits and other incentives. We believe that our MobileMarket(TM) will cost-effectively enable carriers to meet these challenges.

THE P2S MOBILEMARKET(TM)

     We designed our P2S MobileMarket(TM) to help smaller motor carriers compete more effectively with large carriers, while also providing valuable logistics services to both small and large shippers. This information, accessed through a password-protected portion of our Web site at www.power2ship.com, helps shippers and carriers by enabling them to minimize excess transportation capacity of carriers, execute freight transactions online and easily track the movement of loads and/or trucking assets online.

     The P2S MobileMarket(TM) is a complex data exchange formulated to identify in real-time the current locations of drivers, with tractors and trailers, and their destinations. Rather than just knowing which driver and truck are connected with each shipment, the MobileMarket(TM) determines when and where available capacity will exist. This current and future capacity is captured in our programs and our shipper customers are able to sort capacity data and identify the closest available carrier at the best price. This sorted capacity data is displayed online to the shipper for its selection.

     For this software to function, certain information must be collected and maintained in our MobileMarket(TM). We have built a tool for carriers to use, without charge, which extracts the information required to execute the transactions electronically. This tool, which we refer to as our Asset Management Tool, maintains:

     -     descriptions of carriers' terminal locations and facilities;

     -     drivers' names, qualification, work schedule, licenses and permits;

     -     tractor manufacturer, model, type and year;

     -     trailer manufacturer, model, type and year;

     -     rates for transportation services; and

     -     lanes of transportation services.

     We believe that this information enables carriers' dispatchers to manage their trucking assets more effectively by tracking these assets, and it also helps them to determine which trucking asset combination is recommended for a given shipment. At the same time, the unused capacity, or future unused capacity, is displayed in the P2S MobileMarket(TM) for our shipper customers to view and select as shipments are input.

     In order to complete the marketplace concept for the shipper side of the transaction, we built a shipping tracking and load input screen into the MobileMarket(TM) which provides shippers with a single place to view the location and status of each load booked, en-route and delivered. This screen also consolidates information collected from all carriers currently being used by our shipper customer and, on posted shipments, displays the names and prices of any carriers with available capacity to move the shipment. We believe our product enables our shipper customers to easily track all of their shipments no matter how many carriers they use, as well as being able to identify those carriers with available capacity closest to their pick-up locations for the lowest prices. Some of the information collected to create the shipment tracking and load input screen includes:

     - shippers' distribution or pick-up locations, including hours of operation, number of docks, and shipping and receiving hours;

     - shippers' preferences/requirements for carriers, such as types of equipment, amount of insurance and historical performance; and

     -     shipper's payment methods and terms.

     Once this information has been collected from shippers and carriers, our MobileMarket(TM) facilitates the execution of transportation transactions by creating:

     -     scheduled and actual pick-up and delivery times;

     -     electronic bills of lading;

     - alerts upon exception generation which are delays in scheduled pick-ups or deliveries;

     -     real-time asset/shipment locations; and

     -     electronic versions of receiver's signatures upon shipment delivery.

     We charge the shippers who use our P2S MobileMarket(TM) primarily based upon their actual usage of the system without requiring them to purchase any software or hardware. Carriers who use our system have unlimited access and use of the system for free, although they may choose to purchase vehicle locator and communication devices offered by us to enhance the benefits they derive from the system.

     Some of the benefits that we believe shippers may derive from using the P2S MobileMarket(TM) include:

     - a single, consolidated online page listing any carriers meeting their pre-defined load, performance and pricing requirements having excess capacity (equipment) to move their loads;

     - online access to carriers' profiles and historical performance information prior to selecting the desired carriers;

     - reduces the time spent searching for carriers thus enabling logistics personnel to concentrate on other transportation tasks;

     - frequently updated location information of inbound loads and, if the shippers have a captive fleet, outbound loads thus enabling shippers to more accurately schedule advertising campaigns, warehouse personnel, etc.;

     - receive automatic notification and alerts of probable delivery delays providing more time to develop and implement contingent plans;

     - electronic bill of lading and exception management tools permit exact settlements, significantly improving relations with vendors and carriers;

     - customized management reporting utilizing historical data is available for an additional charge;

     -     custom development of interfaces to legacy systems of large shippers;
           and

     - access to logistics experts that will use third-party software to analyze historical data and recommend supply chain optimization strategies.

     Some of the benefits that we believe carriers may derive from using the P2S MobileMarket(TM) include:

     - free use of an online asset management tool to set-up, store, update and track their trucking assets, such as tractors, trailers and drivers, and provide trucking asset utilization reports;

     - frequently updated location information available to constantly track trucking assets;

     - receive automatic notification and alerts to pro-actively address possible delays and problems;

     - loads offered to qualified carriers with excess capacity without freight brokerage fee or sales commission;

     - we pay carriers and assume responsibility for collecting payment from shippers;

     -     accelerated payment options;

     - damaged or improper quantities of goods reported to all parties resulting in faster resolution; and

     - access to historical transaction data for reporting and performance metrics.

     During fiscal 2004 we spent approximately $320,000 on research and development as compared to approximately $156,000 spent during fiscal 2003. For the three months ended September 30, 2004 we spent approximately $87,000 on research and development as compared to approximately $76,000 for the comparable three month period in fiscal 2004. Our research and development expenses are primarily salaries and related to the development and enhancement of our software.

HOW WE GENERATE REVENUE

     The majority of our continuing revenue is generated by providing freight transportation services. We provide freight transportation for our shipper customers using various independent carriers located throughout the United States. The price we charge for these freight transportation services depends upon several factors, including the distance the freight is being transported, the type of transportation equipment required to move the freight, the value of the freight and the volume of available loads near the locations where the freight is delivered. Generally, prices range from approximately $1.00 per mile up to $10.00 per mile multiplied by the distance the freight is being transported. The freight rates we charge our shipper customers include all the direct costs of the shipment as negotiated with the carriers transporting the freight and our, gross profit margin that generally ranges from approximately 7.4% to 10.7% .

     During fiscal 2003 and fiscal 2004, we also generated revenue from additional services provided pursuant to a contract with one customer, The Great Atlantic and Pacific Tea Company, including:

     - access services revenue which included unlimited use of the information available through our P2S Mobile Market(TM) for a fixed monthly fee, as well as a virtual private network (VPN) fee which provided our customer with data encryption and other extra security measures for their data; and

     - implementation services revenue which were software development fees which provided for the design, programming and testing of a custom developed interface to our P2S Mobile Market(TM).

     The fees charged The Great Atlantic and Pacific Tea Company for these services were determined by us based upon the scope of services provided. While we continue to market these access services and implementation services to our existing and potential customer base, we cannot predict if we will have additional revenue from these types of services in future periods.

FUTURE REVENUE SOURCES

     In the future, as we continue to expand our operations and introduce new services, we may also generate revenue from new service offerings including:

     - monthly subscription fees of $99 charged to shippers for unlimited access to the P2S MobileMarket(TM). We do not presently charge subscription fees to any of our shipper customers since a free introductory period is being offered in order to attract more customers to this service. We plan to charge monthly subscription fees during 2005.

     - logistics optimization fees charged to shippers seeking to identify and implement strategies to improve the efficiency of their supply chain. In order to support this service we will use sophisticated logistics optimization software to analyze the historical information collected for a particular shipper, identify embedded trends of activity, and recommend methods of improving complete supply chain strategies for them. This service will become available to all shippers once they have sufficient historical information collected in the P2S MobileMarket(TM).

     - monthly access services fees for carrier customers that want to receive a higher level of service, in which their transportation equipment is tracked on a "real time" basis and wireless communication is able to take place between the Company's web site and the truck. These customers will need to install vehicle locator and communication devices provided by the Company. Our present business model envisions offering this service to our carrier customers pursuant to three year contracts, with a monthly fee of $79 per truck. Our mobile device consists of a vehicle locator device (GPS) and a handheld personal digital assistant (PDA). The GPS is easily installed in the truck's cab and connected to the truck's battery for power. It uses global positioning system technology to determine specific latitude and longitude coordinates. Next, an internal modem in the GPS wirelessly transmits the location data to the nearest cellular tower. This data is then sent over a terrestrial network to reach the Internet and transmitted to the P2S MobileMarket(TM). The PDA contains our proprietary software that enables communication of location and other transportation-related information between drivers and the P2S MobileMarket(TM) when connected to the GPS. We have negotiated agreements to provide wireless connectivity to carriers at very competitive rates with T-Mobile. We have provided a total of 16 of our vehicle locator and communication devices to six carriers on a no-charge trial basis while we were finalizing this product offering. We recently began offering these devices to our carrier customers at the $79 per truck monthly fee; however, we have not generate any revenue from this product offering as of September 30, 2004.

     We also are collaborating with several technology and defense companies that, in response to the Homeland Security Act and Operation Safe Commerce, are working to develop solutions that address global transportation security issues. We believe that our secure, wireless, Internet-based system which uses a combination of global positioning satellite technologies can become a key component in the security solutions being developed by other companies to counteract the threat of terrorism. Our system is capable of capturing and processing data transmitted wirelessly from other technologies that may be part of any comprehensive security system. Examples of these technologies include radio-frequency identification (RFID) tags fastened to the outside of containers and/or trailers, smart tags affixed to the goods inside shipping containers, electronic seals applied at the time the container is loaded and the ability to alert a truck's owner or authorities if a vehicle deviates from its designated route. As described later in this section under "Recent Developments," in November 2004 we formed a new division to focus on these efforts.


     In October 2004 we entered into a non-binding letter of intent with L-3 Communications Security and Detection Systems, Inc. which contemplates joint efforts on projects related to monitoring applications associated with container tracking and security status as well as carrier and shipper logistics. The letter of intent also sets forth that the specific roles and responsibilities of both parties will be determined on a project-by-project basis commencing at a meeting to take place no later than October 31, 2004. The meeting took place before the deadline. The collaboration is subject to the execution of a definitive agreement with L-3 Communications. While we are engaged in negotiations with L-3 regarding the details of a definitive agreement, there can be no assurances, however, that we will enter into any definitive agreements with L-3 Communication or any of the other companies we are in discussions with or that we will ever generate any significant revenue or profits from such agreements.

RECENT DEVELOPMENTS

     In November 2004 we formed three new divisions in order to accelerate the market penetration of our P2S Mobile Market(TM) including:

     * an international licensing division which will market the P2S Mobile Market(TM) abroad. We have retained International Logistics Solutions to represent us in this venture. International Logistics Solutions is responsible for identifying and introducing our company to prospects interested in using our ASP software as a platform for starting or expanding a freight transportation services business. We have agreed to pay International Logistics Solutions a percentage of the net cash flow that is generated from any customer introduced to us by International Logistics Solutions, ranging from 15% of cumulative annual net cash flows of less than $10 million up to 25% for cumulative annual net cash flows in excess of $15 million. We have also agreed to pay certain expenses which may be incurred by International Logistics Solutions in marketing our services,

     * a division focused on security issued being addressed by the Department of Homeland Security and Operation Safe Commerce, a program to fund business initiatives designed to enhance security for container cargo moving throughout the international transportation system, in which we will seek to leverage the technology developed by our P2S Mobile Market(TM) into new global applications as described earlier in this section, and

     * a division which will pursue mergers, acquisitions and joint ventures of strategic, non-asset based trucking companies and other transportation-related providers. Non-asset based companies effectively control the use of trucks operated by independent owner-operators. Our ability to pursue projects in this division is subject to the availability of sufficient capital as may be necessary. While we have identified potential targets for mergers, acquisitions or joint ventures, we have not signed any definitive agreement with any party and we cannot assure you we will be successful in consummating any acquisitions or joint ventures of the potential targets we have identified.

SUPPORT FOR OUR P2S MOBILEMARKET(TM)

     In September 2002, we entered into a three-year agreement with BellSouth Corporation to provide a comprehensive communications solution for the P2S MobileMarket(TM) at BellSouth's highly secure-business center in Miami, Florida. In August 2003, International Business Machines Corp. (IBM) assumed BellSouth's obligations under this agreement to provide us with dedicated hosting and support services to us at this facility. Our production web server, which houses all of our front-end web pages or application interfaces, and our production database server, which houses all of the back-end database functionality and information, are backed-up daily and two months of backup tapes are stored by IBM at their location.

     In the second quarter of 2003, we entered into a non-exclusive distributor agreement with Wireless Links, Inc., a developer and marketer of GPS locator devices. Under the terms of this agreement we have the right to license and distribute these products to our customers located in North America. This company has agreed to a special pricing arrangement that is based upon quantities ordered, a monthly license fee of $15.00 per device and 10% of any activation commission we receive as a result of activation of the devices on wireless networks. These costs are factored into the 36-month access/service contracts which we enter into with carriers described above. We are obligated to make these monthly licensing fees per device to the company even if our customer is not paying our monthly fees. The agreement provides for termination by either party under certain circumstances, and upon the expiration of the initial three-year term is renewable for successive one-year terms upon the consent of the parties.

KEY CUSTOMERS

     All of our revenue for the fiscal year ended May 31, 2003 was derived from two customers, The Great Atlantic & Pacific Tea Company and Tire Kingdom, which represented approximately 53% and 47%, respectively of our revenue. For the fiscal year ended June 30, 2004, Tire Kingdom represented approximately 64% of our revenue and The Great Atlantic & Pacific Tea Company represented approximately 15% of our revenue. Nearly all of the revenue from The Great Atlantic & Pacific Tea Company was derived under the terms of a license and customization agreement which was terminated in January 2004 and does not represent recurring revenues to us. For the three months ended revenues from Tire Kingdom and Carroll Tire represented approximately 45% and approximately 16%, respectively, of our total revenues during that period.

SALES, MARKETING AND STRATEGIC RELATIONSHIPS

     We market our products and services to both shippers and carriers. Our sales and marketing efforts to expand our carrier base are focused on small to mid-sized carriers. We use a combination of direct sales calls and trade show appearances to market our products and services. Our in-house sales organization is currently comprised of three individuals and supported by an implementation manager. We anticipate expanding this organization as our business increases, and we do not anticipate that we will have any difficulty in locating experienced personnel to fill any new sales and marketing positions we may create in the future.

     In June 2004 we engaged Palm Beach Media Associates, Inc. to market our P2S MobileMarket(TM). Palm Beach Media Associates has assisted us in preparing marketing materials including several PowerPoint presentations, print collateral materials, hats and signage. We have begun running print advertising in The Trucker Magazine, magazine which serves the trucking market including for-hire carriers, over the road drivers, owners/operators and other trucking management and which has a qualified circulation of approximately 181,000, Transportation Topics, a magazine serving regulated haulers for hire and private carriers and which has a qualified circulation of approximately 127,000, and Logistics Today, a magazine serving business responsible for logistics and the procurement of transportation services and which has a qualified circulation of approximately 77,000. In August 2004 we began a three-month Internet marketing campaign which is a marketing mix of web banners and email blasts on www.eyefortransport.com. During fiscal 2005 we will introduce our Carrier Welcome Package which is a comprehensive user guide of our products and services that will be distributed to new carrier members.

     In June 2003, we entered into a strategic alliance with ARL, Inc. ARL, which does business under the name of American Road Line, is a freight brokerage service provided to motor carriers which was established in 1978. Over the years, it has grown from a small, family-owned trucking company into a large competitor with 80 agents nationwide and it maintains a large owner/operator and fleet owner base of equipment. ARL also has a brokerage division that has a carrier base of over 7,000 carriers. Under the terms of our strategic alliance with ARL we have agreed to identify and introduce owner-operators and fleet operators to ARL who may want to sign up with ARL. Any of these new owner-operators and fleet operators who sign up with ARL will become our member-carriers and will be required to install our wireless products in their trucks which electronically provides GPS and PDA information to the MobileMarket(TM).

     In September 2003, we entered into an oral agreement with Driver and Equipment Placement Services, a re-marketer of used transportation tractors for multiple financial institutions, to promote our MobileMarket(TM) to owner-operator customers as a tool for them to increase their profitability.

     In September 2003, under an oral agreement we formed a strategic alliance with Zethcon Corporation to co-market our track and trace ASP solution, which is part of our ASP software that provides real-time visibility of in-transit inventory. Zethcon Corporation develops and markets warehouse management system and order management system solutions specifically tailored to third party logistics providers and manufacturers with extensive fulfillment requirements. Currently, Zethcon's customers have web-based, real time visibility of the movement of their goods within their "four walls." Our track and trace ASP solution adds real time visibility of shipments after they leave the warehouse. We have agreed to develop the interface between Zethcon's warehouse management system and our ASP software.

     In October 2003, we entered into an agreement with Comdata Corporation(R) which allows us to use the Comdata Express Cash system to settle with our carrier customers. This arrangement allows our carrier customers to access funds from freight transactions processed through the P2S MobileMarket(TM) with a private label Power2Ship Comdata card. Our carriers are able to withdraw funds transferred to them from us at no additional costs with the Comchek(R) convenience card at all locations that support the Comdata Network, or have funds direct deposited to their bank accounts. Our carrier customers can also access their funds from over 400,000 Cirrus(R) ATM locations and through the Maestro(R) network.

     In April 2004, we formed a strategic alliance with TruckersB2B, Inc. to offer our services to its fleets. TruckersB2B is a majority owned subsidiary of Celadon Group Inc. and is a leading provider of exclusive services and increased purchasing power to small and mid-sized trucking fleets. Through our logistics technology, TruckersB2B members will be able to enroll as P2S member carriers. In August 2004 we announced that we had completed the development and testing of the tools and infrastructure that will support the marketing campaign to TruckersB2B's 16,500 fleets representing over 435,000 trucks.


     In December 2004 were attended the Supply Chain & Logistics Summit in Scottsdale, Arizona. This event, which is attended by senior supply chain and logistics personnel from major companies throughout North American, provided us with an opportunity to showcase our company and our products and services to the delegates in one-on-one meetings.



     In December 2004 we also entered into agreements with Grocery Products Distribution Services and its subsidiary, Associated Warehouses, Inc., to market our P2S MobileMarket(TM) to their clients. Grocery Products Distribution Services and Associates Warehouses, Inc. provide specialized consulting and marketing services to approximately 60 logistics companies that provide warehousing and transportation service to major manufacturers and distributors of consumer products and industrial commodities. Under the terms of our agreements with these companies, we will pay them a commission for each of their clients who becomes either one of shipper customers or one of our carrier customers.


COMPETITION

     ASP-based businesses such as ours are characterized by rapidly advancing technologies, increasing competition and a strong emphasis on proprietary products. We compete with a number of companies including Elogex, Lean Logistics, NetTrans, Internet Truck Stop, Truck-Load Information Center and Link Logistics. Virtually all of our competitors have significantly greater financial resources, operating history and brand recognition than we do.
Smaller companies may also prove to be significant competitors, particularly through the establishment of collaborative arrangements with large, established companies. Although various companies offer software or services to address certain portions of our MobileMarket(TM) solution, we do not believe any of these companies offer the comprehensive, end-to-end solution available to our customers. There is no assurance that we will be able to effectively compete within our market segment.

OUR HISTORY

     Power2Ship, formerly known as Jaguar Investments, Inc., was formed in Nevada on October 28, 1987. The company was initially a shell company with no business or operations. In December 2001 we acquired 100% of the issued and outstanding shares of common stock of Premier Sports Media and Entertainment Group, Inc. in exchange for 1,000,000 shares of our common stock in a private transaction exempt from registration under the Securities Act of 1933. The shares of common stock issued by us to the Premier Sports Media and Entertainment Group shareholders in this transaction represented approximately 8% of our issued and outstanding common stock immediately after the transaction. Before this transaction we did not engage in any material business operations.

     On March 11, 2003, we consummated a merger with Freight Rate, Inc. d/b/a Power2Ship, under which Freight Rate became our wholly owned subsidiary. At the effective time of the merger, the holders of Freight Rate's common and preferred stock, warrants and options exchanged those securities for the following of our securities:

     -    11,907,157 shares of our common stock,

     - options to acquire an aggregate of 13,986,679 shares of common stock at exercise prices of $.38 to $.75 per share,

     - common stock purchase warrants to acquire 3,913,204 shares of our common stock at exercise prices of $.75 to $1.75 per share,

     - 100,000 shares of our Series X Preferred Stock which are convertible on March 11, 2004 into shares of common stock based upon the degree to which a one-year funding schedule of up to $2.5 million is met. If the entire $2.5 million of funding is concluded, the Series X Preferred Stock will be cancelled.

     - 87,000 shares of our Series Y Preferred Stock issued to our CEO in exchange for an equal number of Freight Rate's Series C Convertible Preferred Stock owned by him at the time of the merger.

     In connection with the merger, R&M Capital Partners, Inc., a principal stockholder of our company prior to the merger with Freight Rate, agreed to cancel 2,650,000 shares of our common stock owned by them for no consideration. Prior to the merger, R&M Capital Partners, Inc. owned an aggregate of 6,500,000 shares of our common stock, which represented approximately 52% of our outstanding common stock immediately prior to the merger. A term of the merger agreement as negotiated by Freight Rate provided that the Freight Rate shareholders would own 70% of our securities on a fully diluted basis following the closing of the merger. R&M Capital Partners, Inc., whose sole shareholder had been a shareholder of Premier Sports Media and Entertainment Group, Inc., agreed to the cancellation at our request in order to facilitate the merger. We believe R&M Capital Partners, Inc. agreed to the cancellation in order to facilitate our merger with Freight Rate based upon its business judgment and since Freight Rate was not prepared to complete the merger and allow R&M Capital Partners, Inc. to retain as significant as a concentration of stock in our company. Following the cancellation of these shares, R&M Capital Partners, Inc. owned 3,850,000 shares of our common stock. For accounting purposes, the cancellation of the 2,650,000 shares was treated as part of the recapitalization.

     For accounting purposes, the transaction was treated as a recapitalization of Freight Rate and accounted for as a reverse acquisition.

     Under the terms of the merger agreement, we issued an aggregate of 100,000 shares of our Series X Convertible Preferred Stock to holders of Freight Rate's common stock and Series C Convertible Preferred Stock prior to the transaction, including to Mr. Gass, a former member of our board of directors and Mr. Richard Hersh, our Chairman and CEO.

     Simultaneous with closing the merger we entered into a stock purchase agreement under which we sold 95% of the issued and outstanding common stock of Premier Sports Media and Entertainment Group to The DAR Group, Inc., an unaffiliated third party, in consideration for the forgiveness by The DAR Group of all of our indebtedness to The DAR Group of approximately $2.0 million and the assumption by The DAR Group of all of our liabilities as of the closing date of the stock purchase agreement.

GOVERNMENT REGULATION

     The transportation industry has been subject to legislative and regulatory changes that have affected the economics of the industry by requiring changes in operating practices or influencing the demand for, and cost of providing, transportation services. We cannot predict the effect, if any, that future legislative and regulatory changes may have on the transportation industry.

     We are subject to licensing and regulation as a transportation broker and are licensed by the U.S. Department of Transportation ("DOT"). In August 2002, Freight Rate, Inc. obtained a license from the DOT to engage in operations arranging or brokering transportation of freight (except household goods) by motor vehicle. Effective October 20, 2003 that license was transferred to Power2Ship, Inc. This DOT license remains effect so long as we maintain insurance coverage for the protection of the public as well as designation of our agents for service of process. We presently maintain insurance coverage in the amount of $250,000 for contingent cargo and $1,000,000 for contingent auto which we believe is sufficient for the protection of the public.

INTELLECTUAL PROPERTY

     To protect our proprietary rights, we rely generally on copyright, trademark and trade secret laws, confidentiality agreements with employees and third parties, and agreements with consultants, vendors and customers, although we have not signed such agreements in every case. Despite such protections, a third party could, without authorization, copy or otherwise obtain and use our intellectual property. We can give no assurance that our agreements with employees, consultants and others who participate in development activities will not be breached, or that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or independently developed by competitors.

     In June 2004 we filed a provisional patent application with the United States Patent and Trademark Office entitled System and Method for Managing Logistics and Revenue Logistics for the Transportation of Freight. We also have filed applications to register certain of our trademarks and service marks in the United States. In general, there can be no assurance that our efforts to protect our intellectual property rights through copyright, trademark and trade secret laws will be effective, if granted, or if granted that these protections will be sufficient so as to prevent misappropriation of our intellectual property. Our failure or inability to protect our proprietary rights could materially adversely affect our business, financial condition and results of operations.

EMPLOYEES


     As of November 30, 2004, we had approximately 27 full-time employees. None of our employees are subject to collective bargaining agreements, and we believe that we have satisfactory relationships with our employees.


PROPERTIES

     Our principal executive offices are located in approximately 10,545 square feet of commercial office space at Congress Corporate Plaza, 903 Clint Moore Road, Boca Raton, Florida. We lease these premises from an unaffiliated third party under a lease expiring in May 2007. This lease requires annual payments of base rent during fiscal years 2005 and 2006 of approximately $119,000 and $125,000, respectively, as well as approximately $50,000 per year for our proportionate share of operating costs for the premises. We have provided the landlord with a security deposit of approximately $27,700.

LEGAL PROCEEDINGS


     In January 2004, we were named as one of a number of defendants in a civil action filed in the U.S. District Court for the Southern District of New York titled Dale Sobek and Seema Bhagat vs. Joseph Quattrochi, Cardinal Capital Management, Inc., R&M Capital Partners, Inc., Power2Ship, Inc. and Madison Stock Transfer, Inc, case number 03CV10219. The lawsuit was filed by a stockholder of our company who purportedly acquired shares of our common stock from another of our stockholders in May 2002 and received additional shares as collateral from the selling stockholder. Following the transaction, the selling stockholder induced our transfer agent to issue it replacement shares for the shares of our common stock allegedly provided to the plaintiff as collateral. The plaintiffs alleged breach of contract and racketeering and were seeking punitive damages from all defendants of $5,000,000 and $750,000 for conversion by certain of the defendants, including our company. In March 2004 we filed a motion to dismiss all claims with prejudice and in December 2004 the court granted our motion and all counts of the complaint against us were dismissed.



     In April 2004, we obtained an order for provisional relief from the Supreme Court of the State of New York, County of Kings, against Flow Capital Advisors et al in the matter of Power2Ship, Inc. vs. Flow Capital Advisors, Inc., Douglas
F. Gass and Madison Stock Transfer, Inc. restraining Flow Capital from transferring or in any manner encumbering any securities of Power2Ship held by it. Flow Capital received 779,155 shares of our common stock and an option to purchase 200,000 shares of our common stock, in addition to other compensation, pursuant to two consulting agreements between Flow Capital and Power2Ship. In our complaint we alleged that the first consulting agreement represented a wrongful usurping of corporate opportunity by the principal shareholder of Flow Capital and that both consulting agreements were fraudulently obtained through material omissions and misrepresentations made prior to, and after, entering into the consulting agreements. Mr. Douglas F. Gass, a control person of Flow Capital Advisors, is a former member of our board of directors. In May 2004, we initiated an arbitration proceeding under the rules of the American Arbitration Association in Florida to resolve this dispute and discontinued our legal action in the Supreme Court of the State of New York. In July 2004, Mr. Gass and Flow Capital Advisors entered a motion in the Broward County, Florida 17th Judicial Circuit Court to stay the arbitration. We submitted our answer to the complaint and counterclaims to the court on August 12, 2004 and the court granted the motion to stay the arbitration. Following discussions between the parties and in recognition of the high costs in pursuing the litigation, in October 2004 we entered into a Standstill and Settlement Agreement wherein we agreed to include 200,000 shares of our common stock underlying options held by Flow Capital in the registration statement of which this prospectus is a part in full settlement of the litigation. Following the execution of the Standstill and Settlement Agreement, the litigation was dismissed with prejudice.

                                   MANAGEMENT

     The following table sets forth information on our executive officers and directors. All directors are elected at each annual meeting and serve for one year and until their successors are elected and qualify. Our officers serve at the pleasure of our board of directors.

Name                Age   Positions
Richard Hersh       62    Chief Executive Officer, Chairman of the Board of
                          Directors
Michael J. Darden   35    President and Director
Brett Kublin        44    Director


     RICHARD HERSH. Mr. Hersh has been Chairman and Chief Executive Officer of our company since March 2003 and served in the same capacities with Freight Rate, Inc. from August 2001 until March 2003. Mr. Hersh served as Chief Operating Officer of Freight Rate, Inc. from 1998 until being elected CEO and Chairman in April 2001. Prior to joining Freight Rate, Inc., he held several management positions including Operations Manager of Express Web, Inc., Chief Executive Officer of TRW, Inc. a start-up recycling company, Vice President of Operations for Book Warehouse, a discount bookstore chain, and Director of Operations for Dollar Time. Also, Mr. Hersh founded and was Chief Executive Officer of Helyn Brown's, a retailer of women's apparel with stores in Florida and Louisiana, which he sold after approximately 16 years.

     MICHAEL J. DARDEN. Mr. Darden has served as our president since April 2003 and a member of our board of directors since June 2003. From June 2002 until April 2003, Mr. Darden provided us with various consulting services in the areas of strategic planning, operations and logistics. From 1997 until June 2002, he was president of Darden Distribution & Warehouse Consulting, Inc., a company he founded which designed, developed, implemented and managed warehouse management systems, fulfillment and distribution systems, automated order entry systems and shipping manifest systems for several clients, as well as establishing and managing its own warehousing, manufacturing and distribution operations.

     BRETT KUBLIN. Mr. Kublin has been a member of our Board of Directors since January 2004. Since 1982 Mr. Kublin has been Vice President of Simco Recycling Corporation, a Florida corporation engaged in collecting, sorting, bailing and shipping various types of recyclable items.

     All directors are elected at each annual meeting and serve for one year and until their successors are elected and qualified. Our officers serve at the pleasure of our board of directors.

KEY EMPLOYEES

     JOHN URBANOWICZ. Mr. Urbanowicz, 47, has served as our Vice President of Information Technology since January 2003. From June 2002 until January 2003, he provided us with various consulting services in the areas of technology, logistics and operations. During the approximately 20 years prior to joining our company, Mr. Urbanowicz was involved predominantly in the logistics and distribution fields as a distribution manager, general manager, information technology manager and, most recently, as a software and business consultant. From January 2002 until April 2002 Mr. Urbanowicz was Director Application Development for Independent Read360Network, Inc. where he was responsible for application design and development for content delivery to Palm and wireless devices through radio frequency (RF) and infrared radiation (IR) connectivity. From August 2000 until December 2001 he served as Vice President of Information Technology at Healthtrac Corporation where he was responsible for product definition and development of an online health portal and a health risk assessment tool including content management capability, and from April 1999 until June 2000 Mr. Urbanowicz was Vice President of Information Technology for Furkon, Inc. where he was responsible for overseeing day to day business operations along with overseeing in excess of 40 developers in design, testing and implementation of multi-tier browser based application using Java and Oracle.

     ARNOLD J. WERTHER. Mr. Werther, 48, has been employed by us since March 2004, serving as Director of Sales until August 2004 when he was appointed Vice President of Sales and Operations. From June 2003 until January 2004 Mr. Werther was Vice President Supply & Logistics Transportation for The Great Atlantic & Pacific Teach Company, Inc. (NYSE: GAP) where he was responsible for all logistics and transportation for the U.S. operations of that company. From July 2001 until March 2003 he was an Account Executive, America, for MARC Global, a Virginia-based company that is a provider of supply chain execution software and services, where he was responsible for new sales with U.S. third party logistics providers. From April 2000 to July 2001 Mr. Werther was a Strategic Account Executive with EXE Technologies, Inc., a Texas-based provider of fulfillment, warehousing and distribution software for e-commerce and traditional distribution channels. At EXE Technologies Mr. Werther was responsible for both new and existing business development. From 1999 until April 2000 Mr. Werther was Director of Distribution Operations for AEP Industries, Inc., a New Jersey-based worldwide manufacturer of plastic packaging films where he was responsible for directing all logistics functions, including customer service and inventory control operations at all seven domestic manufacturing plan locations and outside distribution centers. From 1997 to 1999 Mr. Werther was General Manger, Northeast Region, for National Distribution Centers, a New Jersey-based nationwide provider of third party logistics services where he was responsible for all aspects of regional sales and operations for 10 sites in the northeastern U.S. Mr. Werther received a B.S. Commerce from Rider University, a Physical Distribution and Transportation Management Degree from the Academy of Advanced Traffic in New York and participated in the Logistics Management Executive Development Program at Michigan State University.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our Board of Directors has not established any committees, including an Audit Committee or a Nominating Committee. The functions of those committees are being undertaken by the entire board as a whole. No member of our board is a financial expert. As we expand our board in the future we will seek to add one or more members who independent directors and financial experts.

CODE OF ETHICS

     We have adopted a Code of Ethics and Business Conduct to provide guiding principles to our principal executive officer, principal financial officer, and principal accounting officer or controller of our company in the performance of their duties. Our Code of Ethics and Business Conduct also strongly recommends that all directors and employees of our company comply with the code in the performance of their duties. Our Code of Ethics and Business Conduct provides that the basic principle that governs all of our officers, directors and employees is that our business should be carried on with loyalty to the interest of our stockholders, customers, suppliers, fellow employees, strategic partners and other business associates. We believe that the philosophy and operating style of our management are essential to the establishment of a proper corporate environment for the conduct of our business.

     Generally, our Code of Ethics and Business Conduct provides guidelines regarding:

     *     conflicts of interest,
     *     financial reporting responsibilities,
     *     insider trading,
     *     inappropriate and irregular conduct,
     *     political contributions, and
     *     compliance with laws.

                             EXECUTIVE COMPENSATION

     The table below sets forth all cash compensation paid to our executive officers for services they rendered to us in all capacities during the fiscal years presented.



Summary Compensation Table

                                Annual     Compensation            Long-Term       Compensation
                                ------     ------------            ---------       ------------
Name and Principal     Fiscal                       Other Annual   Restricted  Securities Underlying  All Other
------------------     ------                       ------------   ----------  ---------------------  ---------
Position               Year     Salary     Bonus    Compensation   Stock Awards   Options SAR (#)   Compensation
---------------------  ----  ------------  ------  --------------  -------------  ---------------   -------------
Richard Hersh,         2004   $164,713 (1)   $0          $0             $0              0                $0
Chief Executive        2003   $ 59,347       $0          $0             $0              0             $135,000 (2)
Officer                2002   $ 35,192       $0          $0             $0              0                $0

Michael J. Darden,     2004   $148,319     $1,083      $19,200          $0              0                $0
President              2003   $ 14,450     $7,500      $50,725          $0          1,888,999            $0
                       2002       -           -           -              -              -                 -

Gregory Ricca,         2004       -           -           -              -              -                 -
Former Chief           2003       -           -           -              -              -                 -
Executive Officer (3)  2002      $0          $0        $37,500 (4)       -              -                 -

(1)     Includes $44,713 in accrued salary that remains unpaid as of the date of this prospectus.

(2)     On March 10, 2003, we issued Mr. Hersh a convertible promissory note in the amount of $135,000 in exchange for his forgiveness of $147,520 of accrued salary. The interest rate of the note is 8% per annum and it has a maturity date of June 30, 2006. The outstanding principal balance of the note may be converted at any time into shares of our common stock at a conversion price equal to the lesser of (a) $1.51 per share, or (b) 50% of the average of the closing bid price of the common stock for the five trading days immediately preceding the date of conversion, but not less than $0.75 per share.

(3)     Mr. Ricca served as our CEO from December 19, 2001 until March 5, 2003.

(4)     In fiscal 2002, we issued Mr. Ricca 30,000 shares of our common stock, with a fair market value of

                        OPTION GRANTS IN LAST FISCAL YEAR

     There were no options granted to our executive officers during fiscal year 2004.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                       NO. OF SECURITIES
                                       UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                       OPTIONS AT                  IN-THE-MONEY OPTIONS AT
                    SHARES             JUNE 30, 2004               JUNE 30, 2004(1)
                   ACQUIRED            -------------               ----------------
                      ON      VALUE
NAME               EXERCISE  REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------  --------  --------  -----------  -------------  -----------  -------------
Richard Hersh             0       n/a    3,621,761        500,000            0              0
Michael J. Darden         0       n/a    1,738,998        150,000            0              0
Brett Kublin              0       n/a      264,833              0            0              0

(1)     Based upon the closing bid price of our common stock as reported on the OTC Bulletin
Board on June 30, 2004 of $0.42.

DIRECTOR'S COMPENSATION

     We do not have any standard arrangements with members of our board of directors which provide them with compensation for any services provided as a director. In August 2003 at the sole discretion of the board of directors we issued Mr. Douglass Gass, who was then a member of our board of directors, 50,000 shares of our common stock which was valued at $31,500 as compensation for services rendered by him. In the future, our board of directors, in its sole discretion, may determine to provide compensation to our independent, non-employee directors for their services on our board. We are unable at this time to estimate the amount of such compensation.

EMPLOYMENT AGREEMENTS

     Effective January 1, 2003, we entered into a five-year employment agreement with Richard Hersh to serve as our CEO. Under the terms of this agreement, at such time as we have received funding of at least $2 million or are reporting cash flow of at least $250,000 per month, Mr. Hersh will receive a base salary of not less than $150,000 for the first year of the agreement, with annual increases of at least 20% per year to be negotiated on each anniversary of the commencement date of the agreement. Until such time as we had received the funding Mr. Hersh was to receive a minimum of 75% of his base salary. He began receiving his minimum salary in 2003 and his base salary was increased to $180,000 on January 1, 2004. He had accrued salary of $44,713 as of the end of fiscal year 2004.

     Mr. Hersh is eligible to receive a performance-based bonus based on 1% of our earnings before interest, taxes, depreciation and amortization (EBITDA) during each fiscal year but has not earned any performance-based bonuses. Mr. Hersh is also entitled to participate in all benefits we offer our senior executives as well as a monthly car allowance of $600. Under the terms of the agreement we granted Mr. Hersh options to purchase 750,000 shares of our common stock under our Stock Incentive Plan, with an exercise price of $0.50 per share, of which 250,000 shares have vested and the remaining 500,000 shares vest one-half on January 1, 2005 and the balance on January 1, 2006. The term of employment is automatically renewed for successive one year terms beginning on the five-year anniversary of the agreement, unless previously the agreement has been terminated according to its termination provisions or if either we or Mr. Hersh elect to terminate the agreement by written notice at least 90 days prior to the expiration of the then-current term of employment.

     Mr. Hersh is subject to customary non-competition and non-disclosure restrictions. The agreement terminates upon his death or disability, or may be terminated with or without cause by us, or by Mr. Hersh with good reason. In the event of a termination upon Mr. Hersh's death or disability, termination for cause as defined in the employment agreement or resignation without reason, we are obligated to pay his salary and benefits through the date of termination.
In the event we should terminate Mr. Hersh without cause, we must pay him all compensation that he would have been otherwise entitled to through the end of the term of the agreement in a lump sum within 10 days of the date of termination. If we should terminate Mr. Hersh within one year of a "change of control" of our company as defined in the employment agreement, we are obligated to pay him his base salary through the date of termination, including all benefits and any performance bonus which he may have earned through the date of termination together with severance equal to two times his then current base salary and the vesting of all then unvested stock options will accelerate.

     Effective April 15, 2003, we entered into a four-year employment agreement with Michael J. Darden to serve as our President Under the terms of this agreement, at such time as we have received funding of at least $2 million or are reporting cash flow of at least $250,000 per month, Mr. Darden will receive a base salary of not less than $150,000 for the first year of the agreement, with annual increases of at least 15% per year to be negotiated on each anniversary of the commencement date of the agreement. Until such time as we had received the funding Mr. Darden was to receive a minimum of 75% of his base salary. He began receiving his minimum salary in April 2003. His base salary was increased to $172,500 on April 15, 2004.

     Mr. Darden is eligible to receive a performance-based bonus based on 1% of our earnings before EBITDA during each fiscal year but has not earned any performance-based bonuses. Mr. Darden is also entitled to participate in all benefits we offer our senior executives as well as a monthly car allowance of $600. Under the terms of the agreement we granted Mr. Darden options to purchase 300,000 shares of our common stock under our Stock Incentive Plan, with an exercise price of $1.01 per share, of which 150,000 shares have vested and the remaining 150,000 shares vest on April 15, 2005. The term of employment is automatically renewed for successive one year terms beginning on the five-year anniversary of the agreement, unless previously the agreement has been terminated according to its termination provisions or if either we or Mr. Darden elect to terminate the agreement by written notice at least 90 days prior to the expiration of the then-current term of employment.

     Mr. Darden is subject to customary non-competition and non-disclosure restrictions. The agreement terminates upon his death or disability, or may be terminated with or without cause by us, or by Mr. Darden with good reason. In the event of a termination upon Mr. Darden's death or disability, termination for cause as defined in the employment agreement or resignation without reason, we are obligated to pay his salary and benefits through the date of termination. In the event we should terminate Mr. Darden without cause, we must pay him all compensation that he would have been otherwise entitled to through the end of the term of the agreement in a lump sum within 10 days of the date of termination. If we should terminate Mr. Darden within one year of a "change of control" of our company as defined in the employment agreement, we are obligated to pay him his base salary through the date of termination, including all benefits and any performance bonus which he may have earned through the date of termination together with severance equal to two times his then current base salary and the vesting of all then unvested stock options will accelerate.

     Effective January 1, 2003, we entered into a four-year employment agreement with John Urbanowicz to serve as our Vice President of Technology and Information. Under the terms of this agreement, at such time as we have received funding of at least $2 million or are reporting cash flow of at least $250,000 per month, Mr. Urbanowicz will receive a base salary of not less than $125,000 for the first year of the agreement, with annual increases of at least 10% per year to be negotiated on each anniversary of the commencement date of the agreement. Until such time as we had received the funding Mr. Urbanowicz was to receive a minimum of 70% of his base salary. He began receiving his minimum salary in January 2003. His base salary was increased to $137,500 on January 1, 2004.

     Mr. Urbanowicz is eligible to receive a performance-based bonus as determined by our board of directors but has not earned any performance-based bonuses. Mr. Urbanowicz is also entitled to participate in all benefits we offer our senior executives. Under the terms of the agreement we granted Mr. Urbanowicz options to purchase 993,124 shares of our common stock under our Stock Incentive Plan, with an exercise price of $.38 per share, which have vested. The term of employment is automatically renewed for successive one year terms beginning on the four-year anniversary of the agreement, unless previously the agreement has been terminated according to its termination provisions or if either we or Mr. Urbanowicz elect to terminate the agreement by written notice at least 90 days prior to the expiration of the then-current term of employment.

     Mr. Urbanowicz is subject to customary non-competition and non-disclosure restrictions. The agreement terminates upon his death or disability, or may be terminated with or without cause by us, or by Mr. Urbanowicz with good reason. In the event of a termination upon Mr. Urbanowicz's death or disability, termination for cause as defined in the employment agreement or resignation without reason, we are obligated to pay his salary and benefits through the date of termination. In the event we should terminate Mr. Urbanowicz without cause, we must pay him all compensation that he would have been otherwise entitled to through the end of the term of the agreement in a lump sum within 10 days of the date of termination. If we should terminate Mr. Urbanowicz within one year of a "change of control" of our company as defined in the employment agreement, we are obligated to pay him his base salary through the date of termination, including all benefits and any performance bonus which he may have earned through the date of termination together with severance equal to two times his then current base salary and the vesting of all then unvested stock options will accelerate.

2001 EMPLOYEE STOCK COMPENSATION PLAN

     In January 2001, we adopted our 2001 Employee Stock Compensation Plan. The plan is intended to further the growth and advance the best interests of our company, by supporting and increasing our ability to attract, retain and compensate persons of experience and ability and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of Power2Ship. The plan provides for stock compensation through the award of shares of our common stock.

     The board of directors may appoint a Compensation Committee of the board of directors to administer the plan. In the absence of such appointment, our board of directors is responsible for the administration of this plan. To date, our board has not appointed a Compensation Committee to administer the plan. The board of directors has the sole power to award shares of common stock under the plan, as well as determining those eligible to receive an award of plan shares. Awards of shares under the plan may be made as compensation for services rendered, directly or in lieu of other compensation payable, as a bonus in recognition of past service or performance or may be sold to an employee.


     The maximum number of shares which may be awarded under the plan is 5,000,000. At November 30, 2004, we have granted 3,681,000 shares under the plan. However, no award can be issued that would bring the total of all outstanding awards under the plan to more than 20% of the total number of shares of our common stock at the time outstanding. Awards may generally be granted to:


     * executive officers, officers and directors (including advisory and other special directors) of Power2Ship;

     *     full-time and part-time employees of our company;

     *      natural persons engaged by us as a consultant, advisor or agent; and

     * a lawyer, law firm, accountant or accounting firm, or other professional or professional firm engaged by us.

     Grants to employees may be made for cash, property, services rendered or other form of payment constituting lawful consideration under applicable law. Shares awarded other than for services rendered may not be sold at less than the fair value of our common stock on the date of grant.

     The plan will terminate on the tenth anniversary of its effective date, unless terminated earlier by the board of directors or unless extended by the board of directors, after which time no incentive award grants can be authorized under the plan. The board of directors has absolute discretion to amend the plan, however, the board has no authority to extend the term of the plan, to increase the number of shares subject to award under the plan or to amend the definition of "Employee" under the plan.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

     As authorized by the Nevada Revised Statutes, our articles of incorporation provide that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability for:

     - any breach of the director's duty of loyalty to our company or its stockholders;
     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     - unlawful payments of dividends or unlawful stock redemptions or repurchases; and
     - any transaction from which the director derived an improper personal benefit.

     This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws. Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

     Our articles of incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Nevada law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons according to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 2003, we granted 30,000 shares of our common stock to Mr. Darden, our president, as compensation for services rendered by him which we valued at $23,700. In August 2003, we issued 50,000 shares of our common stock to Mr. Douglas Gass, who was then a member of our board of directors, as compensation for services rendered by him which we valued at $31,500. In January 2004, we issued 25,000 shares of our common stock to Mr. Gass, a former member of our board of directors, as compensation for services rendered by him which we valued at $10,625. In April 2004, we issued 25,000 shares of our common stock to Mr. Urbanowicz, our Vice President of Information Technology, as compensation for services rendered by him which we valued at $9,500. All of the foregoing were issued pursuant to our 2001 Employee Stock Compensation Plan.

     On March 10, 2003, we entered into a two-year consulting agreement with Flow Capital Advisors, Inc., a corporate financial advisory firm of which Mr. Douglas Gass, a former member of our board of directors, is president to advise us in our funding and public relations activities.

     On March 10, 2003, we issued Mr. Hersh, our CEO, a convertible promissory note in the amount of $135,000 in exchange for his forgiveness $147,520 of accrued salary. The interest rate of the note is 8% per annum and it has a maturity date of June 30, 2006. The outstanding principal balance of the note may be converted at any time into shares of our common stock at a conversion price equal to the lesser of (a) $1.51 per share, or (b) 50% of the average of the closing bid price of the common stock for the five trading days immediately preceding the date of conversion, but not less than $0.75 per share. On September 28, 2003, we forgave a $20,000 short-term note from Mr. Hersh by reducing the outstanding balance of the convertible promissory note to $115,000.

     On March 10, 2003, we issued a convertible promissory note in the principal amount of $125,000 to Mr. Michael Garnick, one of our principal stockholders, which bore interest at the rate of 5% per annum and it had a maturity date of April 10, 2004. We had used the funds for working capital. The holder of the note had the right to convert the outstanding principal balance of the note and interest accrued thereon into shares of our common stock at a conversion price of $0.40 per share. On June 5, 2003, we borrowed an additional $100,000 from this stockholder, and we issued the lender a new convertible promissory note in the principal amount of $225,000. The new note bears interest of 5% per annum, has a maturity date of December 5, 2003 and has the same conversion provision as provided for in the original note. Subsequent to its issuance, this conversion provision in the new note was amended to change the conversion price to $0.79 per share which equaled the closing market price of our common stock on the issue date. We used these additional funds for working capital $100,000 of the principal amount of note was repaid on July 22, 2003. We have also granted the note holder warrants to purchase 75,000 shares of common stock at a price of $0.79 per share which expired on June 5, 2004. These warrants were valued at $16,650 and recorded as interest expense. Further, the new note has a prepayment provision requiring certain amounts of principal and interest accrued thereon to be repaid upon our receipt of capital in excess of specified amounts during each month of the term of the note. On August 9, 2003, the stockholder agreed to cancel the prepayment provision of the note in consideration for 125,000 shares of our common stock valued at $72,500. On September 18, 2003, the stockholder purchased 25,800 shares of our Series B preferred stock valued at $129,000 and paid for it by forgiving the $125,000 outstanding balance on the convertible note and accrued interest thereon.

     On March 6, 2003, we issued a convertible promissory note in the amount of $175,000 to an unaffiliated stockholder. The interest rate of the note is 8% per annum and it has a maturity date of June 30, 2006. The holder of the note has the right to convert the outstanding principal balance of the note into shares of our common stock at a conversion price equal to the lesser of (i) $1.51 per share, or (ii) 50% of the average of the closing bid price of the common stock for the five trading days immediately preceding the date of conversion, but not less than $0.25 per share.

     In November 2002, Freight Rate lent Mr. Richard Hersh, our CEO, $20,000 under the terms of a short-term demand note bearing interest at the rate of 6% per annum. This transaction occurred prior to the reverse merger when Freight Rate was a private company. The note, including interest, has been paid in full.

     At May 31, 2002, Freight Rate owed its former Chairman, $83,733 relating to services performed under a consulting agreement which was cancelled on March 15, 2001. On March 6, 2003, the indebtedness was forgiven and converted to fully vested options to purchase 221,755 shares of our common stock at an exercise price of $0.38 per share, resulting in a gain of $79,304. In March 2002, we repurchased 50,000 shares of our common stock owned by Freight Rate's former Chairman for aggregate consideration of $25,000. We issued him a non-interest bearing note that was paid in full by May 2003.

     From August 1, 2001 through May 31, 2003, we shared office facilities leased by a company owned by Freight Rate's former Chairman. The amount paid for rent for the year ended May 31, 2003 was $26,712 and for the year ended December 31, 2002 it was $21,783.

     Previously, Messrs. Hersh, Darden and Urbanowicz, officers and directors or key employees of our company, each individually owned a 10% interest in all of our intellectual property, including certain trademarks, service marks and patent rights to our ASP software. In July and August 2004 we acquired this 30% interest from Messrs. Hersh, Darden and Urbanowicz in exchange for an aggregate of 600,000 shares of our common stock, valued at $226,000, pursuant to the terms of Intellectual Property Assignment Agreements. The agreement with Mr. Hersh was executed on July 19, 2004, the agreement with Mr. Urbanowicz was executed on July 21, 2004 and the agreement with Mr. Darden was executed on August 26, 2004. We valued the shares to be issued to each of Messrs. Hersh, Urbanowicz and Darden using the closing price of our common stock on those dates as reported on the OTCBB, which were $0.38, $0.37 and $0.38 per share, respectively. While all rights to the intellectual property have now been assigned to our company by each of Messrs. Hersh, Darden and Urbanowicz, under the terms of these agreements at the request of the recipients we agreed to defer the issuance of the shares of our common stock until January 4, 2005.
This intangible asset was valued at $226,000 and is being amortized over its estimated useful life of two years from the effective dates of the Intellectual Property Assignment Agreements. We recorded amortization expense of $18,834 for the first quarter of fiscal year 2005.

     Messrs. Hersh and Darden are two of the three members of our board of directors. In our discussions with Messrs. Hersh, Darden and Urbanowicz leading up to the signing of the agreement, we analyzed our business in an attempt to reach a fair value of the intellectual property rights we wished to acquire. As a result of this analysis, we believe that the value of our business is based primarily on our unique intellectual property, including but not limited our trade marks, service marks and ASP software. Our board of directors determined that the value of our company, based upon our market capitalization as calculated using the average closing price of our common stock for the 30 trading days preceding the agreement to acquire the intellectual property rights, was $15 million. In determining the ultimate purchase price of the intellectual property rights, we established an arbitrary amount of $226,000, which represented approximately 1.5% of our market capitalization. We believe that this amount is fair to our stockholders and reasonable consideration to be paid to Messrs. Hersh, Darden and Urbanowicz for the rights we acquired.

     Before deciding to use a market capitalization valuation method, alternative valuation methods were considered by our board of directors, but upon analysis were deemed to be inappropriate. Our board of directors considered a valuation based on book value, but determined that book value was not meaningful since we have a negative book value. Our board of directors considered a valuation based on discounted cash flow, but deemed this basis to be unreliable since it requires numerous assumptions, including our projected cash flows, which are difficult to make with any degree of confidence at our current stage of development. Finally, our board of directors considered a valuation based on comparable company analysis, but determined it would not be possible since we are unaware of any comparable companies.

     In October 2004 we entered into a consulting agreement with Michael Garnick, an attorney and a principal shareholder of our company, to provide business advisory services to us for a period of one year. We issued Mr. Garnick 150,000 shares valued at $55,500 which will be recorded as consulting expense.

                             PRINCIPAL STOCKHOLDERS

     At November 30, 2004, there were 39,651,289 shares of our common stock and 87,000 shares of our Series Y Convertible Preferred Stock issued and outstanding. Our common stock and Series Y Convertible Preferred Stock are our only classes of our voting securities. The following table sets forth, as of November 30, 2004, information known to us relating to the beneficial ownership of these shares by:


     - each person who is the beneficial owner of more than 5% of the outstanding shares of the class of stock;
     -     each director;
     -     each executive officer; and
     -     all executive officers and directors as a group.


      Unless otherwise indicated, the business address of each person listed is in care of 903 Clint Moore Road, Boca Raton, Florida 33487. We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from November 30, 2004 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of November 30, 2004, have been exercised or converted.




Name of                                         Amount and Nature of   Percentage     Percent of
Beneficial Owner                                Beneficial Ownership    of Class   Voting Control (1)
----------------                               -----------------------  ---------  ------------------

Common Stock
------------

Richard Hersh(2)                                   4,383,662             10.0%               35.5%
Michael J. Darden (3)                              1,738,998              4.2%                3.0%
Brett Kublin (4)                                     264,834              *                   *
All officers and directors
  as a group (three
persons)(2)(3)(4)                                  6,387,494             13.9%               37.6%
Michael Garnick (5)                                4,110,667             10.2%                7.1%

Series Y Convertible Preferred Stock
------------------------------------

Richard Hersh(2)                                      87,000              100%               35.5%
Michael J. Darden (3)                                      0                -                 3.0%
Brett Kublin (4)                                           0                -                   *
All officers and directors as a
   group (three persons)(2)(3)(4)                     87,000              100%               37.6%

*      represents less than 1%


(1) Percentage of Voting Control is based upon the number of issued and outstanding shares of our common stock and shares of our Series Y Convertible Preferred Stock at November 30, 2004. At November 30, 2004 the holders of our outstanding shares of common stock and Series Y Convertible Preferred Stock were entitled to an aggregate of 57,051,289 votes at any meeting of our stockholders, which includes 39,651,289 votes attributable to the outstanding shares of common stock and 17,400,000 votes attributable to the outstanding shares of Series Y Convertible Preferred Stock. Each share of Series Y Convertible Preferred Stock entitles the holder to 200 votes at any meeting of our stockholders and such shares will vote together with our common stockholders.


(2) Includes 4,121,761 shares of our common stock issuable upon the exercise of options at an exercise price of $0.38 per share and 153,333 shares of our common stock issuable upon the conversion of a promissory note in the principal amount of $115,000 based upon a conversion price of $0.75 per share.

(3) Includes 1,738,998 shares of common stock issuable upon the exercise of options at exercise prices ranging from $0.38 to $1.01 per share.

(4) Includes 264,834 shares of common stock issuable upon the exercise of options at an exercise price of $0.38 per share.

(5) Mr. Garnick's address is 1590 Stockton Road, Meadowbrook, PA 19046. The amount beneficially owned excludes an additional 150,000 shares of our common stock which were issued to Mr. Garnick in October 2004. See "Certain Relationships and Related Transactions" earlier in this prospectus.

                            DESCRIPTION OF SECURITIES


     Our authorized capital stock consists of 250,000,000 shares of common stock, $.001 par value per share, and 1,000,000 shares of preferred stock, par value $.01 per share, of which 200,000 shares have been designated as Series B Convertible Preferred Stock, 20,000 shares have been designated as Series C Convertible Preferred Stock and 87,000 shares have been designated as Series Y Convertible Preferred Stock. The remaining 693,000 shares of our preferred stock remain without designation. As of November 30, 2004, there are 39,651,289 shares of common stock, 168,200 shares of Series B Convertible Preferred Stock, 10,832 shares of Series C Convertible Preferred Stock and 87,000 shares of Series Y Convertible Preferred Stock issued and outstanding.


COMMON STOCK

     Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any series of preferred stock, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

     Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

PREFERRED STOCK

     Our board of directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding.

     The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and issuance of preferred stock may delay, defer or prevent a change in our control.

SERIES B CONVERTIBLE PREFERRED STOCK

     In June 2003, our board of directors created a series of 200,000 shares of our preferred stock and designated that series as Series B Convertible Preferred Stock. The designations, rights and preferences of the Series B Convertible Preferred Stock include:

     *    it has a stated value of $5.00 per share;

     * it pays a 10% per annum cumulative dividend, in arrears, commencing on June 30, 2004. The dividend is payable in cash or shares of our common stock, valued at the average closing price for the 10 trading days immediately preceding the date of the dividend, at our option;

     * the shares ranks (i) senior to our Series Y Convertible Preferred Stock; (ii) junior to any other class or series of our capital stock hereafter created specifically ranking by its terms senior to the Series B Preferred Stock, (iii) prior to our common stock; and (iii) prior to any other series of preferred stock or any class or series of capital stock of the corporation hereafter created not specifically ranking by its terms senior to or on parity with the Series B Preferred Stock, in each case as to the distribution of assets upon liquidation, dissolution or winding up of Power2Ship;

     * the shares have no voting rights, other than as provided under the laws of the State of Nevada;

     * each share is convertible at the holder's option, subject to certain limits, at the conversion rate of $0.25 per share, subject to adjustment in the event of stock splits or recapitalizations;

     * each share is convertible at our option at $0.25 per share in the event of a merger or acquisition in which we are not the surviving corporation, a change of control involving 50% or more of our voting shares, or after one year if the average closing price of our common stock for any 10 consecutive trading days exceeds $2.00 per share; and

     *    the shares are not redeemable by us.

SERIES C CONVERTIBLE PREFERRED STOCK

     In June 2003, our board of directors also created a series of 20,000 shares of our preferred stock and designated that series as Series C Convertible Preferred Stock. The designations, rights and preferences of the Series C Convertible Preferred Stock include:

     *    it has a stated value of $30.00 per share;

     *    it does not pay any dividends;

     * the shares ranks (i) senior to our Series Y Convertible Preferred Stock and pari passu with our Series B Convertible Preferred Stock;
          (ii) pari passau with any other class or series of our capital stock hereafter created and not specifically ranking by its terms senior to the Series C Preferred Stock, and (iii) prior to our common stock and to any other series of preferred stock or any class or series of capital stock of the corporation hereafter created not specifically ranking by its terms senior to or on parity with the Series C Preferred Stock, in each case as to the distribution of assets upon liquidation, dissolution or winding up of Power2Ship;

     * the shares have no voting rights, other than as provided under the laws of the State of Nevada;

     * each share is convertible at the holder's option, subject to certain limits, at the conversion rate of $0.30 per share, subject to adjustment in the event of stock splits or recapitalizations;

     * each share is convertible at our option at $0.30 per share in the event of a merger or acquisition in which we are not the surviving corporation, a change of control involving 50% or more of our voting shares, or after one year if the average closing price of our common stock for any 10 consecutive trading days exceeds $2.00 per share; and

     *    the shares are not redeemable by us.

SERIES Y CONVERTIBLE PREFERRED STOCK

     In March 2003 our board of directors created a series of 87,000 shares of our preferred stock and designated that series as Series Y Convertible Preferred Stock. The designations, rights and preferences of the Series Y Convertible Preferred Stock include:

     *    it has a stated value of $0.01 per share;

     *    it does not pay any dividends;

     * the shares ranks (i) junior to any other class or series of our capital stock hereafter created specifically ranking by its terms senior to the Series Y Preferred Stock, (ii) prior to our common stock; and (iii) prior to any other series of preferred stock or any class or series of capital stock of the corporation hereafter created not specifically ranking by its terms senior to or on parity with the Series Y Preferred Stock, in each case as to the distribution of assets upon liquidation, dissolution or winding up of Power2Ship;

     * in addition to any voting rights provided under the laws of the State of Nevada, the Series Y Preferred Stock votes together with the common stock on all actions to be voted on by our stockholders and each share of Series Y Preferred Stock shall entitles the record holder thereof to 200 votes on each such action;

     * each share is convertible into 2.66065 share of common stock, subject to adjustment in the event of stock splits or recapitalizations; and

     *    the shares are not redeemable by us.

OPTIONS


     At November 30, 2004, we had outstanding options which have been granted outside our 2001 Employee Stock Compensation Plan entitling the holders thereof to purchase 14,718,752 shares of common stock at prices ranging from $.31 to $1.01 per share. These options generally provide that the number of shares of our common stock issuable upon the exercise of the option as well as the exercise price of the option are subject to adjustment in the event of mergers, reorganization, recapitalization, reclassification, combination of shares, stock splits and dividends.


WARRANTS


     At November 30, 2004, we had outstanding warrants to purchase 8,204,552 shares of common stock at prices ranging from $.38 to $2.00 per share. These warrants generally provide that the number of shares of our common stock issuable upon the exercise of the option as well as the exercise price of the option are subject to adjustment in the event of mergers, reorganization, recapitalization, reclassification, combination of shares, stock splits and dividends.


TRANSFER AGENT

     Our transfer agent is Madison Stock Transfer, Inc., 1688 East 16th Street, Brooklyn, New York 11229, and its telephone number is (718) 627-6341.

                            SELLING SECURITY HOLDERS

     This prospectus relates to periodic offers and sales of up to 37,255,884 shares of common stock by the selling security holders listed below and their pledgees, donees and other successors in interest, which includes:

     *    9,090,508 shares of our common stock presently issued or issuable,

     * 4,700,193 shares of our common stock issuable upon the conversion of $1,747,000 principal amount 14.25% secured convertible debentures based upon a conversion price of $0.3717 at October 29, 2004,

     * 10,600,000 shares of our common stock issuable upon the conversion of $2,000,000 principal amount of Series B 5% secured convertible debentures,

     * 3,826,758 shares of our common stock underlying outstanding options and warrants,

     * 853,333 shares of our common stock issuable upon the conversion of outstanding notes in the principal amount of $290,000 and.

     *    8,185,092 shares of our common stock underlying the $3 million SEDA
          Shares.

14.25% SECURED CONVERTIBLE DEBENTURES

     In March and April 2004, we issued $1,747,000 of our 14.25% secured convertible debentures to 35 accredited investors in a private transaction exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(20 and Rule 506 of Regulation D. The principal amount of the 14.25% secured convertible debentures is with a first priority lien on all of our tangible and intangible assets, subject to automatic subordination to most traditional asset-based loans. The interest on these debentures is secured with the proceeds of an account established for the benefit of the debenture holders with Newbridge Securities Corporation that has been funded with one six-month interest payment or approximately $125,000. The debentures mature on December 31, 2006, and pay interest of 14.25% per annum payable semi-annually in arrears on June 30 and December 31. The debentures may be converted by the holders at any time into shares of our common stock at a conversion price equal to the lesser of $.80 per share or 90% of the average closing bid price of our common stock for the 10 trading days immediately preceding the date that a registration statement registering the shares of common stock underlying the debentures becomes effective. We have included the shares issuable upon the conversion of the 14.25% secured convertible debentures in the registration statement of which this prospectus is a part. The 14.25% secured convertible debentures will automatically convert into shares of our common stock, providing that we are not in default with any provision of the debenture and the shares underlying the debentures have been registered, if the closing bid price of our common stock for the 20 trading days prior to conversion has been equal to at least 150% of the conversion price as described above. We may redeem the debentures, with 15 days notice at any time, by paying a premium of up to 20% of their original purchase price in a combination of cash and common stock.

     The shares issuable upon the conversion or redemption of the 14.25% secured convertible debentures are subject to adjustment in the event of stock splits and combinations, reclassifications and dividends.

     In addition, we issued 131,025 shares of our common stock valued at $55,031 to the debenture holders that we have accounted for as additional interest costs. These shares were issued pursuant to the registration rights agreement with the debenture holders as a late filing penalty for not filing the registration statement of which this prospectus is a party by July 31, 2004.

     Newbridge Securities Corporation acted as placement agent for us in this transaction. As compensation for its services, we paid Newbridge Securities Corporation a cash commission of $227,110 and issued Newbridge Securities Corporation warrants to purchase an aggregate of 1,091,875 hares of our common stock, of which warrants to purchase 218,375 shares of our common stock are exercisable at the lesser of $0.80 per share or 90% of the average closing bid price of our common stock for the 10 trading days immediately preceding the date the registration statement of which this prospectus is a part is declared effective by the SEC and warrants to purchase the remaining 873,500 shares are exercisable at $0.45 per share.

SERIES B 5% SECURED CONVERTIBLE DEBENTURES

     On June 28, 2004, we entered into a securities purchase agreement with Cornell Capital Partners, LP for the issuance and sale of $2,000,000 in Series B 5% secured convertible debentures maturing on the second anniversary of their issue dates. In conjunction with the purchase agreement, we also entered into a Standby Equity Distribution Agreement which is described below. We received $1,000,000, less $125,000 in transaction fees, in funding on June 29, 2004, and the remaining $1,000,000, less $100,000 in transaction fees, on September 10, 2004. These funds are being used for general corporate and working capital purposes and to expand our advertising and marketing campaigns.

     The debentures are convertible at the option of the holder at a conversion price equal to the lesser of:

     * $0.456 per share, representing 120% of the closing bid price of our common stock as quoted by Bloomberg, LP on June 28, 2004 in the case of the first $1,000,000 of Series B 5% secured convertible debentures and 120% of the closing bid price of our common stock as quoted by Bloomberg, LP on the date of closing the second $1,000,000 of Series B 5% secured convertible debentures, or

     * 100% of the average of the three lowest closing bid prices for our common stock, as quoted by Bloomberg, LP, for the 30 trading days immediately preceding any conversion date.

     We have the right to redeem, with three business days' advance written notice, all or a portion of the outstanding debentures at a redemption price of 120% of the amount redeemed, plus accrued interest. In connection with any redemption, we are also required to issue a warrant to purchase 35,000 of our common shares for each $100,000 of debentures redeemed. These warrants are exercisable at $0.456 per share on or prior to the second anniversary of the issue date of the debentures being redeemed.

     The debentures are secured by all of the assets and property of Power2Ship and our wholly-owned subsidiary, Freight Rate, Inc., although this lien is subordinate to the lien previously granted to the holders of our 14.25% secured convertible debentures and to the lien on accounts receivable and other assets related thereto being proposed for a revolving credit facility.

     Under the terms of the purchase agreement and related debentures and warrants, no conversion of the debentures or exercise of the warrants may occur if a conversion or exercise would result in Cornell and any of its affiliates beneficially owning common shares of Power2Ship which exceed 4.99% of our outstanding common shares following such conversion or exercise.

STANDBY EQUITY DISTRIBUTION AGREEMENT

SUMMARY

     At the same time we entered into the securities purchase agreement with Cornell Capital Partners, L.P., we also entered into the Standby Equity Distribution Agreement with them. Under the terms of the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of up to $10.0 million. We have included $3.0 million SEDA Shares in the registration statement of which this prospectus is a part. If we wish to issue and sell up to the additional $7.0 million under the Standby Equity Distribution Agreement, we will be required to file additional registration statements with the SEC and those registration statements must be declared effective.

     For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners, L.P. will pay 98% of the volume weighted average price of our common stock as published on the OTC Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The volume weighted average priced is calculated automatically by Bloomberg, LLC, a reporting service, by taking the sum of the value of all the sales of the registrant's common stock for a given day (the total shares sold in each trade times the sales price per share of the common stock for that trade) and then dividing this sum by the total number of shares sold on that day. Cornell Capital Partners, L.P. is a private Delaware limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In connection with the Standby Equity Distribution Agreement, we have issued to Cornell Capital Partners, L.P. 691,128 shares of our common stock. We are also committed to pay to Cornell Capital Partners, L.P. an amount equal to 5% of each purchase of our common stock made by it under the agreement. We also paid to Yorkville Advisors Management, LLC, the investment manager for Cornell Capital Partners, L.P., a structuring fee of $15,000, and we have issued Newbridge Securities Corporation, as a placement agent fee in connection with the standby agreement, 25,132 shares of our common stock. The costs associated with this registration will be borne by us. There are no other significant closing conditions to draws under the Standby Equity Distribution Agreement.

THE STANDBY EQUITY DISTRIBUTION AGREEMENT EXPLAINED

     Under the terms of the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held one trading day after the end of each pricing period at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount. There are no closing conditions for any of the draws other than the written notice and associated correspondence. We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10.0 million or 24 months after the effective date of the accompanying registration statement, whichever occurs first. The amount of each advance is limited to a maximum draw down of $500,000 every seven trading days. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that intends to promptly sell any stock received under the Standby Equity Distribution Agreement. There are certain conditions to our right to request an advance. These conditions include:

     *    maintaining our authorization for quotation on the OTC Bulletin Board,
     * having an effective registration statement related to the stock to be issued,
     * the absence of a stop order or other action adversely affecting the registration statement,
     * no events shall have occurred that would require Power2Ship to file a post-effective amendment to the effective registration statement, and
     * the advance will not cause Cornell Capital Partners to beneficially own more than 9.9% of our outstanding common stock.

     Cornell Capital Partners is permitted to terminate the Standby Equity Distribution Agreement if:

     * there is a stop order or suspension of the effectiveness of this registration statement for 50 trading days, or
     * we fail to materially comply with certain covenants, which include the following:
          *    maintaining a quotation of our common stock on the OTC Bulletin
               Board,
          * maintaining ours status as public company under Section 12(g) of the Securities Act of 1934,
          * delivering instructions to the transfer agent to issue shares in connection with an advance notice,
          * failing to notify Cornell Capital Partners of events impacting the registration of the stock to be issued, including the issuance of a stop order,
          * issuing stock or convertible securities at a price less than the market price of our common stock on the date of issuance, or
          * merging or consolidating Power2Ship with another company where the acquiring entity does not assume our obligations under the Standby Equity Distribution Agreement.

     We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. As set forth above, we have only included $3.0 million SEDA Shares in this offering. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at a price of $0.36652 per share, we would issue 8,185,092 shares of common stock to Cornell Capital Partners, L.P. for gross proceeds of $3.0 million. These shares would represent approximately 17 % of our outstanding common stock upon issuance.

     Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

     We have the right to terminate the standby agreement upon three days' prior written notice provided there is no outstanding balance owed to Cornell Capital under the purchase agreement and related debentures, and there are no pending advance notices submitted by us to Cornell Capital.

     The following table sets forth

     *    the name of each selling security holder,
     *    the number of shares owned, and
     * the number of shares being registered for resale by each selling security holder.

     We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the shares owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the shares owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares that will be held by the selling security holders upon termination of any offering made hereby. If all the shares offered hereby are sold, the selling security holders will not own any shares after the offering.



                                         Number         Percentage       Shares        Shares to          Percentage
Name(s) of  Selling                      of shares      owned before     to be         be owned           owned after
Security Holders                         owned          offering         offered       after offering     offering
-------------------                      --------       ------------     -------       --------------     ------------
Cornell Capital Partners, L.P. (1)       21,108,891        37.7%        21,108,891           -                  *
Newbridge Securities Corporation (2)      1,343,507         3.33%        1,343,507           -                  *
Jefferson C. Henn (3)                       449,078         1.12%          449,078           -                  *
Garden State Cardiology                     146,940           *            146,940           -                  *
Pension Plan (4)
David Wunder (5)                             81,634           *             81,634           -                  *
William A. and Mary C. Ballay (6)            81,634           *             81,634           -                  *
John E. Andromidas (7)                       65,307           *             65,307           -                  *
James Cleavinger (8)                        212,247           *            212,247           -                  *
Joseph E. Herndon, Sr. and                   81,654           *             81,654           -                  *
Penny S. Herndon (9)
Norman Hoffberg (10)                         81,634           *             81,634           -                  *
The Humphrey Family                         176,903           *            176,803           -                  *
Revocable Trust (11)

                                       53

Rosemarie Mangione (12)                      39,184           *             39,184           -                  *
Luca Minna (13)                             353,808           *            353,808           -                  *
Craig Schulze (14)                           97,960           *             97,960           -                  *
Andrew Smith (15)                            32,653           *             32,653           -                  *
Tower Roofing Co., Inc. (16)                 32,653           *             32,653           -                  *
David A. Fisher (17)                         65,307           *             65,307           -                  *
Mitchell Domin (18)                         163,267           *            163,267           -                  *
Trust Company of America                     98,816           *             27,052         71,764               *
f/b/o Keith C. Carini (19)
H. Eugene & Barbara D. Agerton (20)          65,307           *             65,307           -                  *
Andreas P. & Lana J. Kaupert (21)            32,653           *             32,653           -                  *
William Hoops (22)                           71,619           *             59,136         12,483               *
Les and Stacy Steinger (23)                 163,267           *            163,267           -                  *
Thomas Latif (24)                            81,634           *             81,634           -                  *
Wexford Clearing C/F                         81,634           *             81,634           -                  *
Constance Fitzgerlad (25)
Wexford Clearing C/F                         65,306           *             65,306           -                  *
David Wunder (26)
Wexford Clearing C/F                         65,306           *             65,306           -                  *
Thomas P. Basile (27)
Robert Zann (28)                             32,653           *             32,653           -                  *
Frank Giglio (29)                            32,653           *             32,653           -                  *
Kovpak II, LLC (30)                         326,534           *            326,534           -                  *
(Jonathan Kovler)
Laura Daniels (31)                           32,653           *             32,653           -                  *
George MacLauchlan (32)                     163,267           *            163,267           -                  *
Whitney Wykoff &                             97,960           *             97,960           -                  *
Jeffrey Schmer (33)
Rebecca Paul (34)                            32,653           *             32,653           -                  *
Steven Paul (35)                             32,653           *             32,653           -                  *
Brian and Susan McNamara (36)               163,267           *            163,267           -                  *
Gary Kanuit (37)                             53,935           *             14,127         39,809               *
Daniel M. Barton (38)                        11,039           *              5,611          5,428               *
Columbus Internet, LLC (39)                 114,526           *             73,323         71,203               *
Brent Anderson (40)                       2,250,624         5.56%          931,228      1,319,396              3.26%
Morningside Capital Partners, LLC(41)        90,000           *             90,000           -                  *
Summit Trading (42)                       1,752,936         4.43%          876,468        876,468              2.21%
Investor Relations Services, Inc. (43)      291,336           *            145,668        145,668               *
Richard Hersh (44)                        4,814,027        10.93%          353,333      4,660,694             10.58%
Carriers Consolidation, Inc. (45)           679,942         1.70%          220,334        459,608              1.15%
Louis M. Fischler (46)                      819,500         2.03%           25,000        794,500              1.97%
Peter T. Stubenvoll (47)                    305,000           *            300,000          5,000               *
Lawrence Springer (48)                      289,833           *             25,000        264,833               *
G.M.F. Relations  (49)                      120,000           *            120,000           -                  *
Lone Star Partnership Holdings, LP(50)    1,575,297         3.87%        1,111,841        463,456              1.14%
John Monteforte (51)                        133,333           *            133,333           -                  *
John F. Loughran (52)                       133,333           *            133,333           -                  *
Joseph Pacillo (53)                         133,333           *            133,333           -                  *
Fusion Capital Fund II, LLC (54)            330,000           *            300,000         30,000               *
H. August Perotti (55)                       70,525           *             70,525           -                  *
Jason Mediate (56)                           70,525           *             70,525           -                  *
Anthony DiTocco (57)                        150,000           *            150,000           -                  *
David Auslander and Paul Nemiroff(58)       316,219           *            144,358        171,933               *

                                       54

Mary Ellen Misiak-Viola (59)                489,801         1.22%          489,801           -                  *
Barry and Wendy Goodman (60)                632,582         1.59%          288,715        343,867               *
Joyce O. Perri (61)                         426,834         1.08%          216,536        210,298               *
Frank P. and Heather Reilly (62)            468,291         1.18%          144,358        323,933               *
Morton Singerman (63)                       158,175           *             72,179         85,996               *
Paul L. Singerman (64)                      316,291           *            144,358        171,933               *
Robert A. Stuttler Trust Fund (65)          198,622           *             75,804        122,818               *
Duquette Family Living Trust (66)           618,179         1.56%          303,170        315,009               *
Judy A. Namm (67)                            59,550           *             30,200         29,350               *
Margaret M. McCabe (68)                      74,387           *             37,735         36,652               *
Maynard L. Dye Family L.P. (69)             397,821         1.00%          151,085        246,736               *
Delone and Eileen Krueger (70)              341,507           *            146,772        194,735               *
James G. Filer (71)                          29,724           *             15,066         14,658               *
Kenneth Rightmyer (72)                       29,638           *             15,047         14,591               *
Carl Bagnall (73)                            59,127           *             29,994         29,133               *
William Grant (74)                           84,598           *             42,909         52,689               *
Seppo E. Rapo (75)                          180,976           *             58,284        122,692               *
Trust Company of America f/b/o              146,044           *             74,107         71,937               *
Ronald O. Thompson (76)
Carmine J. Esposito (77)                    569,796         1.43%          143,721        426,075              1.07%
Michael J. Taylor (78)                      172,935           *             74,498         98,437               *
Tony W. Shaw (79)                           156,927           *             42,989        113,938               *
Richard M. McCraw (80)                       68,028           *             29,451         38,577               *
Trust Company of America f/b/o              256,914           *            130,350        126,564               *
Donald P. Young (81)
Elisha Cheung (82)                          142,220           *             72,165         70,055               *
Rader Trucking Limited (83)                  40,272           *             15,355         24,917               *
Trust Company of America f/b/o               28,936           *             14,693         14,243               *
Paul E. Schwanz (84)
Jack Marty (85)                              57,999           *             29,432         28,567               *
Ronald R. Woltman (86)                      112,769           *             58,934         53,835               *
ACB Limited (87)                            290,033           *            147,147        142,886               *
Randall A. and                               42,738           *             21,690         21,048               *
Patricia S. Hamerly (88)
Franklin and Cindy Potts (89)                28,297           *             14,687         14,240               *
Patrick R. Hart Living Trust (90)           144,597           *             73,370         71,227               *
Custer Family Limited Partnership (91)      144,436           *             73,323         71,113               *
Caroline F. Bauman Trust f/b/o              143,418           *             72,774         70,644               *
Baldwin Sawyer (92)
Redd Star Fertilizer Company (93)           113,000           *             57,321         55,679               *
Mike's Beach Resort LLC (94)                 11,445           *              5,806          5,639               *
Robin Kimel (95)                             62,390           *             21,496         40,894               *
Jane Stuttler Trust Fund (96)               187,963           *             42,399        145,564               *
Mac W. Lutz III (97)                         40,266           *             17,372         22,894               *
Paul Racine (98)                             28,406           *             14,415         13,991               *
David F. Dye (99)                           270,960           *             86,727        184,233               *
Thomas P. Ramirez & Fern K.                  40,657           *             19,908         20,749               *
Ramirez Revocable Living Trust (100)
William A. Kerrigan                         156,781           *             57,232         99,549               *
Revocable Trust (101)
George Driza (102)                           81,129           *             41,166         39,963               *
Oscar and Kathleen Campbell (103)            73,007           *             37,043         35,964               *
Toni Odermatt (104)                          40,526           *             19,862         20,664               *
Coopers, Inc. (105)                           5,681           *              2,875          2,806               *
Kevin P. Petit (106)                         42,416           *             21,513         20,903               *

                                       55

Kurt Karlsson (107)                          38,464           *             14,228         24,236               *
Donald Ricketts (108)                        22,881           *             11,606         11,275               *
Ronald W. Anderson (109)                      5,658           *              2,860          2,798               *
Robert and Gertrude Schultz (110)            11,258           *              5,719          5,539               *
Trust Company of America f/b/o              169,096           *             85,789         83,307               *
Maynard M. Dye Family LP (111)
Ronald and Ethel Rascoe (112)                33,687           *              5,703         27,984               *
Trust Company of America f/b/o               31,947           *             16,206         15,741               *
Paul Thomas Berry (113)
John J. Steward (114)                        67,307           *             34,155         33,152               *
Robert F. Green, Jr. (115)                   80,207           *             14,220         65,987               *
John J. Matheson (116)                        5,574           *              2,842          2,732               *
Rick Hernandez (117)                         27,951           *             14,188         13,763               *
Michael J. Darden (118)                   1,938,998         4.67%          200,000      1,738,998              4.19%
John Urbanowicz (119)                     1,284,332         3.14%          200,000      1,084,332              2.65%
Trust Company of America f/b/o               21,214           *             21,214           -                  *
Gary M. Duquette (120)
Jeffrey & Regina Spanier (121)               21,818           *             21,818           -                  *
Carmen L. Amorin(122)                        27,274           *             27,274           -                  *
Eduardo Amorin (123)                         54,546           *             54,546           -                  *
Evergreen Marketing, Inc. (124)              57,143           *             57,143           -                  *
Guy James Newman (125)                       37,500           *             37,500           -                  *
Joel Steven Ostrow (125)                     48,000           *             48,000           -                  *
Joseph Michael Carrino, Jr.  (125)           48,500           *             48,500           -                  *
Troy Jason Goldberg (125)                    48,500           *             48,500           -                  *
Thomas Richard Fox (125)                     30,000           *             30,000           -                  *
David Kennett Barrus(125)                   378,500           *            378,500           -                  *
David Kristian Evansen (125)                 92,500           *             92,500           -                  *
Jeffrey Allan Paul (125)                    147,500           *            147,500           -                  *
Robin R. Hirschman (125)                     42,500           *             42,500           -                  *
Flow Capital Advisors, Inc. (126)           200,000           *            200,000           -                  *
Totals                                   54,030,156                     37,255,884     16,774,272

* represents less than 1%.



     The actual conversion price of our 14.25% secured convertible debentures is fixed only after the registration statement, of which this prospectus is a part, is declared effective by the SEC. The conversion price will be the lesser of $0.80 per share or 90% of the average closing bid price of our common stock for the 10 trading days immediately preceding the date the registration statement is declared effective by the SEC. For the purposes of this table we have calculated the conversion price to be $0.3717 which is 90% of the average closing price of our common stock for the 10 trading days preceding October 29, 2004. In the instance of certain trusts which own less than 1% of our common stock and which are selling security holders, we have included the name of the trustee of the trust but in some instances we were unable to ascertain the beneficiary of the trust.

(1) All investment decisions of Cornell Capital Partners, L.P. are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. The number of shares owned and offered hereby includes :

* 8,185,092 shares of our common stock which represents the $3.0 million SEDA Shares based upon a sales price of $0.4084 per share,

*     728,628 shares of common stock presently issued and outstanding,

* 1,345,171 shares of our common stock issuable upon the conversion of $500,000 principal amount 14.25% secured convertible debentures,

* 250,000 shares issuable upon the exercise of common stock purchase warrants which expire on March 9, 2007 with an exercise price of $0.45 per share, and

* 10,600,000 shares of our common stock issuable upon the conversion of $2 million principal amount Series B 5% secured convertible debentures.

(2) The number of shares owned and offered hereby includes 625,132 shares of common stock presently outstanding, 500,000 shares of our common stock underlying common stock purchase warrants which are exercisable at prices ranging from $0.54 per share to $1.29 per share and 218,375 shares of our common stock underlying common stock purchase warrants which are exercisable at the lesser of $0.80 per share or 90% of the average closing bid price of our common stock for the 10 trading days immediately preceding the date the registration statement of which this prospectus is a part is declared effective by the SEC. Newbridge Securities Corporation is a broker-dealer and a member of the NASD. Mr. Guy Amico is a the control person of Newbridge Securities Corporation.

(3) The number of shares owned and offered hereby includes 50,285 shares of common stock presently outstanding, 336,293 shares of common stock underlying $125,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 62,500 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.

(4) Dr. Michael Kesselbrenner is the trustee of Garden State Cardiology Pension Plan. The number of shares owned and offered hereby includes 3,375 shares of common stock presently outstanding, 121,065 shares of common stock underlying $45,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 22,500 warrants exercisable at $.45 per share expiring on March 9, 2007.

(5) The number of shares owned and offered hereby includes 1,875 shares of common stock presently outstanding, 67,259 shares of common stock underlying $25,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 12,500 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.

(6) The number of shares owned and offered hereby includes 1,875 shares of common stock presently outstanding, 67,259 shares of common stock underlying $25,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 12,500 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.

(7) The number of shares owned and offered hereby includes 1,500 shares of common stock presently outstanding, 53,807 shares of common stock underlying $20,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 10,000 shares underlying warrants exercisable at $.45 per share, 5,000 of which expire on March 9, 2007 and 5,000 of which expire on April 30, 2007.

(8) The number of shares owned and offered hereby includes 4,875 shares of common stock presently outstanding, 174,872 shares of common stock underlying $65,000 of our 14.25% secured convertible debentures based upon a conversion price of $.3717 and 32,500 shares underlying warrants exercisable at $.45 per share 10,000 of which 12,500 expire on March 9, 2007 and 20,000 of which expire on April 30, 2007.

(9) The number of shares owned and offered hereby includes 1,895 shares of common stock presently outstanding, 67,259 shares of common stock underlying $25,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 12,500 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.

(10) The number of shares owned and offered hereby includes 1,875 shares of common stock presently outstanding, 67,259 shares underlying $25,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 12,500 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.

(11) Richard B. and Julie S. Humphrey are the control persons of The Humphrey Family Revocable Trust. The number of shares owned and offered hereby includes 17,386 shares of common stock presently outstanding, 134,517 shares of common stock underlying $50,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 25,000 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.

(12) The number of shares owned and offered hereby includes 900 shares of common stock presently outstanding, 32,284 shares of common stock underlying $12,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 6,000 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.

(13) The number of shares owned and offered hereby includes 34,774 shares of common stock presently outstanding, 269,034 shares of common stock underlying $100,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 50,000 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.

(14) The number of shares owned and offered herby includes 2,250 shares of common stock presently outstanding, 80,710 shares of common stock underlying $30,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 15,000 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.

(15) The number of shares owned and offered hereby includes 750 shares of common stock presently outstanding, 26,903 shares of common stock underlying $10,000 of our 14.25% secured convertible debentures based on a conversion price of $.3717 and 5,000 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.

(16) Anthony Shenk is a control person of Tower Roofing Co., Inc. The number of shares owned and offered hereby includes 750 shares of common stock presently outstanding, 26,903 shares of common stock underlying $10,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 5,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007.

(17) The number of shares owned and offered hereby includes 1,500 shares of common stock presently outstanding, 53,807 shares of common stock underlying $20,000 principal amount Series B 5% secured convertible debentures based on a conversion price of $.3717 and 10,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007.

(18) The number of shares owned and offered hereby includes 3,750 shares of common stock presently outstanding, 134,515 shares of common stock underlying $50,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 25,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007.

(19) The number of shares owned includes 73,743 shares of common stock presently outstanding, 11,547 shares of common stock underlying options exercisable at $1.13 per share and 13,526 shares of common stock underlying options exercisable at $.75 per share that expire on December 31, 2004. The number of shares offered offered hereby includes 11,547 shares of common stock underlying options exercisable at $1.13 per share and 13,526 shares of common stock underlying options exercisable at $.75 per share that expire on December
31, 2004.   Mr. Carini has voting and investment power over these securities.

(20) The number of shares owned and offered hereby includes 1,500 shares of common stock presently outstanding, 53,807 shares of common stock underlying $20,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 10,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007.

(21) The number of shares owned and offered hereby includes 750 shares of common stock presently outstanding, 26,903 shares of common stock underlying $10,000 principal amount Series B5% secured convertible debentures based on a conversion price of $.3717 and 5,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007.

(22) The number of shares owned includes 39,716 shares of common stock presently outstanding, 26,903 shares of common stock underlying $10,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 5,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007. The number of shares offered hereby includes 27,233 shares of common stock presently outstanding, 26,903 shares of common stock underlying $10,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 5,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007.

(23) The number of shares owned and offered hereby includes 3,750 shares of common stock presently outstanding, 134,517 shares of common stock underlying $50,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 25,000 shares underlying warrants exercisable at $.45 per share expiring on March 31, 2007.

(24) The number of shares owned and offered hereby includes 1,875 shares of common stock presently outstanding, 67,259 shares of common stock underlying $25,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 12,500 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.

(25) The number of shares owned and offered hereby includes 1,875 shares of common stock presently outstanding, 67,259 shares of common stock underlying $25,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 12,500 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.

(26) The number of shares owned and offered hereby includes 1,499 shares of common stock presently outstanding, 53,807 shares of common stock underlying $20,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 10,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.

(27) The number of shares owned and offered hereby includes 1,499 shares of common stock presently outstanding, 53,807 shares of common stock underlying $20,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 10,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.

(28) The number of shares owned and offered hereby includes 750 shares of common stock presently outstanding, 26,903 shares of common stock underlying $10,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 5,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.

(29) The number of shares owned and offered hereby includes 750 shares of common stock presently outstanding, 26,903 shares of common stock underlying $10,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 5,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.

(30) Jonathan Kovler is a control person of Kovpak II, LLC. The number of shares owned and offered hereby includes 7,500 shares of common stock presently outstanding, 269,034 shares of common stock underlying $100,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 50,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.

(31) The number of shares owned and offered hereby includes 750 shares of common stock presently outstanding, 26,903 shares of common stock underlying $10,000 of our 14.25% secured convertible debentures based on a conversion price of $.3717 and 5,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.

(32) The number of shares owned and offered hereby includes 3,750 shares of common stock presently outstanding, 134,517 shares of common stock underlying $50,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 25,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.

(33) The number of shares owned and offered hereby includes 2,250 shares of common stock presently outstanding, 80,710 shares of common stock underlying $30,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 15,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.

(34) The number of shares owned and offered hereby includes 750 shares of common stock presently outstanding, 26,903 shares of common stock underlying $10,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 5,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.

(35) The number of shares owned and offered hereby includes 750 shares of common stock presently outstanding, 26,903 shares of common stock underlying $10,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 5,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.

(36) The number of shares owned and offered hereby includes 3,750 shares of common stock presently outstanding, 134,517 shares of common stock underlying $50,000 principal amount 14.25% secured convertible debentures based on a conversion price of $.3717 and 25,000 shares underlying warrants exercisable at $.45 per share expiring on April 30, 2007.

(37) The number of shares owned includes 40,250 shares of common stock presently outstanding, 6,621 shares of common stock underlying warrants exercisable at $1.13 per share and 7,064 shares underlying options exercisable at $.75 per share all of which expire on December 31, 2004. The number of shares offered hereby includes 5,611 shares of common stock presently outstanding.

(38) The number of shares owned includes 2,806 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004.

(39) William Custer is the control person of Columbus Internet, LLC. The number of shares owned includes 107,865 shares of common stock presently outstanding and 36,661 shares of common stock underlying warrants exercisable at $.75 per
share which expire on December 31, 2004.   The number of shares offered hereby
73,323 shares of common stock presently outstanding.

(40) The number of shares owned includes 1,367,848 shares of common stock presently outstanding and 882,776 shares of common stock underlying options exercisable at $.56 per share which expire on July 19,2005. The shares offered hereby includes 931,228 shares of common stock presently outstanding.

(41) Philip A. Orlando is a control person of Morningside Capital Partners, LLC. The number of shares owned and offered hereby includes 90,000 shares of common stock presently outstanding.

(42) Mr. Adrian Crosbie-Jones is the controlling person of Summit Trading Limited. The Weast Family Trust is the beneficial owner of Summit Trading Limited. The number of shares owned and offered hereby includes shares of common stock presently outstanding .

(43) Richard Fixaris is a control person of Investor Relations Services, Inc. The number of shares owned and offered hereby includes shares of common stock presently.

(44) Mr. Hersh an executive officer and director of our company. The number of shares owned includes 200,000 shares of common stock, 4,121,761 shares of common stock underlying options exercisable at $.38 per share which expire on January 31, 2008, 153,333 shares issuable upon the conversion of a $115,000 principal amount convertible note and 200,000 shares to be issued on January 1, 2005. The number of shares offered includes the shares underlying the convertible note and the 200,000 shares to be issued in January 2005.

(45) Orin Neiman is the control person of Carriers Consolidation, Inc. The number of shares owned includes 194,775 shares presently outstanding, 264,833 shares of common stock underlying options exercisable at $.38 per share which expire on January 1, 2008 and 220,334 shares of common stock underlying options exercisable at $.31 per share which expire on May 7, 2007. The number of shares offered includes the 220,334 shares underlying the options an exercise price of $.31 per share.

(46) The number of shares owned includes 25,000 shares of common stock presently outstanding, and 794,500 shares of common stock underlying options exercisable at $.38 per share of which 397,250 expire on May 24, 2005, 198,625 expire on May 24, 2006 and 198,625 expire on May 24, 2007. The number of shares offered includes 25,000 shares of common stock presently outstanding. Mr. Fischler is an employee of our company.

(47) The number of shares owned includes 5,000 shares of common stock presently outstanding, 250,000 shares of common stock underlying options exercisable at $.31 per share which expire on May 7, 2007 and 50,000 shares of common stock underlying options exercisable at $.40 per share that expire on December 18, 2006. The number of shares offered includes 250,000 shares of common stock underlying options exercisable at $.31 per share. Mr. Stubenvoll is an employee of our company.

(48) The number of shares owned includes 25,000 shares of common stock presently outstanding and 264,833 shares of common stock underlying options exercisable at $.38 per share which expire on May 24, 2005. The number of shares offered hereby includes 25,000 shares of common stock presently outstanding. Mr. Springer is an employee of our company.

(49) Gary M. Frank is the control person of G.M.F. Relations, Inc. The number of shares owned and offered hereby includes 120,000 shares of common stock presently outstanding.

(50) William Custer is the control person of Lone Star Partnership Holdings, LP. The number of shares owned includes 411,841 shares of common stock presently outstanding, 700,000 shares of common stock underlying $175,000 of convertible promissory notes and 73,322 shares underlying warrants exercisable at $.37 per share and 196,106 shares of common stock underlying warrants exercisable at $.75 per shares which expire on December 31, 2004. The number of shares offered includes 700,000 shares of common stock underlying the convertible promissory notes.

(51) The number of shares owned and offered hereby includes 67,666 shares of common stock underlying vested warrants and 67,667 shares of common stock underlying warrants that vest on January 1, 2005 exercisable at $.38 per share which expire on April 30, 2007.

(52) The number of shares owned and offered hereby includes 67,666 shares of common stock underlying vested warrants and 67,667 shares of common stock underlying warrants that vest on January 1, 2005 exercisable at $.38 per share which expire on April 30, 2007.

(53) The number of shares owned and offered hereby includes 67,666 shares of common stock underlying vested warrants and 67,667 shares of common stock underlying warrants that vest on January 1, 2005 exercisable at $.38 per share which expire on April 30, 2007.

(54) Steven Martin is a control person of Fusion Capital Fund II, LLC. The number of shares owned includes 330,000 shares of common stock presently outstanding and 300,000 shares of common stock underlying warrants exercisable at $.75 per share which expire on March 1, 2009.

(55) The number of shares owned and offered hereby includes 30,825 shares of common stock underlying warrants exercisable at $.58 per share which expire on September 30, 2006 and 39,700 shares of common stock underlying warrants exercisable at $.48 per share which expire on November 28, 2006.

(56) The number of shares owned and offered hereby includes 30,825 shares of common stock underlying warrants exercisable at $.58 per share which expire on September 30, 2006 and 39,700 shares of common stock underlying warrants exercisable at $.48 per share which expire on November 28, 2006.

(57) The number of shares owned and offered hereby includes 150,000 shares of common stock underlying options exercisable at $.38 per share which expire on April 1, 2007.

(58) The number of shares owned includes 212,539 shares of common stock presently outstanding, 3,242 shares of common stock underlying warrants exercisable at $.75 per share and 18,512 shares of common stock underlying warrants exercisable at $1.51 per share which expire on January 31, 2006 and 72,179 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered includes 144,358 shares of common stock presently outstanding.

(59) The number of shares owned and offered hereby includes 11,250 shares of common stock presently outstanding, 403,551 shares of common stock underlying $150,000 principal amount Series B 5% secured convertible debentures based on a conversion price of $.3717 and 75,000 shares underlying warrants exercisable at $.45 per share expiring on March 9, 2007.

(60) The number of shares owned includes 424,717 shares of common stock presently outstanding, 26,483 shares of common stock underlying warrants exercisable at $.75 per share and 37,024 shares of common stock underlying warrants exercisable at $1.51 per share which expire on January 31, 2006 and 144,358 shares of common stock underlying warrants exercisable at $.75 per share
which expire on December 31, 2004.    The number of shares offered hereby
includes 288,715 shares of common stock presently outstanding.

(61) The number of shares owned includes 318,566 shares of common stock presently outstanding, 108,268 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The number of shares offered hereby includes 216,536 shares of common stock presently outstanding.

(62) The number of shares owned includes 318,566 shares of common stock presently outstanding, 152,000 shares of common stock underlying $38,000 principal amount Series B convertible preferred stock and 13,242 shares of common stock underlying warrants exercisable at $.75 per share and 18,512 shares of common stock underlying warrants exercisable at $1.51 per share which expire on January 31, 2006 and 72,179 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The number of shares offered hereby includes 144,358 shares of common stock presently outstanding.

(63) The number of shares owned includes 106,208 shares of common stock presently outstanding, 6,621 shares of common stock underlying warrants exercisable at $.75 per share and 9,256 shares of common stock underlying warrants exercisable at $1.51 per share which expire on January 31, 2006 and 36,090 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The number of shares offered hereby includes 72,179 shares of common stock presently outstanding.

(64) The number of shares owned includes 212,359 shares of common stock presently outstanding, 13,242 shares of common stock underlying warrants exercisable at $.75 per share and 18,512 shares of common stock underlying warrants exercisable at $1.51 per share which expire on January 31, 2006 and 72,179 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The number of shares offered hereby includes 144,358 shares of common stock presently outstanding.

(65) Robert A. Stuttler is a control person of Robert A. Stuttler Trust Fund. The number of shares owned includes 120,720 shares of common stock presently outstanding, 37,902 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The number of shares offered hereby includes 75,804 shares of common stock presently outstanding.

(66) Gary Duquette is a control person of Duquette Family Living Trust. The number of shares owned includes 455,987 shares of common stock presently outstanding, 13,242 shares of common stock underlying warrants exercisable at $1.13 per share and 148,950 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The number of shares offered hereby includes 303,170 shares of common stock presently outstanding.

(67) The number of shares owned includes 44,450 shares of common stock presently outstanding, 15,100 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The number of shares offered hereby includes 30,200 shares of common stock presently outstanding.

(68) The number of shares owned includes 55,519 shares of common stock presently outstanding, 18,868 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The number of shares offered hereby includes 37,735 shares of common stock presently outstanding.

(69) Maynard Dye is a control person of Maynard M. Dye Family Limited Partnership. The number of shares owned includes 222,278 shares of common stock presently outstanding, 75,543 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004 and 100,000 shares of common stock underlying $25,000 principal amount Series B convertible preferred stock. The number of shares offered hereby includes 151,085 shares of common stock presently outstanding.

(70) The number of shares owned includes 228,396 shares of common stock presently outstanding, 13,242 shares of common stock underlying warrants exercisable at $1.13 per share and 73,386 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The number of shares offered hereby includes 146,772 shares of common stock presently outstanding.

(71) The number of shares owned includes 22,191 shares of common stock presently outstanding, 7,533 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004 and 40,000 shares of common stock underlying $10,000 principal amount Series B convertible preferred stock. The number of shares offered hereby includes 15,066 shares of common stock presently outstanding.

(72) The number of shares owned includes 22,115 shares of common stock presently outstanding, 7,533 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The number of shares offered hereby includes 15,047 shares of common stock presently outstanding.

(73) The number of shares owned includes 44,130 shares of common stock presently outstanding, 14,997 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The number of shares offered hereby includes 29,994 shares of common stock presently outstanding.

(74) The number of shares owned includes 63,144 shares of common stock presently outstanding, 21,454 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The number of shares offered hereby includes 42,909 shares of common stock presently outstanding.

(75) The number of shares owned includes 91,971 shares of common stock presently outstanding, 6,621 shares of common stock underlying warrants exercisable at $1.13 per share and 29,142 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004 and 40,000 shares of common stock underlying $10,000 principal amount Series B convertible preferred stock. The number of shares offered hereby includes 58,284 shares of common stock presently outstanding.

(76) The number of shares owned includes 108,991 shares of common stock presently outstanding, 37,053 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. Mr. Thompson has voting and investment power over these securities. The number of shares offered hereby includes 74,107 shares of common stock presently outstanding.

(77) The number of shares owned includes 248,829 shares of common stock presently outstanding, 39,725 shares of common stock underlying warrants exercisable at $1.13 per share and 71,861 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004, 9,931 shares of common stock underlying warrants exercisable at $.75 per share and 120,000 shares of common stock underlying $30,000 principal amount Series B convertible preferred stock. The number of shares offered hereby includes 143,721 shares of common stock presently outstanding.

(78) The number of shares owned includes 115,823 shares of common stock presently outstanding, 6,621 shares of common stock underlying warrants exercisable at $1.13 per share and 37,249 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The number of shares offered hereby includes 74,498 shares of common stock presently outstanding.

(79) The number of shares owned includes 75,707 shares of common stock presently outstanding, 13,242 shares of common stock underlying warrants exercisable at $1.13 per share and 21,495 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004 and 20,000 shares of common stock underlying $5,000 principal amount Series B convertible preferred stock. The number of shares of common stock offered hereby includes 42,989 shares of common stock presently outstanding.

(80) The number of shares owned includes 43,302 shares of common stock presently outstanding, 14,726 shares of common stock underlying warrants exercisable at $.75 share which expire on December 31, 2004. The number of shares offered hereby includes 29,451 shares of common stock presently outstanding.

(81) The number of shares owned includes 191,739 shares of common stock presently outstanding, 65,175 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The number of shares offered hereby includes 130,350 shares of common stock presently
outstanding.   Mr. Young has voting and investment power over these securities.

(82) The number of shares owned includes 106,137 shares of common stock presently outstanding and 36,083 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The number of shares offered hereby includes 72,165 shares of common stock presently outstanding.

(83) Derek Johnson is a control person of Rader Trucking Limited. The number of shares owned includes 22,594 shares of common stock presently outstanding, 7,678 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004 and 10,000 shares of common stock underlying $2,500 principal amount Series B convertible preferred stock. The number of shares offered hereby includes 15,355 shares of common stock presently outstanding.

(84) The number of shares owned includes 21,590 shares of common stock presently outstanding and 7,346 shares of common stock underlying warrants exercisable at $.75 share which expire on December 31, 2004. The number of shares offered hereby includes 14,693 shares of common stock presently outstanding. Mr. Schwartz has voting and investment power over these securities.

(85) The number of shares owned includes 43,283 shares of common stock presently outstanding and 14,716 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered hereby includes 29,432 shares of common stock presently outstanding.

(86) The number of shares owned includes 92,906 shares of common stock presently outstanding and 6,621 shares of common stock underlying warrants exercisable at $1.13 per share which expire on December 31, 2004. The shares offered hereby includes 58,934 shares of common stock presently outstanding.

(87) Anthony Denazareth is a control person of ACB Limited. The number of shares owned includes 216,459 shares of common stock presently outstanding and 3,574 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered hereby includes 147,147 shares of common stock presently outstanding.

(88) The number of shares owned includes 31,893 shares of common stock presently outstanding and 10,845 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered hereby includes 21,690 shares of common stock presently outstanding.

(89) The number of shares owned includes 21,584 shares of common stock presently outstanding and 7,343 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered hereby includes 14,687 shares of common stock presently outstanding.

(90) Patrick R. Hart is a control person of Patrick R. Hart Living Trust. The number of shares owned includes 107,912 shares of common stock presently outstanding and 36,685 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered hereby includes 73,370 shares of common stock presently outstanding.

(91) William Custer is the general partner of Custer Family L.P. The number of shares owned includes 107,775 shares of common stock presently outstanding and 36,661 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered hereby includes 73,323 shares of common stock presently outstanding.

(92) Alexander S. Taylor II is the trustee of Caroline F. Baumann Trust. The number of shares owned includes 107,031 shares of common stock presently outstanding and 36,387 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered hereby includes 72,774 shares of common stock presently outstanding.

(93) Jack Marty is a control person of Redd Star Fertilizer Company. The number of shares owned includes 84,339 shares of common stock presently outstanding and 28,661 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered hereby includes 57,321 shares of common stock presently outstanding.

(94) Robert M. Schultz is a control person of Mike's Beach Resort, LLC. The number of shares owned includes 8,542 shares of common stock presently outstanding and 2,903 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered hereby includes 5,806 shares of common stock presently outstanding.

(95) The number of shares owned includes 31,642 shares of common stock presently outstanding, 10,748 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004 and 20,000 shares of common stock underlying $5,000 principal amount Series B convertible preferred stock. The shares offered hereby includes 21,496 shares of common stock presently outstanding.

(96) Jane Stuttler is a control person of Jane Stuttler Trust Fund. The number of shares owned includes 87,315 shares of common stock presently outstanding, 26,483 shares of common stock underlying warrants exercisable at $1.13 per share and 21,199 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered hereby includes 42,399 shares of common stock presently outstanding.

(97) The number of shares owned includes 25,580 shares of common stock presently outstanding, 8,686 shares of common stock underlying warrants exercisable at $.75 which expire on December 31, 2004 and 36,000 shares of common stock underlying $9,000 principal amount Series B convertible preferred stock. The shares offered herby includes 17,372 shares of common stock presently outstanding.

(98) The number of shares owned includes 21,198 shares of common stock presently outstanding and 7,208 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered hereby includes 14,415 shares of common stock presently outstanding.

(99) The number of shares owned includes 127,596 shares of common stock presently outstanding, 43,364 shares of common stock underlying warrants exercisable at $.75 which expire on December 31, 2004 and 100,000 shares of common stock underlying $25,000 principal amount Series B convertible preferred stock. The shares offered herby includes 86,727 shares of common stock presently outstanding.

(100) Thomas P. and Fern K. Ramirez are control persons of Thomas O and Fern K. Ramirez Revocable Living Trust. The number of shares owned includes 29,313 shares of common stock presently outstanding, 1,390 shares of common stock underlying warrants exercisable at $.75 which expire on June 30, 2006 and 9,954 shares of common stock underlying warrants exercisable at $.75 which expire on
December 31, 2004.   The shares offered hereby includes 19,908 shares of common stock presently outstanding.

(101) William A. Kerrigan is a control person of William A. Kerrigan Revocable Trust. The number of shares owned includes 84,193 shares of common stock presently owned, 3,972 shares of common stock underlying warrants exercisable at $.75 which expire on June 30, 2006 and 28,616 shares of common stock underlying warrants exercisable at $.75 which expire on December 31, 2004 and 40,000 shares of common stock underlying $10,000 principal amount Series B convertible preferred stock. The shares offered includes 57,232 shares of common stock presently outstanding.

(102) The number of shares owned includes 60,546 shares of common stock presently outstanding and 20,583 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered includes 41,166 shares of common stock presently outstanding.

(103) The number of shares owned includes 54,485 shares of common stock which are presently outstanding and 18,522 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered includes 37,043 shares of common stock which are presently outstanding.

(104) The number of shares owned includes 29,210 shares of common stock presently outstanding, 1,385 shares of common stock underlying warrants exercisable at $.75 which expire on June 30, 2006 and 9,931 shares of common stock underlying warrants exercisable at $.75 which expire on December 31, 2004. The shares offered hereby includes 19,862 shares of common stock presently outstanding.

(105) Gary Cooper is a control person of Cooper's, Inc. The number of shares owned includes 4,243 shares of common stock presently outstanding and 1,438 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered herby includes 2,875 shares of common stock presently outstanding.

(106) The number of shares owned includes 31,659 shares of common stock presently outstanding and 10,757 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered hereby includes 21,513 shares of common stock presently outstanding.

(107) The number of shares owned includes 23,405 shares of common stock presently outstanding, 2,648 shares of common stock underlying warrants exercisable at $1.13 and 7,114 shares of common stock underlying warrants exercisable at $.75 which expire on December 31, 2004 and 8,000 shares of common stock underlying $2,000 principal amount Series B convertible preferred stock. The shares offered herby includes 14,228 shares of common stock presently outstanding.

(108) The number of shares owned includes 17,078 shares of common stock presently outstanding and 5,803 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered hereby includes 11,606 shares of common stock presently outstanding.

(109) The number of shares owned includes 4,228 shares of common stock presently outstanding and 1,430 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered herby includes 2,860 shares of common stock presently outstanding.

(110) The number of shares owned includes 8,398 shares of common stock presently outstanding and 2,860 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered hereby includes 5,719 shares of common stock presently outstanding.

(111) The number of shares owned includes 126,202 shares of common stock presently outstanding and 42,894 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered hereby includes 85,789 shares of common stock presently outstanding. Mr. Dye has voting and investment power over these securities.

(112) The number of shares owned includes 10,890 shares of common stock presently outstanding, 2,648 shares of common stock underlying warrants exercisable at $1.13 and 2,852 shares of common stock underlying warrants exercisable at $.75 which expire on December 31, 2004 and 12,000 shares of common stock underlying $3,000 principal amount Series B convertible preferred stock. The shares offered hereby includes 5,703 shares of common stock presently outstanding.

(113) The number of shares owned includes 23,844 shares of common stock presently outstanding and 8,103 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered hereby includes 16,206 shares of common stock presently outstanding. Mr. Berry has voting and investment power over these securities.

(114) The number of shares owned includes 50,229 shares of common stock presently outstanding and 17,078 shares of common stock underlying warrants exercisable at $.75 per share which expire on December 31, 2004. The shares offered hereby includes 34,155 shares of common stock presently outstanding.

(115) The number of shares owned includes 33,372 shares of common stock presently outstanding, 13,242 shares of common stock underlying warrants exercisable at $1.13 and 7,110 shares of common stock underlying warrants exercisable at $.75 which expire on December 31, 2004. The shares offered hereby includes 14,220 shares of common stock presently outstanding.

(116) The number of shares owned includes 4,153 shares of common stock presently outstanding an d1,421 shares of common stock underlying warrants exercisable at $.75 which expire on December 31, 2004. The shares offered hereby includes 2,842 shares of common stock presently outstanding.

(117) The number of shares owned includes 20,857 shares of common stock presently outstanding and 7,094 shares of common stock underlying warrants exercisable at $.75 which expire on December 31, 2004. The shares offered hereby includes 14,188 shares of common stock presently outstanding.

(118)  Mr. Darden an executive officer and director of our company.   The number
of shares owned includes 200,000 shares of our common stock , 66,208 shares of common stock underlying options exercisable at $.38 per share which expire on June 17, 2005, 66,208 shares of common stock underlying options exercisable at $.38 per share which expire on June 17, 2006, 662,083 shares of common stock underlying options exercisable at $.38 per share which expire on January 1, 2006, 794,499 shares of common stock underlying options exercisable at $.38 per share which expire on January 1, 2007, 150,000 shares of common stock underlying options exercisable at $.38 per share which expire on April 15, 2007 and 200,000 shares of common stock to be issued on January 1, 2005. The shares offered hereby includes 200,000 shares of common stock.

(119) Mr. Urbanowicz is our Vice President of Information Technology. The number of shares owned includes 200,000 shares of common stock, 33,104 shares of common stock underlying options exercisable at $.38 per share which expire on July 1, 2005, 33,104 shares of common stock underlying options exercisable at $.38 per share which expire on July 1, 2006, 463,458 shares of common stock underlying options exercisable at $.38 per share which expire on January 1, 2006, 529,666 shares of common stock underlying options exercisable at $.38 per share which expire on January 1, 2007 and 200,000 shares of common stock to be issued on January 1, 2005. The shares offered herby includes 200,000 shares of common stock.

(120) The number of shares owned and offered hereby includes 21,214 shares of common stock presently outstanding. Mr. Duquette has voting and investment power over these securities.

(121) The number of shares owned and offered hereby includes 21,818 shares of common stock presently outstanding.

(122) The number of shares owned and offered hereby includes 27,274 shares of common stock presently outstanding.

(123) The number of shares owned and offered hereby includes 54,546 shares of common stock presently outstanding.

(124) The number of shares owned and offered hereby includes 57,143 shares of common stock presently outstanding. Mr. Ed Miller is the control person of Evergreen Marketing, Inc.

(125) The number of shares owned and offered hereby includes shares of our common stock underlying common stock purchase warrants which are exercisable at $0.45 per share. The selling security holder is an employee of Newbridge Securities Corporation, a broker-dealer. We originally issued Newbridge Securities Corporation a warrant representing an aggregate of 873,500 shares of our common stock exercisable at $0.45 per share as compensation for its placement agent services to us. Under the terms of this warrant, Newbridge Securities Corporation transferred its rights to these employees.

(126) Mr. Douglas F. Gass is the control person of Flow Capital Advisors, Inc. Mr. Gass is a former member of our board of directors. The number of shares owned and offered hereby includes 200,000 shares of our common stock underlying common stock purchase warrants exercisable at $0.50 per share, of which warrants to purchase 100,000 shares of common stock expire on March 11, 2006 and warrants to purchase the remaining 100,000 shares of common stock expire on September 11, 2006.


     None of the selling security holders are broker-dealers or affiliates of broker-dealers, other than:

     * Newbridge Securities Corporation, an NASD member firm, acted as placement agent for us in the sale of our 14.25% secured convertible debentures and the Standby Equity Distribution Agreement. As described earlier in this section, we issued Newbridge Securities Corporation 25,132 shares of our common stock and warrants to purchase an aggregate of an additional 1,091,875 shares of our common stock as compensation for their services as placement agent in these transactions. We were also a party to a business advisory agreement with Newbridge Securities Corporation that terminated in June 2004. As compensation for its services under this business advisory agreement, we have issued Newbridge Securities Corporation 600,000 shares of our common stock and warrants to purchase an additional 500,000 shares of our common stock with exercise prices ranging from $0.54 to $1.29 per share,

     * Messrs. Newman, Ostrow, Carrino, Goldberg, Fox, Barrus, Evansen, Paul and Hirschman, who are employees of Newbridge Securities Corporation as described in footnote 125 above,

     * Messrs. John Monteforte, John F. Loughran and Joseph Pacillio are licensed securities salespersons employed by Clayton, Dunning & Company, Inc., an NASD member firm. Messrs. Monteforte, Loughran and Pacillio received warrants as compensation for business advisory services rendered to our company.

     * Mr. Jason Mediate is a licensed securities salesperson employed by National Securities Corporation. Mr. Mediate received warrants as compensation for business advisory services rendered to our company.

     To our knowledge none of these firms or individuals have any arrangement with any person to participate in the distribution of such securities.

     None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section.

     We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

                              PLAN OF DISTRIBUTION

     The shares offered hereby by the selling security holders may be sold from time to time by the selling security holders, or by pledgees, donees, transferees or other successors in interest. These sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following methods, including, without limitation:

     * ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

     * block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     * purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     * an exchange distribution in accordance with the rules of the applicable exchange;

     *    privately-negotiated transactions;

     * broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

     *    through the writing of options on the shares;

     *    a combination of any such methods of sale; and

     *    any other method permitted pursuant to applicable law.

     The selling security holders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders or their respective pledgees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling security holders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling security holders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling security holders. Cornell Capital Partners, L.P. and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are deemed "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The remaining selling security holders other than Cornell Capital Partners, L.P. and these broker-dealers and agents including Newbridge Securities Corporation and any other participating broker-dealers, or agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts, in connection with the sales.

     The selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge no selling security holder has entered into any agreement with a prospective underwriter, and there is no assurance that any such agreement will be entered into. If a selling security holder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling security holder and the broker-dealer.

     The selling security holders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling security holders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling security holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling security holders are distributing shares covered by this prospectus. The selling security holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling security holders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

Statutory Underwriter

     Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. For so long as Cornell Capital is an "underwriter," Cornell Capital may not sell shares by relying on Rule 144. Cornell Capital Partners will pay us 98% of the volume weighted average price of our common stock for the five days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the gross proceeds under the Standby Equity Distribution Agreement, and received a one-time commitment fee of 691,128 shares of our common stock. We also paid Yorkville Advisors Management, Inc., the investment manager for Cornell Capital Partners, a structuring fee of $15,000 in connection with the Standby Equity Distribution Agreement. The 2% discount, the 5% retention, the one-time commitment fee and the structuring fee are underwriting discounts. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 25,132 shares of our common stock. Cornell Capital Partners, L.P. was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Special Considerations Related to Penny Stock Rules

     Shares of our common stock may be subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document which contains the following:

     * a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

     * a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to these duties or other requirements of securities laws;

     * a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

     *    a toll-free telephone number for inquiries on disciplinary actions;

     * definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

     *    other information as the SEC may require by rule or regulation.

     Prior to effecting any transaction in a penny stock, the broker-dealer also must provide the customer the following:

     *    the bid and offer quotations for the penny stock;

     * the compensation of the broker-dealer and its salesperson in the transaction;

     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     * monthly account statements showing the market value of each penny stock held in the customer's account.

     In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock may be subject to the penny stock rules.

                         SHARES ELIGIBLE FOR FUTURE SALE


     At November 30, 2004, we had 39,651,289 shares of common stock issued and outstanding, of which 26,509,280 are restricted securities. In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three-month period, up to one percent of our then outstanding common stock. In addition, shareholders other than our officers, directors or 5% or greater shareholders who have owned their shares for at least two years may sell them without volume limitation or the need for our reports to be current.

     We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP, 2200 Corporate Boulevard, N.W., Suite 210, Boca Raton, Florida 33431. Members and employees of the firm own an aggregate of 174,000 shares of our common stock.

                                     EXPERTS

     Our financial statements as of and for the years ended June 30, 2004 and May 31, 2003 and the one month ended June 30, 2003 included in this prospectus have been audited by Sherb & Co., LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                                ADDITIONAL INFORMATION

     We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

     We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

          Public Reference Room Office
          450 Fifth Street, N.W.
          Room 1024
          Washington, D.C. 20549

     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Callers in the United States can also call 1-800-732-0330 for further information on the operations of the public reference facilities.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.


Until           , 2005 (45 days after the date of this prospectus), all dealers
       --------  ----
that effect transactions these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                TABLE OF CONTENTS


                                      Page
                                      ----
Prospectus Summary                     2
Cautionary Statements Regarding
  Forward-Looking Information          5
Risk Factors                           5
Market for Common Equity and Related
  Stockholder Matters                  11
Capitalization                         13
Dilution                               13
Use of Proceeds                        14
Management's Discussion and                           POWER2SHIP, INC.
  Analysis or Plan of Operation        14
Our Business                           24
Management                             36
Certain Relationships and                                PROSPECTUS
    Related Transactions               42                ----------
Principal Shareholders                 45
Description of Securities              46
Selling Security Holders               49
Plan of Distribution                   68                              , 2004
Shares Eligible for Future Sale        70            -----------------
Legal Matters                          71
Experts                                71
Additional Information                 71             37,255,884 SHARES
Financial Statements                   F-1

                         POWER2SHIP, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS

                                TABLE OF CONTENTS


                                                                       Page

Report of Independent Registered Public Accounting Firm                 F-2

Consolidated Balance Sheets, September 30, 2004 (Unaudited) and
   June 30, 2004                                                        F-3

Consolidated Statements of Operations, Three Months Ended
   September 30, 2004 and 2003 (Unaudited) and Years Ended
   June 30, 2004 and May 31, 2003                                       F-4

Consolidated Statement of Changes in Stockholders' Deficit for the
   Period from May 31, 2002 through June 30, 2004 and for the
   Three Months Ended September 30, 2004 (Unaudited)                    F-5

Consolidated Statements of Cash Flows, Three Months Ended
   September 30, 2004 and 2003 (Unaudited) and the Years Ended
   June 30, 2004 and May 31, 2003                                       F-6

Transition Period Ended June 30, 2003:

   Consolidated Statement of Operations, One Month Period Ended
   June 30, 2003                                                        F-7

   Consolidated Statement of Cash Flows, One Month Period Ended
   June 30, 2003                                                        F-8

Notes to Consolidated Financial Statements                              F-9

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To  the  Board  of  Directors
 Power2Ship,  Inc.

We have audited the accompanying consolidated balance sheets of Power2Ship, Inc. and Subsidiary as of June 30, 2004 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years ended June 30, 2004 and May 31, 2003, and the one month ended June 30, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Power2Ship, Inc. and Subsidiary, as of June 30, 2004 and the consolidated results of their operations and their cash flows for the years ended June 30, 2004 and May 31, 2003, and for the one month ended June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company had net losses and cash used in operations of $4,192,280 and $2,598,189, respectively, for the year ended June 30, 2004. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        /s/ SHERB & CO., LLP

New  York,  New  York                   Certified  Public Accountants
August  12,  2004


                                POWER2SHIP, INC. AND SUBSIDIARY
                                  CONSOLIDATED BALANCE SHEETS

                                                                   September 30,   June 30,
                                                                      2004           2004
                                                                  -------------  -------------
ASSETS                                                             (Unaudited)
Current assets:
   Cash and cash equivalents                                      $    528,756   $    832,130
   Receivables, net of allowance of $2,963                             468,743        319,089
   Prepaid insurance                                                    37,339         59,039
                                                                  -------------  -------------
        Total current assets                                         1,034,838      1,210,258

Furniture and equipment                                                367,911        248,099
     Less: accumulated depreciation                                    (85,355)       (72,800)
                                                                  -------------  -------------
        Net furniture and equipment                                    282,556        175,299


Deferred financing costs                                               775,528        766,609
Intangible asset, net of accumulated amortization of $18,834           207,166              -
Restricted cash for interest on debentures                             124,474        124,474
Other assets                                                            50,682        160,682
                                                                  -------------  -------------

Total assets                                                      $  2,475,244   $  2,437,322
                                                                  =============  =============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Notes payable - short term                                     $     60,000   $     60,000
   Accounts payable                                                    133,610        305,705
   Accrued expenses                                                    253,212        196,460
   Accrued salaries                                                     59,713         44,713
                                                                  -------------  -------------
       Total current liabilities                                       506,535        606,878

Long term debt:
Long term notes payable                                                  5,000         20,000
Convertible notes payable less discount of $178,143 and $94,920      3,743,857      2,721,120
Convertible note payable to related party                              115,000        115,000

Stockholders' deficit :
Preferred stock, $.01 par value, 1,000,000 authorized:
   Series B convertible preferred stock, $.01 par value, 200,000 shares authorized; 198,000  shares issued and outstanding
      at September 30, 2004 (unaudited) and June 30, 2004                1,980          1,980
   Series C convertible preferred stock, $.01 par value, 20,000 shares authorized; 10,832 shares issued and outstanding
      at September 30, 2004 (unaudited) and June 30, 2004                  108            108
   Series Y convertible preferred stock, $.01 par value, 87,000 shares authorized; 87,000  shares issued and outstanding
      at September 30, 2004 (unaudited) and June 30, 2004                  870            870
   Common stock, $.001 par value, 100,000,000 shares
      authorized; 38,855,289 and 38,248,146 shares issued and
      outstanding at September 30, 2004 (unaudited) and
      June 30, 2004, respectively                                       38,855         38,248
   Deferred compensation                                                     -       (208,410)
   Additional paid-in capital                                       12,118,388     11,969,765
   Accumulated deficit                                             (14,055,349)   (12,828,237)
                                                                  -------------  -------------

       Total stockholders' deficit                                  (1,895,148)    (1,025,676)
                                                                  -------------  -------------
Total liabilities and stockholders' deficit                       $  2,475,244   $  2,437,322
                                                                  =============  =============


                             See accompanying notes
                                       F-3


                                        POWER2SHIP, INC. AND SUBSIDIARY
                                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                 Three months ended September 30,
                                                 -------------------------------   Year ended     Year ended
                                                       2004          2003         June 30, 2004    May 31, 2003
                                                   ------------  ------------    ---------------  --------------
                                                   (Unaudited)   (Unaudited)
Revenue:
Freight transportation                             $   730,726   $   334,652     $    1,778,027   $     482,824
Access services                                              -       105,000            290,013          88,064
Implementation services                                      -             -             23,925         448,995
                                                   ------------  ------------    ---------------  --------------

       Total revenue                                   730,726       439,652          2,091,965       1,019,883

Operating expenses:
   Freight transportation                              651,772       295,796          1,581,119         473,304
   Selling, general and administrative:
        Salaries, benefits and consulting fees         614,814       671,429          2,808,305       1,057,773
        Other selling, general and administrative      406,941       304,627          1,112,537         540,936
   Research and development                             87,188        76,441            320,059         156,144
                                                   ------------  ------------    ---------------  --------------

       Total operating expenses                      1,760,715     1,348,293          5,822,020       2,228,157
                                                   ------------  ------------    ---------------  --------------

       Loss from operations                         (1,029,989)     (908,641)        (3,730,055)     (1,208,274)
                                                   ------------  ------------    ---------------  --------------
Other income (expense):
   Litigation settlement                                     -             -                  -      (1,002,098)
   Forgiveness of debt                                       -             -                  -          93,074
   Interest income                                           9           353                854             821
   Interest expense                                   (197,132)      (85,731)          (463,079)       (133,810)
   Other income                                              -            50                  -           2,770
                                                   ------------  ------------    ---------------  --------------

       Total other expense                            (197,123)      (85,328)          (462,225)     (1,039,243)
                                                   ------------  ------------    ---------------  --------------

Net loss                                           $(1,227,112)  $  (993,969)    $   (4,192,280)  $  (2,247,517)
                                                                                 ---------------  --------------
Less: Preferred stock dividend                               -             -         (1,347,044)              -
                                                   ------------  ------------    ---------------  --------------

Loss available to common shareholders              $(1,227,112)  $  (993,969)    $   (5,539,324)  $  (2,247,517)
                                                   ============  ============    ===============  ==============

Loss per share-basic and diluted                   $     (0.03)  $     (0.04)    $        (0.17)  $       (0.15)
                                                   ============  ============    ===============  ==============

Weighted average shares outstanding
      - basic and diluted                           38,668,813    27,570,670       32,947,559      14,957,590
                                                   ============  ============  ===============  ==============


                             See accompanying notes
                                       F-4


                                                POWER2SHIP, INC. AND SUBSIDIARY
                                   CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                                       FOR THE PERIOD MAY 31, 2002 THROUGH JUNE 30, 2004
                                 AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004 (UNAUDITED)


                                                          Series B Stock     Series C Stock      Series X Stock     Series Y Stock
                                                          --------------     --------------      --------------     --------------
                                                         Shares   Amount    Shares    Amount    Shares     Amount   Shares   Amount
                                                         -------  -------  --------  --------  ---------  --------  ------   ------
Balance, May, 31, 2002                                         -  $     -   87,000   $   870          -   $     -        -   $    -

Conversion of Series C preferred
  to series Y                                                              (87,000)     (870)                       87,000
Issuance of series X preferred                                                                  100,000     1,000
Retirement of Treasury stock
Sale of common stock
Conversion of notes and accrued
  salaries to stock options
Common stock issued for services
Options and warrants issued for services
Common stock issued upon merger
Beneficial conversion for convertible
  note payable
Net loss                                                       -        -        -         -          -         -        -        -
                                                         -------  -------  --------  --------  ---------  --------  ------   ------

Balance, May 31, 2003                                          -  $     -        -   $     -    100,000   $ 1,000   87,000   $  870
                                                         =======  =======  ========  ========  =========  ========  ======   ======

Sale of Series B preferred stock                           9,000       90
Common stock issued for services
  and compensation
Common stock issued for rent deposit
Warrants issued for interest
Net loss                                                       -        -        -         -          -         -        -        -
                                                         -------  -------  --------  --------  ---------  --------  ------   ------

Balance, June 30, 2003                                     9,000  $    90        -   $     -    100,000   $ 1,000   87,000   $  870
                                                         =======  =======  ========  ========  =========  ========  ======   ======

Conversion of Series X preferred
  stock to common stock                                                                        (100,000)   (1,000)
Common stock issued for anti-dilution
Sale of Series B preferred stock                         163,200     1632
Sale of Series C preferred stock net
  of costs of $30,000                                                       10,832       108
Sale of common stock (Reg S) net
  of costs of $428,847
Conversion of notes and accrued
  interest to Series B stock                              25,800      258
Common stock issued for Series B
  preferred dividend
Common stock returned for rent deposit
Common stock issued for services
Common stock issued for interest
Common stock issued for financing
Common stock issued for services -
  financial consultant
Warrants issued for services -
  financial consultant
Options and warrants issued for
  discount on notes
Options and warrants issued
  for services
Options and warrants issued
  for financing
Net loss                                                       -        -        -         -          -         -        -        -
                                                         -------  -------  --------  --------  ---------  --------  ------   ------

Balance, June 30, 2004                                   198,000  $ 1,980   10,832   $   108          -   $     -   87,000   $  870
                                                         =======  =======  ========  ========  =========  ========  ======   ======

Common stock issued for services
Common stock cancelled
Warrants cancelled
Options and warrants issued for services
Net loss                                                       -        -        -         -          -         -        -        -
                                                         -------  -------  --------  --------  ---------  --------  ------   ------

Balance, September 30, 2004 (unaudited)                  198,000  $ 1,980   10,832   $   108          -   $     -   87,000   $  870
                                                         =======  =======  ========  ========  =========  ========  ======   ======





                                               POWER2SHIP, INC. AND SUBSIDIARY
                                  CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                                      FOR THE PERIOD MAY 31, 2002 THROUGH JUNE 30, 2004
                                AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004 (UNAUDITED)
                                                         (CONTINUED)

                                        Common Stock     Treasury Stock (at cost)            Additional
                                     -------------------  --------------------    Deferred    Paid-in      Accumulated
                                       Shares    Amount    Shares     Amount    Compensation   Capital       Deficit        Total
                                     ---------- --------  ---------  ---------  ------------  ----------   ------------  ----------
Balance, May, 31, 2002               11,907,157 $ 11,907  (410,000)  $(30,000)  $         -   $ 6,211,563 $(6,133,292)   $  61,048

Conversion of Series C preferred
  to series Y                                                                                          -                         -
Issuance of series X preferred                                                                     (1,000)                       -
Retirement of Treasury stock           (410,000)    (410)  410,000     30,000                     (29,590)                       -
Sale of common stock                    657,000      657                                          327,843                  328,500
Conversion of notes and accrued
  salaries to stock options                                                                         4,430                    4,430
Common stock issued for services      2,101,027    2,101                                        1,400,452                1,402,553
Options and warrants issued for
  services                                                                                         31,785                   31,785
Common stock issued upon merger      12,860,000   12,860                                          (12,860)                       -
Beneficial conversion for convertible
  note payable                                                                                    175,000                  175,000
Net loss                                      -        -         -          -             -            -   (2,247,517)  (2,247,517)
                                     ---------- --------  ---------  ---------  ------------  -----------  ------------  ----------

Balance, May 31, 2003                27,115,184 $ 27,115         -   $      -   $         -   $ 8,107,623 $(8,380,809)   $(244,201)
                                     ========== ========  =========  =========  ============  ===========  ============  ==========

Sale of Series B preferred stock                                                                   44,910                   45,000
Common stock issued for services
  and compensation                      180,000      180                                          151,020                  151,200
Common stock issued for rent deposit     50,000       50                                           39,450                   39,500
Warrants issued for interest                                                                       16,650                   16,650
Net loss                                      -        -         -          -             -            -     (167,416)    (167,416)
                                     ---------- --------  ---------  ---------  ------------  -----------  ------------  ----------

Balance, June 30, 2003               27,345,184 $ 27,345         -   $      -   $         -   $ 8,359,653 $(8,548,225)   $(159,267)
                                     ========== ========  =========  =========  ============  ===========  ============  ==========

Conversion of Series X preferred
  stock to common stock               5,700,000    5,700                                           (4,700)                       -
Common stock issued for anti-dilution   948,275      948                                             (948)                       -
Sale of Series B preferred stock                                                                  814,368                  816,000
Sale of Series C preferred stock net
  of costs of $30,000                                                                             294,852                  294,960
Sale of common stock (Reg S) net
  of costs of $428,847                1,128,400    1,128                                          284,770                  285,898
Conversion of notes and accrued
  interest to Series B stock                                                                      128,742                  129,000
Common stock issued for Series B
  preferred dividend                    233,336      233                                           87,499     (87,732)           -
Common stock returned for rent deposit  (50,000)     (50)                                         (39,450)                 (39,500)
Common stock issued for services      1,085,208    1,085                                          299,557                  300,642
Common stock issued for interest        441,483      441                                          208,729                  209,170
Common stock issued for financing       816,260      816                                          309,363                  310,179
Common stock issued for services -
  financial consultant                  600,000      600                          (150,000)       299,400                  150,000
Warrants issued for services -
  financial consultant                                                             (58,410)       116,820                   58,410
Options and warrants issued for
  discount on notes                                                                               108,160                  108,160
Options and warrants issued
  for services                                                                                    569,489                  569,489
Options and warrants issued
  for financing                                                                                   133,462                  133,462
Net loss                                      -        -         -          -             -            -   (4,192,280)  (4,192,280)
                                     ---------- --------  ---------  ---------  ------------  -----------  ------------  ----------

Balance, June 30, 2004               38,248,146 $ 38,248         -   $      -   $ (208,410)  $11,969,765 $(12,828,237) $(1,025,676)
                                     ========== ========  =========  =========  ============  ===========  ============  ==========
Common stock issued for services        907,143      907                                         333,892                   334,799
Common stock issued for services -
  financial consultant                 (300,000)    (300)                          150,000      (149,700)                        -
Warrants issued for services -
  financial consultant                                                              58,410       (58,410)                        -
Options and warrants issued for services                                                          22,841                    22,841
Net loss                                      -        -         -          -             -            -   (1,227,112)  (1,227,112)
                                     ---------- --------  ---------  ---------  ------------  -----------  ------------  ----------

Balance, September 30, 2004
  (unaudited)                        38,855,289 $ 38,855         -   $      -   $         -  $12,118,388 $(14,055,349) $(1,895,148)
                                     ========== ========  =========  =========  ============  ===========  ============  ==========


                             See accompanying notes
                                       F-5


                                                  POWER2SHIP, INC. AND SUBSIDIARY
                                               CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                        Three months ended September 30, Year ended    Year ended
                                                                             2004          2003         June 30, 2004  May 31, 2003
                                                                             ----          ----         -------------  ------------
                                                                          (Unaudited)   (Unaudited)
Cash flows from operating activities:
   Net loss                                                               $(1,227,112)  $  (993,969)    $(4,192,280)   $(2,247,517)
   Adjustments to reconcile net loss to
      net cash used in operating activities:
        Depreciation                                                           12,555         9,059          37,656         7,659
        Amortization of intangible asset                                       18,834             -               -             -
        Amortization of deferred financing costs                               91,081             -          39,642             -
        Amortization of discount on notes payable                              22,737             -          70,635        11,645
        Increase (decrease) in allowance for doubtful accounts                                               (4,403)        7,367
        Gain on forgiveness of accrued salary                                                                       -       (93,074)
        Issuance of stock options and warrants
          for services and conversion                                          22,841        36,064         627,899        31,785
        Issuance of stock for services, interest and litigation settlement    108,799       271,158         659,812     1,402,553
        Changes in operating assets and liabilities:
            (Increase) decrease in receivables                               (149,654)      118,162          59,447      (324,328)
            Decrease (increase) in prepaid insurance                           21,700         9,624         (29,220)      (33,026)
            Decrease (increase) in other assets                                     -         2,000        (117,313)      (31,479)
            Decrease (increase) in accounts payable and accrued expenses     (100,343)     (136,871)        249,936       442,047
                                                                          ------------  ------------    ------------  ------------

               Net cash used in operating activities                       (1,178,562)     (684,773)     (2,598,189)     (826,368)
                                                                          ------------  ------------    ------------  ------------

Cash flows from investing activities:
   Purchases of property and equipment                                         (9,812)      (12,041)        (79,773)     (130,663)
                                                                          ------------  ------------    ------------  ------------

               Net cash used in investing activities                           (9,812)      (12,041)        (79,773)     (130,663)
                                                                          ------------  ------------    ------------  ------------

Cash flows from financing activities:
   Proceeds from convertible promissory notes net of costs of $100,000,
      $0, $487,084 and $0, respectively                                       900,000             -       2,109,916       217,000
   Procceds from promissory notes                                                   -             -         340,000             -
   Repayments of promissory notes                                             (15,000)     (145,000)       (380,000)      (26,816)
   Repayments of promissory notes - related party                                   -       (20,000)        (20,000)            -
   Proceeds from conversion of options to common stock                              -             -               -       225,000
   Proceeds from sale of preferred stock net of costs of $0, $30,000,
      $30,000 and $0, respectively                                                  -       981,500       1,110,960       195,720
   Proceeds from sale of common stock net of costs of $0, $201,428
      $428,847 and $0, respectively                                                 -       121,477         285,898       328,500
                                                                          ------------  ------------    ------------  ------------

               Net cash provided by financing activities                      885,000       937,977       3,446,774       939,404
                                                                          ------------  ------------    ------------  ------------

               Net increase (decrease) in cash and cash equivalents          (303,374)      241,163         768,812       (17,627)

Cash and cash equivalents, beginning of period                                832,130        63,318          63,318        36,027
                                                                          ------------  ------------    ------------  ------------

Cash and cash equivalents, end of period                                  $   528,756   $   304,481     $   832,130   $    18,400
                                                                          ============  ============    ============  ============

Supplemental disclosure of cash flow information:

   Cash paid for interest during the period                               $         -   $         -     $    14,790   $         -
                                                                          ============  ============    ============  ============

   Cash paid for income taxes during the period                           $         -   $         -     $         -   $         -
                                                                          ============  ============    ============  ============

Non-cash transactions affecting investing and financing activities:

       Conversion of bridge loan to convertible promissory notes                                        $   150,000   $         -
                                                                                                        ============  ============

       Warrants issued for deferred financing costs                                                     $   133,462   $         -
                                                                                                        ============  ============

       Common stock issued for deferred financing costs                                                 $   310,179   $         -
                                                                                                        ============  ============

       Warrants issued for discount on notes payable                                                    $   108,160   $         -
                                                                                                        ============  ============

       Common stock cancelled for rent deposit                                                          $   (39,500)  $         -
                                                                                                        ============  ============

       Conversion of notes and accrued interest to preferred stock                                      $   129,000   $         -
                                                                                                        ============  ============

       Common stock and warrants for services to be rendered in future                                  $   208,410   $         -
                                                                                                        ============  ============

       Common stock issued for anti-dilution                                                            $       948   $         -
                                                                                                        ============  ============

       Conversion of accrued salaries to note payable                                                   $         -   $   135,000
                                                                                                        ============  ============

       Retirement of treasury stock                                                                     $         -   $   (30,000)
                                                                                                        ============  ============

       Conversion of accrued salaries and note payable to options                                       $         -   $     4,430
                                                                                                        ============  ============

       Conversion of Series B preferred stock to common stock                                           $         -   $     1,957
                                                                                                        ============  ============

       Conversion of Series C to Series Y preferred stock                                               $         -   $       870
                                                                                                        ============  ============


                             See accompanying notes
                                       F-6


               POWER2SHIP, INC. AND SUBSIDIARY
            CONSOLIDATED STATEMENT OF OPERATIONS
       ONE MONTH TRANSITION PERIOD ENDED JUNE 30, 2003



Revenue:
Freight transportation                             $    77,895
Access services                                         35,000
                                                   ------------


       Total revenue                                   112,895

Operating expenses:
   Freight transportation                               39,254
   Selling, general and administrative:
        Salaries, benefits and consulting fees          97,706
        Other selling, general and administrative      106,274
   Research and development                             20,113
                                                   ------------

       Total operating expenses                        263,347
                                                   ------------

       Loss from operations                           (150,452)
                                                   ------------

Other income (expense):
   Interest income                                         401
   Interest expense                                    (17,365)
                                                   ------------

       Total other expense                             (16,964)
                                                   ------------

Net loss                                           $  (167,416)
Less: Preferred stock dividend                         (45,000)
                                                   ------------

Loss available to common shareholders              $  (212,416)
                                                   ============


Loss per share-basic and diluted                   $     (0.01)
                                                   ============

Weighted average shares outstanding
      - basic and diluted                           27,324,184
                                                   ============


                             See accompanying notes
                                       F-7


                         POWER2SHIP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                 ONE MONTH TRANSITION PERIOD ENDED JUNE 30, 2003


Cash flows from operating activities:
   Net loss                                                          $(167,416)
   Adjustments to reconcile net loss to
      net cash used in operating activities:
        Depreciation                                                     1,638
        Issuance of warrants for interest                               16,650
        Issuance of stock for services and compensation                 62,367
        Changes in operating assets and liabilities:
            Increase in receivables                                    (57,171)
            Decrease in prepaid insurance                                3,207
            Increase in accounts payable and accrued expenses           43,309
                                                                     ----------

               Net cash used in operating activities                   (97,416)
                                                                     ----------

Cash flows from investing activities:
   Purchases of property and equipment                                  (2,666)
                                                                     ----------

               Net cash used in investing activities                    (2,666)
                                                                     ----------

Cash flows from financing activities:
   Proceeds from convertible promissory notes                          100,000
   Proceeds from sale of preferred stock                                45,000
                                                                     ----------

               Net cash provided by financing activities               145,000
                                                                     ----------

               Net increase in cash and cash equivalents                44,918

Cash and cash equivalents, beginning of period                          18,400
                                                                     ----------

Cash and cash equivalents, end of period                             $  63,318
                                                                     ==========

Supplemental disclosure of cash flow information:

   Cash paid for interest during the period                          $       -
                                                                     ==========

   Cash paid for income taxes during the period                      $       -
                                                                     ==========

Non-cash transactions affecting investing & financing activities:

       Common stock issued for rent deposit                          $  39,500
                                                                     ==========

       Conversion of convertible note to short term promissory note  $ 125,000
                                                                     ==========

       Common stock issued as payment for accounts payable           $  88,833
                                                                     ==========


                             See accompanying notes
                                       F-8

                         POWER2SHIP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS

ORGANIZATION
------------
Power2Ship, Inc. (the "Company"), formerly Jaguar Investments, Inc., was incorporated in Nevada on October 28, 1987. On March 11, 2003, the Company merged with Freight Rate, Inc. which became a wholly owned subsidiary and is currently its sole operating entity. The Company's patent pending system delivers supply chain, tracking and other logistics information to freight carriers (currently trucking companies), shippers (companies sending or receiving freight) and their customers. This information, which instantly becomes accessible through the Company's password-protected, web-based MobileMarket(TM), enables users to make better-informed, cost-effective logistics decisions.

The Company is licensed by the United States Department of Transportation as a broker, arranging for transportation of freight (except household goods) by motor carriers. Since March 2003 the Company's primary source of revenue has been derived from assisting shippers in finding transportation to move their inbound and outbound freight and track the freight while in transit thereby enabling them to optimize their supply chain and reduce their transportation, warehousing and inventory carrying costs. Also, the Company provides carriers with free, unlimited use of a web-based asset management system which tracks the location, destination and availability of their transportation equipment. In addition to helping better manage the utilization of their assets and drivers, information about available transportation equipment that meets a shipper's requirements automatically is offered to shippers through the MobileMarket(TM). The Company receives a brokerage or transaction fee each time a shipper selects a carrier through the MobileMarket(TM) to move its freight.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS

BASIS OF PRESENTATION
---------------------
For accounting purposes, the merger with Freight Rate, Inc. was treated as a recapitalization of Freight Rate, Inc. and accounted for as a reverse acquisition. Therefore, the financial statements reported herein and accompanying notes thereto reflect the assets, liabilities and operations of Freight Rate, Inc. as if it had been the reporting entity since inception.

The accompanying unaudited financial statements for the period ended September 30, 2004 have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles as would be included in audited financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the three-month period ended September 30, 2004 are not necessarily indicative of the results to be expected for the year ended June 30, 2005.

On February 27, 2004, as reported in Form 8-K, the Company's board of directors authorized a change in the Company's fiscal year from May 31 to June 30 in order to align the Company's quarterly reporting obligations with calendar quarters, resulting in a more traditional reporting pattern and thereby reducing potential confusion in the marketplace. As a result, this Form 10-KSB includes consolidated financial statements for the years-ended June 30, 2004, May 31, 2003 and the transition period associated with the changed fiscal year which is the one month period ended June 30, 2003.

PRINCIPLES OF CONSOLIDATION
---------------------------

The consolidated financial statements include the accounts of the Company and
its wholly owned subsidiary.   All material intercompany transactions have been
eliminated.

RECLASSIFICATIONS
-----------------

Certain prior period balances have been reclassified to conform to the current
year's presentation.   These reclassifications had no impact on previously
reported results of operations or stockholders' deficit.

CASH AND CASH EQUIVALENTS
-------------------------
The Company considers all unrestricted deposits and highly liquid investments, readily convertible to known amounts, with an original maturity of three months or less, to be cash equivalents.

FURNITURE AND EQUIPMENT
-----------------------
Furniture and equipment is stated at cost. Depreciation on furniture and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of the assets are capitalized. Expenditures for maintenance and repairs of the assets are charged to expense as incurred.

INCOME TAXES
------------
Under the asset and liability method of FASB Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company's opinion it is likely that some portion or the entire deferred tax asset will not be realized.

REVENUE RECOGNITION
-------------------
The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the reported revenue streams of the Company:

     Freight transportation revenue consists of the total dollar value of services purchased from us by our customers. The Company recognizes freight transportation revenue when shipments of goods reach their destinations and the receiver of the goods acknowledges their receipt by signing a bill of lading. At that time, our obligations to the customer are completed and collection of receivables is reasonably assured. Emerging Issues Task Force Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, establishes the criteria for recognizing revenues on a gross or net basis. In these transactions, we are the primary obligor, we are a principal to the transaction not an agent, we have the risk of loss for collection, we have discretion to select the supplier and we have latitude in pricing decisions.

     Access services revenue is recognized in the month that access to the P2S MobileMarket(TM) is provided to customers. When the Company provides equipment to customers, in conjunction with providing access services to them, on any basis in which ownership is retained by the Company, then the Company accounts for equipment provided to the customer as part of the access services agreement and revenue is recognized ratably over the term of the agreement.

     Implementation services revenue, generated pursuant to software development contracts with customers, is recognized on the percentage of completion basis for each deliverable provided for in the contract. Revenue from implementation services is expected to be insignificant as a percentage of total revenue in the foreseeable future.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------
The carrying amounts reported in the balance sheet for cash, receivables, accounts payable, notes payable and accrued expenses approximate their fair market value based on the short-term maturity of these instruments.

USE OF ESTIMATES
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

IMPAIRMENT OF LONG-LIVED ASSETS
-------------------------------
The Company evaluates the recoverability and carrying value of its long-lived assets at each balance sheet date, based on guidance issued in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Among other factors considered in such evaluation is the historical and projected operating performance of business operations, the operating environment and business strategy, competitive information and market trends. At June 30, 2004, the Company had no assets which were considered to be impaired.

STOCK BASED COMPENSATION
------------------------
The Company uses SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provision of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 has been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123 and SFAS No. 148.

LOSS PER COMMON SHARE
---------------------
Basic loss per common share is based upon the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per common share include the effects of potential dilution that would occur if securities (such as warrants) or other contracts (such as options) to issue common stock were exercised or converted into common stock. Such instruments that are convertible into common stock are excluded from the computation in periods in which they have an anti-dilutive effect. Potential common shares included in the computation are not presented in the consolidated financial statements, as their effect would be anti-dilutive. The Company had options, warrants and shares issuable upon conversion of outstanding convertible debt or preferred stock totaling 74,239,167 as of May 31, 2003, 74,614,282 as of June 30, 2003 and
36,859,100 as of June 30, 2004, that were not included in computing its diluted loss per share because their impact was anti-dilutive since the Company had net losses for the periods presented in its financial statements.

The following table presents pro forma net loss and per share amounts as if the fair value method had been applied to employee stock options and warrants granted:


                                                        Twelve Months        One Month        Twelve Months
                                                             Ended              Ended             Ended
                                                         June 30, 2004      June 30, 2003      May 31, 2003
                                                         -------------      -------------      ------------
Loss available to common shareholders, as reported      $(5,539,324)         $(212,416)        $(2,247,517)

Add: Stock-based employee compensation expense
     included in reported net loss, net of related
     tax effects                                             82,500             23,700              -

Deduct: Total stock-based employee compensation
        expense determined under fair value based
        method for all awards, net of related
        tax effects                                        (326,052)           (23,700)           (150,009)

Pro forma loss available to common shareholders         $(5,782,876)         $(212,416)        $(2,397,526)
                                                        =============       =============      ============
Loss per share:
Basic and diluted - as reported                             $ (0.17)           $ (0.01)            $ (0.15)
                                                        =============       =============      ============

Basic and diluted - pro forma                                $(0.18)           $ (0.01)            $ (0.16)
                                                        =============       =============      ============

RESEARCH AND DEVELOPMENT
------------------------
Research and development costs are expensed as incurred.


COMPUTER SOFTWARE AND WEBSITE DEVELOPMENT COSTS
-----------------------------------------------
The Company uses SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" to determine whether to expense or capitalize the costs associated with the development of its computer software and Web site. Any costs incurred by the Company in creating its computer software and Web site are charged to expense until it establishes the technological feasibility of the computer software and Web site and it completes all research and development activities for the other components of its process. Thereafter, all computer software and Web site productions costs are capitalized and subsequently reported at the lower of unamortized cost or net realizable value until the computer software and web site ^ become available for general release to customers.


CONCENTRATIONS OF CREDIT RISK
-----------------------------
Financial assets that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company's investment policy is to invest in low risk, highly liquid investments. The Company does not believe it is exposed to any significant credit risk in its cash investments.

The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation up to $100,000 per institution. At June 30, 2004, the Company's cash balances exceeded the insured limits by approximately $700,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash on deposit.

The Company performs on-going credit evaluations of its customer base including those that represent its accounts receivable at June 30, 2004. The Company maintains reserves for potential credit losses and such losses historically have been within management's expectations.

ADVERTISING
-----------
Advertising is expensed as incurred. Advertising expenses for the twelve months ended June 30, 2004 and May 31, 2003 totaled approximately $36,000 and $10,000 respectively. There was no advertising expense for the month of June, 2003.

RECENT ACCOUNTING PRONOUNCEMENTS
--------------------------------
In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46 requires that its provisions are effective immediately for all arrangements entered into after January 31, 2003. The Company does not have any variable interest entities created after January 31, 2003. For those arrangements entered into prior to January 31, 2003, the FIN 46 provisions are required to be adopted at the beginning of the first interim or annual period beginning after June 15, 2003. The Company has not identified any variable interest entities to date and will continue to evaluate whether it has variable interest entities that will have a significant impact on its consolidated balance sheet and results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the first interim period beginning after June 15, 2003, with certain exceptions. The adoption of SFAS No. 150 did not have a significant impact on the consolidated financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern. During the twelve months ended June 30, 2004 and May 31, 2003, the Company incurred losses from operations of $3,730,055 and $1,208,274, respectively and had negative cash flows from operations of $2,598,189 and $826,368, respectively. While the Company is attempting to increase sales, the growth has not been significant enough to support the Company's daily operations. Management intends to continue raising additional funds with private placements of its debt and equity securities to accredited investors. While the Company believes in the viability of its strategy to improve sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 4 - CONCENTRATIONS

During the twelve months ended June 30, 2004, six customers accounted for 95% of the Company's revenue. Their individual percentages ranged from 2% to 64% with one customer representing approximately 64% and one other customer representing 15%. Four of the same customers accounted for 79% of the Company's accounts receivable at June 30, 2004.

NOTE 5 - RELATED PARTY TRANSACTIONS

In November, 2002, the Chief Executive Officer received $20,000 from the Company in the form of a short-term demand note bearing interest at the rate of 6% per annum. As of May 31, 2003 the balance of the note and accrued interest was $20,985. This transaction occurred prior to the reverse merger when Freight Rate was a private company. In September, 2003, the note was paid in full.

In March 2003, the Company issued its former Chairman 221,755 options (83,733 pre-merger equivalent) exercisable at $.38 per share with an expiration date of March 6, 2006 which were valued at $4,429 (approximately $.02 per option) using the Black-Scholes option pricing model. The options were issued in consideration for his forgiveness of $83,733 relating to accrued salary and services performed under a consulting agreement resulting in a gain of $79,304.

In November, 2004, an employee received $6,000 from the Company in the form of a short-term demand note bearing interest at the rate of 18% per annum. As of June 30, 2004 the balance of the note and accrued interest was $4,250.

NOTE 6 - FURNITURE AND EQUIPMENT

At June 30, 2004, furniture and equipment consisted of the following:


                                                    Estimated
                                                    Useful lives
Computer Hardware & Software        $     166,024   5 years
Equipment                                  54,396   5 years
Furniture & Fixtures                       24,651   7 years
Leasehold Improvements                      3,028   4 years
                                    --------------
                                          248,099
   Less:  accumulated depreciation        (72,800)
                                    --------------

                                    $     175,299
                                    ==============

Depreciation expense was $37,656 and $7,659 for the years ended June 30, 2004 and May 31, 2003, respectively.

NOTE 7 - NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

In June, 2004, the Company issued $1,000,000 of its Series B Convertible Debentures to one accredited investor and paid commissions and expenses of $135,500 that were accounted for as deferred financing costs to be amortized over the terms of the Debentures. In addition, the company issued 816,260 common shares valued at $348,179 to the lender and placement agent that were also accounted for as deferred financing costs to be amortized over the terms of the Debentures. The Debentures mature on June 28, 2006, and earn interest of 5.00% per annum. The Debentures may be converted by the holder at any time into common stock at a conversion price equal to the lesser of an amount equal to 120% of the closing bid price of the common stock as of the closing date or 100% of the average of the three lowest closing bid prices of the common stock for the thirty trading days immediately preceding the conversion date. The Company may redeem the Debentures, with three days notice at any time, by paying a premium of up to 20% of their original purchase price in a combination of cash and common stock. For the twelve months ended June 30, 2004, there was no accrued interest on the Debentures and no amortization of deferred financing costs. The Company has provided the Debenture holders with a security interest in its tangible and intangible assets, subject to automatic subordination to most traditional asset-based loans, to secure the prompt payment of principal

In March and April, 2004, the Company issued $1,747,000 of its Series A Convertible Debentures to 35 accredited investors and paid commissions and expenses of $227,110 that were accounted for as deferred financing costs to be amortized over the terms of the Debentures. In addition, the company issued 873,500 warrants valued at $108,160 (see Note 11) and 131,025 common shares valued at $55,031 to the lenders that were accounted for as additional interest costs. The Debentures mature on December 31, 2006, and earn interest of 14.25% per annum payable semi-annually in arrears on June 30 and December 31. The Debentures may be converted by the holders at any time into common stock at a conversion price equal to the lesser of $.80 per share or 90% of the average closing bid price of the common stock for the ten trading days immediately preceding the date that a registration statement registering the shares of common stock underlying the Debentures becomes effective. Since this security contains a conversion provision that makes the conversion price dependent upon the occurrence of a future event, EITF 98-5 specifies that a contingent beneficial conversion feature not be recognized in earnings until the contingency is resolved. Assuming that the contingency, the Company's registration statement becoming effective, is resolved on October 29, 2004, the Company would have recognized a beneficial conversion of $194,111 of interest expense. The actual amount of the beneficial conversion to be recognized is expected to vary from this amount since the actual conversion price is likely to be different on the date that the Company's registration statement becomes effective, if at all. The Company may redeem the Debentures, with fifteen days notice at any time, by paying a premium of up to 20% of their original purchase price in a combination of cash and common stock. For the twelve months ended June 30, 2004, the accrued interest on the Debentures was $66,867 (paid July 1,
2004) and amortization of deferred financing costs was $39,642. The Company has provided the Debenture holders with a security interest in its tangible and intangible assets, subject to automatic subordination to most traditional asset-based loans, to secure the prompt payment of principal. In addition, the Company is required to set aside the equivalent of six months interest on the debentures in a separate account in the event of a default. At June 30, 2004, the Company had restricted cash of $124,474 for this purpose.


In December 2003 and January 2004, the Company issued a total of $340,000 of 18% short-term promissory notes to six individuals, paid commissions associated with the placement of such notes of $34,000 and issued the lenders a total of 185,458 shares of the Company's restricted common stock valued at $81,383. Interest expense for the twelve months ended June 30, 2004 on the notes was $14,790. The total of commissions, value of the common stock and interest of $130,173 was recorded as interest expense for the twelve months ended June 30, 2004. In March, 2004, the Company repaid $190,000 of these notes and converted $150,000 into Series A Convertible Debentures discussed above.

On July 15, 2003, the Company issued a promissory note in the amount of $170,000 for licenses to use certain logistics software. The note replaced a prior note for the licenses which was the subject of a lawsuit and other disputed claims by various parties. The lawsuit was initiated by the software vendor to enforce payment of the prior promissory note in the amount of $143,000 which had expired in May 2002. This prior note had been issued to the software vendor in September 2001 to reflect the balance we owed on software licenses purchased in March 2000. We did not made the required payments on the prior note and asserted counterclaims against the software vendor in the lawsuit for breach of contract, fraudulent inducement and declaratory relief. The new note was the result of a settlement agreement for all claims by all parties. The note bears no interest and required the Company to pay $30,000 upon issuing the note followed by 22 consecutive payments of $5,000 on the first of each month beginning on August 1, 2003 for a total of $140,000. The new note payable was recorded at the face value of $170,000 and the old note of $140,000 and accrued interest of $15,111 was written off. Prepaid interest in the amount of $11,889 was recorded. If all the aforementioned payments are made on or before their applicable due dates, or within their permitted grace periods, the $30,000 balance remaining of the note will be waived. The Company expects to receive the waiver in the fourth fiscal quarter of 2005 and will write off the note balance of $30,000 against the prepaid interest, leaving a gain of $18,101 that will be recorded at that time. At June 30, 2004, the outstanding balance on the note was $80,000 of which $20,000 was accounted for as long term notes payable and $60,000 as notes payable - short term.

In March 2003, the Company issued a $125,000 convertible promissory note to a private investor that also was a non-affiliated Company shareholder. In June 2003, the Company and the shareholder cancelled the old note and issued a new promissory note for $225,000 as the Company received an additional $100,000. The new note had an interest rate of 5% per annum, had a maturity date of December 5, 2003 and had a conversion price of $.40 per share. Subsequent to its issuance, the conversion provision in the new note was amended to change the conversion price to $.79 per share which equaled the closing market price of our common stock on the issue date of the note. We also granted the note holder, in connection with the loan, warrants to purchase 75,000 shares of common stock at a price of $0.79 per share which expired on June 5, 2004. These warrants were valued at $16,650 and recorded as interest expense. In July 2003, the Company made a $100,000 principal payment on the $225,000 note and, in September 2003, repaid the $125,000 outstanding balance of the note, plus accrued interest of $4,000, with 25,800 shares of its Series B preferred stock convertible at $0.25 per share. This conversion provision represents a beneficial conversion feature, the value of which is calculated by subtracting the conversion price of $0.25 from the market price of the common stock on the date the preferred shares were issued. In this case, since the beneficial conversion feature is valued at more than the conversion price, the total value of the shares or $129,000 has been recognized as preferred dividends during the fiscal quarter ended November 30, 2003.

On March 10, 2003, the Company issued an 8% convertible promissory note due June 30, 2006 in the amount of $135,000 to its Chief Executive Officer in exchange for his forgiveness of $147,520 of accrued salary. The outstanding principal balance of the note may be converted at any time into common stock at a conversion price equal to the lesser of $1.51 per share or 50% of the average closing bid prices of the Company's common stock for the five trading days immediately preceding the date of such conversion but no less than $0.75 per share. During the twelve months ended June 30, 2004, $20,000 was repaid leaving a balance of $115,000.

On March 6, 2003, the Company issued a convertible promissory note in the amount of $175,000 to an unaffiliated Company shareholder. The interest rate of the note is 8% per annum and it had a maturity date of June 30, 2006. The holder of the note has the right to convert the outstanding principal balance of the note into the Company's common stock at any time prior to its maturity date at a conversion price equal to the lesser of 1) $1.51 per share or 2) 50% of the average of the closing bid prices of the common stock for the five trading days immediately preceding the date of conversion but no less than $0.25 per share. Given this type of conversion provision, EITF 98-5 specifies that a beneficial conversion feature be recognized based upon the five days preceding the commitment date. This results in a beneficial conversion of $175,000 which was treated as a discount on notes payable which is being amortized as interest expense over the term of the debt. As of June 30, 2004, the Company had accrued interest in the amount of $18,441 and amortized $69,040 of the discount as interest expense.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASE
---------------
The Company leases office space under an operating lease commencing May 15, 2003. The lease terminates on May 31, 2007.

At June 30, 2004, minimum rental commitments are as follows:
     2005                 $     119,475
     2006                       125,213
     2007                        52,813
                      -----------------
                          $     297,501
                      =================

Also required was an additional security deposit of $9,312 by June 1, 2004. This amount was secured by 50,000 shares of the Company's common stock valued at $39,500 which were deposited with the landlord in June, 2003 and returned in May, 2004 when the payment of the additional deposit was made.

For the years ended June 30, 2004 and May 31, 2003, rent expense was $121,586 and $26,712, respectively. For the month of June, 2003, rent expense was $8,845.

In addition, the Company leases a phone system and a copier with total rental commitments of $24,412 through March 31, 2007.

At June 30, 2004, minimum rental commitments are as follows:

     2005                 $      10,780
     2006                        10,780
     2007                         2,852
                      -----------------
                          $      24,412
                      =================

Total amounts expensed for the years ended June 30, 2004 and May 31, 2003, was $9,576 and $1,797, respectively. For the month of June, 2003, the amount expensed was $150.

LICENSE AGREEMENT
-----------------
The Company has entered into an agreement with a vendor for GPS devices which requires the company to pay the vendor a monthly royalty fee on each device once it is put into service with a customer. For the year ended June 30, 2004, the company paid $5,325 in connection with this agreement.


CONTINGENCIES
-------------
In January 2004, we were named as one of a number of defendants in a civil action filed in the U.S. District Court for the Southern District of New York titled Dale Sobek and Seema Bhagat vs. Joseph Quattrochi, Cardinal Capital Management, Inc., R&M Capital Partners, Inc., Power2Ship, Inc. and Madison Stock Transfer, Inc, case number 03CV10219. The lawsuit was filed by a stockholder of our company who purportedly acquired shares of our common stock from another of our stockholders in May 2002 and received additional shares as collateral from the selling stockholder. Following the transaction, the selling stockholder induced our transfer agent to issue it replacement shares for the shares of our common stock allegedly provided to the plaintiff as collateral. The plaintiff's are alleging breach of contract and racketeering and are seeking punitive damages from all defendants of $5,000,000 and $750,000 for conversion by certain of the defendants, including our company. We believe that the claim is without merit as it pertains to our company and we have filed motions to dismiss all claims with prejudice. The motions are pending judicial determination.


In April 2004, we obtained an order for provisional relief from the Supreme Court of the State of New York, County of Kings, against Flow Capital Advisors et al in the matter of Power2Ship, Inc. vs. Flow Capital Advisors, Inc., Douglas
F. Gass and Madison Stock Transfer, Inc. restraining Flow Capital from transferring or in any manner encumbering any securities of Power2Ship held by it. Flow Capital received 779,155 shares of our common stock and an option to purchase 200,000 shares of our common stock, in addition to other compensation, pursuant to two consulting agreements between Flow Capital and Power2Ship. In our compliant we alleged that the first consulting agreement represented a wrongful usurping of corporate opportunity by the principal shareholder of Flow Capital and that both consulting agreements were fraudulently obtained through material omissions and misrepresentations made prior to, and after, entering into the consulting agreements. In May 2004, we initiated an arbitration proceeding under the rules of the American Arbitration Association in Florida to resolve this dispute and discontinued our legal action in the Supreme Court of the State of New York. In July 2004, Mr. Gass and Flow Capital Advisors entered a motion in the Broward County, Florida 17th Judicial Circuit Court to stay the arbitration. We submitted our answer to the complaint and counterclaims to the court on August 12, 2004. The court granted the motion to stay the arbitration and the legal action remained pending as of the date of the audit report.

The Company regularly assesses the potential impact of pending litigation on its financial statements. As of June 30, 2004, the Company's pending litigation is expected to have a negligible, if any, impact on its financial statements.

CONTINGENCIES (UNAUDITED)
-------------------------
In September, 2004, the Company filed a notice of appeal from the circuit court judge's orders (i) granting Flow Capital's motion to stay arbitration, (ii) denying the Company's motion to compel arbitration, and (iii) denying the Company's motion to stay the court proceedings. In October, 2004, the Company entered into a Standstill and Settlement Agreement with Flow Capital Advisors, Douglas Gass and an associate of Mr. Gass and on November 3, 2004, the legal action was dismissed with prejudice. Neither party was required to pay any consideration to the other party pursuant to this settlement agreement.

On December 8, 2004, the Company's motions to dismiss all claims were granted in their entirety in the case of Dale Sobek and Seema Bhagat vs. Joseph Quattrochi,
-------------------------------------------------------------------------------
Cardinal Capital Management, Inc., R&M Capital Partners, Inc., Power2Ship, Inc. and Madison Stock Transfer, Inc, case number 03CV10219.


NOTE 9 - EMPLOYMENT AGREEMENTS

Effective January 1, 2003, the Company commenced a five-year employment agreement with its Chief Executive Officer, Richard Hersh. The term of employment may be automatically renewed for successive one year terms beginning on the five-year anniversary of the agreement unless previously terminated according to the termination provisions in the agreement or if the Company or Hersh elects to terminate the agreement by written notice at least ninety days prior to the expiration of the then-current term of employment. Under the terms of this agreement, Hersh will receive a base salary and became eligible to receive a bonus based on the financial performance of the Company. This summary of the employment agreement is qualified by reference to the complete text of the employment agreement which was filed on May 15, 2003 as an exhibit to the Company's Form 10-QSB for the period ended March 31, 2003.

Effective January 1, 2003, the Company commenced a four-year employment agreement with its Vice President of Technology, John Urbanowicz. The term of employment may be automatically renewed for successive one year terms beginning on the four-year anniversary of the agreement unless previously terminated according to the termination provisions in the agreement or if the Company or Urbanowicz elects to terminate the agreement by written notice at least ninety days prior to the expiration of the then-current term of employment. Under the terms of this agreement, Urbanowicz will receive a base salary and became eligible to receive a discretionary bonus based on performance. This summary of the employment agreement is qualified by reference to the complete text of the employment agreement which was filed on May 15, 2003 as an exhibit to the Company's Form 10-QSB for the period ended March 31, 2003.

Effective April 15, 2003, the Company commenced a four-year employment agreement with its President, Michael J. Darden. The term of employment may be automatically renewed for successive one year terms beginning on the four-year anniversary of the agreement unless previously terminated according to the termination provisions in the agreement or if the Company or Darden elects to terminate the agreement by written notice at least ninety days prior to the expiration of the then-current term of employment. Under the terms of this agreement, Darden will receive a base salary, be granted a certain number of stock options subject to a specified vesting period and became eligible to receive a bonus based on the financial performance of the Company. This summary of the employment agreement is qualified by reference to the complete text of the employment agreement which was filed on May 15, 2003 as an exhibit to the Company's Form 10-QSB for the period ended March 31, 2003.

At June 30, 2004, the aggregate commitments pursuant to the employment agreements with our executive officers are as follows:
               2005                  $ 520,266
               2006                    600,987
               2007                    513,111
               2008                    155,520
                                     ---------
                                    $1,789,884
                                    ==========

NOTE 10 - INCOME TAXES

The Company had available at June 30, 2004, operating loss carryforwards for federal and state taxes of approximately $8,700,000, which could be applied against taxable income in subsequent years through 2024. Such amounts would be subject to the limitations contained under Section 382 of the Internal Revenue Code relating to changes in ownership. However, given that the realization of this tax effect is uncertain, a full valuation allowance was recorded.

Reconciliation of the differences between income taxes computed at the federal statutory tax rates and the provision for income taxes is as follows:


                                                                    2004      Percent      2003     Percent
                                                                ------------  --------  ----------  --------
Income tax benefit computed at
   Federal statutory tax rate                                   $ 1,488,000      34.0%  $ 760,000      34.0%
State tax, net of
   Federal benefits                                                 145,000       3.5      78,000       3.5
Non-deductible non-cash
   expenses                                                        (457,000)    (10.5)    (79,000)    (10.4)

Reinstatement/change in deferred tax asset valuation allowance   (1,176,000)    (27.0)   (759,000)    (27.1)
                                                                ------------  --------  ----------  --------

Provision for income taxes                                      $         -         -%  $       -         -%
                                                                ============  ========  ==========  ========



Temporary differences that give rise to significant deferred tax assets are as follows:


                                     2004          2003
                                 ------------  ------------
Net operating loss carryforward  $ 3,266,000   $ 2,090,000
                                 ============  ============

Total deferred tax assets          3,266,000     2,090,000

Valuation allowance               (3,266,000)   (2,090,000)
                                 ------------  ------------

Net deferred tax asset           $         -   $         -
                                 ============  ============



NOTE 11 - STOCKHOLDERS' EQUITY

SERIES B CONVERTIBLE PREFERRED STOCK
------------------------------------
During June, 2003, the Company sold 9,000 shares of its Series B convertible preferred stock for $45,000. During the twelve months ended June 30, 2004, the Company sold 163,200 shares of its Series B convertible preferred stock for $816,000 and issued 25,800 shares as repayment of a promissory note and accrued interest thereon (see Note 7). The shares are convertible into the Company's common stock at a price of $0.25 per share and are entitled to receive annual dividends of 10% and have preferred registration rights. This conversion provision represents a beneficial conversion feature, the value of which is calculated by subtracting the conversion price of $0.25 from the market price of the common stock on the date the preferred shares were issued. The value of this beneficial conversion feature in the amount of $857,840 was recognized as preferred dividends, $45,000 in June, 2003 and $812,840 during the twelve months ended June 30, 2004. In addition, on June 30, 2004, 233,336 shares of common stock valued at $87,732, the fair value at the date of issuance, were issued as a dividend. This offering has been completed.

SERIES C CONVERTIBLE PREFERRED STOCK
------------------------------------
During the twelve months ended June 30, 2004, the Company sold 10,832 shares of its Series C convertible preferred stock for $324,960 less commissions of $30,000. These shares are convertible into 1,083,200 shares of the Company's common stock at $0.30 per share, are entitled to receive annual dividends of 10%, include warrants to purchase 541,600 shares of common stock at $1.00 per share for a period of three years and have preferred registration rights. No expense was recognized for these warrants as both the charge and the credit were to additional paid in capital. This transaction was effected under Rule 506 of Regulation D of the Securities Act of 1933.
The conversion provision for these securities represents a beneficial conversion feature, the value of which is calculated by subtracting the conversion price of $0.30 from the market price of the common stock on the date the preferred shares were issued. The value of this beneficial conversion feature in the amount of $317,472 was recognized as preferred dividends.

SERIES X CONVERTIBLE PREFERRED STOCK
------------------------------------
The Series X convertible preferred stock had been issued on a pro rata basis to all of the preferred and common shareholders of Freight Rate, Inc. upon the reverse merger with the Company in March 2003. The preferred stock had a stated value and par value of $.01, paid no dividends, had no voting rights and no liquidity preference, and was convertible into shares of the Company's common stock based upon certain rights set forth in the merger agreement between Freight Rate, Inc. and the Company dated March 10, 2003. Under this provision, the shares of Series X Convertible Preferred Stock were required to be converted on March 11, 2004 into as many as an additional 85,740,000 shares of the
Company's common stock based upon the occurrence of certain events.   During
November, 2003, all 100,000 shares of the Series X convertible preferred stock were converted into 5,700,000 shares of the Company's common stock and the shares of Series X convertible preferred stock have been cancelled.

SERIES Y CONVERTIBLE PREFERRED STOCK
------------------------------------
In connection with the reverse merger in March 2003, 87,000 shares of Series C preferred stock of Freight Rate, Inc., all of which were owned by the Company's Chief Executive Officer, were converted to 87,000 shares of Series Y preferred stock of the Company. The preferred stock has a stated value and par value of $.01, pays no dividends and has no liquidity preference. Each share of Series Y convertible preferred stock has 200 votes per share and has the right to vote with the common shareholders in all matters. These voting rights provide the Company's Chief Executive Officer with voting control of approximately 36.4% the Company's shares. The shares are convertible into 230,405 shares of the Company's common stock at the holder's option.

COMMON STOCK
------------
During fiscal year 2003, the Company:
     Retired all 410,000 shares of treasury stock,

     Issued 12,860,000 shares of its common stock, recorded at par value of $12,860, upon its reverse merger with Freight Rate, Inc. in March 2003

     Sold 657,000 shares of common stock at $.50 per share during March and April 2003 raising $328,500,

     Recorded the issuance of 1,698,472 shares of common stock valued at $1,002,098 pursuant to a settlement agreement entered into with two former consulting firms related to disputed compensation arising from consulting agreements with them which expired in 2002, and

     Issued 402,555 shares of common stock to consultants for services and recorded the shares at their fair market value of $400,455 in salaries, benefits and consulting fees.

During the one month period ended June 30, 2003, the Company:
     Issued 180,000 shares of common stock to vendors and employees and recorded the shares at their fair market value of $151,200 at an average price of $.84 per share. Of this amount, $88,833 had been accrued and expensed for services rendered in the year ended May 31, 2003 and $38,667 was expensed for services rendered in June, 2003, both of which were classified as other selling, general and administrative expenses. The balance of $23,700 was recorded as salaries, benefits and consulting fees in June, 2003, and

     Issued 50,000 shares of common stock valued at $39,500 to its landlord as security for $9,312 required to be paid as an additional security deposit by June 1, 2004 pursuant to its office lease agreement.

During fiscal year 2004, the Company:
     Issued 600,000 shares of common stock valued at $300,000 pursuant to a consulting agreement entered into in March 2004, of which one-half of these shares, valued at $150,000, were earned and expensed upon issuance and the other half was recorded as $150,000 of deferred compensation to be earned on September 1, 2004 unless the agreement was terminated by either party prior to that date. In August, 2004, the Company notified the consultant that it was terminating the agreement, the shares were returned by the consultant and deferred compensation was reduced by $150,000,

     Issued 5,700,000 shares of common stock, recorded at par value of $5,700, in exchange for all 100,000 shares of its Series X convertible preferred stock,

     Issued 1,085,208 shares of common stock to vendors, employees and consultants and recorded the shares at their fair market value of $300,642 in salaries, benefits and consulting fees,

     Sold 1,128,400 shares of common stock to individual investors residing outside of the United States for $714,745 less offering costs and discounts of $428,847 netting $285,898,

     Issued 948,275 shares of common stock, recorded at par value of $948, pursuant to anti-dilution agreements with respect to the issuance of common stock to the holders of the Company's Series X convertible preferred stock which restates the 2,143,000 common shares reported as being issued related to anti-dilution provisions in the Company's 10-QSB for the period ended November 30, 2003,

     Issued 441,483 shares of common stock to various lenders and recorded interest expense of $209,170,

     Issued 233,336 shares of common stock, recorded at par value of $233, as a dividend to holders of its Series B convertible preferred stock,

     Cancelled the 50,000 shares issued to its landlord as an additional security deposit upon paying the required additional security deposit of $9,312 in May 2004, and

     On June 28, 2004, the Company entered into a Standby Equity Distribution Agreement with an institutional investor pursuant to which the investor granted the Company the right to put up to $10,000,000 of the Company's registered shares of common stock to it. This right commences on the date that the Company's registration statement, registering the resale of the shares that may be put to the investor, becomes effective and continues for up to the following two years. The Company may put up to $500,000 of its shares to the investor as frequently as every seven trading days at a price per share equal to 98% of the lowest price (using the daily volume weighted average price) of the common stock during the five trading days following the date on which the Company notifies the investor of its intent to put the shares. The Company issued 816,260 shares valued at $310,179 to the investor and the placement agent upon entering into this agreement and agreed to pay the investor 5% of the gross amount of any shares put to the investor. The value of these shares was treated as deferred financing costs to be amortized over the life of the agreement.

OPTIONS AND WARRANTS
--------------------
The Company's board of directors has the authority to determine when and to whom it grant options and warrants to purchase shares of the Company's common stock. In addition, the board determines the number of options and warrants to be granted and all other terms and conditions related to these securities such as the recipients' vesting schedules, expiration dates, exercise prices and restrictions.

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Accordingly, compensation cost for stock options and warrants is measured as the excess, if any, of the estimated fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

The following table presents pro forma net loss and per share amounts as if the fair value method had been applied to employee stock options and warrants granted:



                                                                 Twelve Months        One Month      Twelve Months
                                                                     Ended              Ended             Ended
                                                                  June 30,2004      June 30, 2003      May 31,2003
                                                                  ------------      -------------      -----------
Loss available to common shareholders:           As reported      $(5,539,324)       $(212,416)       $(2,247,517)
                                                                  ============       ============      ===========

                                                 Pro forma        $(5,782,876)       $(212,416)        $(2,397,526)
                                                                  ============       ============      ===========

Loss per share, basic and diluted:               As reported          $ (0.17)         $ (0.01)            $ (0.15)
                                                                  ============       ============      ===========

                                                 Pro forma             $(0.18)         $ (0.01)            $ (0.16)
                                                                  ============       ============      ===========


For purposes of the pro forma calculations, the fair value of each option was estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions used:


                                                       2004        2003
                                                       ----       -----
Dividend yield                                         None        None
Expected volatility factor                             55%          64%
Approximate risk free interest rates                    3%           3%
Expected lives, in years                                5            3
                                                        -            -


The determination of fair values for all stock options and warrants is based on the assumptions described in the preceding paragraph, and because additional option grants are expected to be made each year, the above pro forma disclosures are not representative of pro forma effects on reported net income or loss for future years.


STOCK OPTIONS
-------------
In March 2003, the Company granted options to purchase 200,000 shares of common stock exercisable at $.50 per share to a consultant. 100,000 of these option vested on their grant date, 100,000 vested on the six-month anniversary of their grant date and their expiration dates are three years after their respective vesting dates. Using the Black-Scholes option-pricing model, consulting expense in the amount of $15,465 was recorded for the year ended May 31, 2003 relating to these options.


In April 2003, the Company granted options to purchase 300,000 shares of common stock to an officer of the Company. 150,000 of these options vest one year from the grant date, 150,000 vest two years from the grant date and their expiration dates are three years after their respective vesting dates. The options are exercisable at a price of $1.01 per share which was the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recorded.

In November 2003, in connection with a twelve-month Business Advisory Agreement, the Company granted a securities advisor an option to purchase 500,000 shares of its common stock at a price of $.01 per share. These options were exercised in June, 2004. Using the Black-Scholes option-pricing model, $270,000 was expensed as consulting fees.

In December 2003 and April 2004, the Company granted options to purchase 71,500 and 250,000 shares of common stock to certain employees and directors of the Company. The options expire in three to five years from the grant date. The options are exercisable at prices ranging from $.31 to $.52 per share which were equal to or above the fair values of the common stock at the respective grant dates. Accordingly, under APB 25, no compensation was recognized.

In April 2004, the Company granted options to purchase 320,334 shares of common stock to consultants and charged $85,683 to consulting fees for the fair value of the instruments granted using the Black-Scholes option-pricing model. The Company also cancelled 100,000 options for one of the consultants.

A summary of the stock option activity is as follows:



                                          Weighted
                                           Average
                                           Exercise   Number      Exercise Price
                                            Price    of Options     Per Option
                                          -------    -----------    -----------
Outstanding options at May 31, 2002        $0.38       13,986,679        $0.38
Granted                                    $0.81          500,000    $0.50 - $1.01
                                                     ------------
Outstanding options at May 31, 2003        $0.40       14,486,679    $0.38 - $1.01
Granted                                      -             -               -
                                                     ------------

Outstanding options at June 30, 2003       $0.40       14,486,679    $0.38 - $1.01
Granted                                    $0.19        1,141,834    $0.01 - $.052
Cancelled                                  $0.56         (100,000)       $0.56
Exercised                                  $0.01         (500,000)       $0.01
Expired                                    $0.42         (274,764)   $0.38 - $0.75
                                                     ------------

Outstanding options at June 30, 2004       $0.40       14,753,749    $0.31 - $1.01
                                                     ============

Exercisable options at June 30, 2004       $0.39       14,578,749    $0.31 - $0.75
                                                     ============


The following table summarizes information concerning stock options outstanding at June 30, 2004:

                                                Weighted      Weighted
                                                average       average
                          Number of Options    remaining      exercise
Range of Exercise Price      Outstanding     life in years     price
------------------------     -----------     -------------     ------
0.31 - 0.40                  13,345,973           2.36        $ 0.37
0.50 - 0.56                   1,107,776           1.29        $ 0.55
1.01                            300,000           3.29        $ 1.01
                             -----------
                             14,753,749
                             ==========

The following table summarizes information concerning stock options exercisable at June 30, 2004:

                                            Weighted
                                            average
                                            exercise
Range of Exercise Price   Number of Options  price
------------------------  -----------------  ------
0.31 - 0.40                     13,345,973  $ 0.37
0.50 - 0.56                      1,082,776  $ 0.55
1.01                               150,000  $ 1.01
                          -----------------
                                14,578,749
                          -----------------

For the fiscal years ended June 30, 2004 and May 31, 2003, the following tables show the weighted average exercise prices and corresponding weighted average grant-date fair values of options granted classified separately for options whose exercise price is less than, equals or exceeds the price of the stock on the grant date.


                                                  Weighted    Weighted
                                                   average     average
                                                   exercise     fair
For the fiscal year ended June 30, 2004             price       value
-----------------------------------------------   ---------   ---------
Exercise price is less than price on grant date      $0.01      $0.54
Exercise price equals price on grant date            $0.41      $0.20
                                                              ---------
Exercise price exceeds price on grant date           $0.31      $0.15
                                                              ---------

                                                  Weighted    Weighted
                                                   average     average
                                                   exercise     fair
For the fiscal year ended May 31, 2003              price       value
-----------------------------------------------   ---------   ---------

Exercise price is less than price on grant date      $0.50      $0.10
                                                              ---------
Exercise price equals price on grant date            $0.41      $0.06
                                                              ---------
Exercise price exceeds price on grant date           $0.57      $0.00
                                                              ---------

WARRANTS
--------
The Company charged to expense the fair value of the instruments granted for services using the Black-Scholes option-pricing model.

During June, 2003, the Company granted 75,000 warrants to purchase shares of the Company's common stock at $0.79 per share which expired on June 5, 2004 to the lender in connection with receiving proceeds of a loan. The warrants were valued at $16,650 and expensed as interest.

During fiscal year 2004, the Company granted 541,600 warrants to purchase shares of the Company's common stock at $1.00 per share of which 500,000 expire on July 14, 2006 and 41,600 expire on December 8, 2006 to the investors in the Company's Series C convertible preferred stock and 100,000 warrants at $2.00 per share that expire on July 14, 2006 to the sales agent responsible for the private placement. No expense was recognized on the transaction as both the charge and the credit were to additional paid in capital.

During fiscal year 2004, the Company granted 395,200 warrants to purchase shares of the Company's common stock at prices ranging from $0.53 to $0.78 per share which expire three years from their grant dates to various employees. Accordingly, under APB 25, no compensation was recognized.

During fiscal year 2004, the Company granted 323,715 warrants to purchase shares of the Company's common stock at prices ranging from $0.38 to $1.29 per share which expire three years from the date granted to vendors and consultants. The warrants were valued at $213,805 and expensed as consulting and legal fees.

During fiscal year 2004, the Company granted 600,000 warrants to purchase shares of the Company's common stock at $0.75 per share which expire on March 31, 2007 to a consultant for providing the Company with financial services for a period of one year. Pursuant to the consulting agreement, 300,000 warrants, valued at $58,410, were earned and expensed as consulting fees upon issuance and the other 300,000 warrants were recorded as $58,410 of deferred compensation and will be earned on September 1, 2004 unless the agreement is terminated by either party prior to that date. In August, 2004, the Company notified the consultant that it was terminating the agreement, the 300,000 warrants were returned by the consultant and the previously recorded deferred compensation was eliminated.

During fiscal year 2004, the Company granted 1,091,875 warrants to purchase shares of the Company's common stock at prices ranging from $0.45 to $0.80 per share which expire between March 9, 2007 and April 30, 2007 to the placement agent for the Series A Convertible Debentures. The warrants were valued at $133,462 and treated as deferred financing costs.

During the twelve months ended June 30, 2004, the Company granted 873,500 warrants to purchase shares of the Company's common stock at $0.45 per share which expire between March 9, 2007 and April 30, 2007 to the holders of the Company's Series A Convertible Debentures (see Note 7). The warrants were valued at $108,160 and treated as discount on notes payable to be amortized over the life of the debentures as additional interest expense. At June 30, 2004, the remaining balance of the discount was $94,920.

A summary of the warrant activity is as follows:



                                          Weighted
                                          Average
                                          Exercise     Number of    Exercise Price
                                            Price      Warrants      Per Warrant
                                          ---------    ----------   ----------------
Outstanding warrants at May 31, 2002       $0.81        3.913,204    $0.75 - $1.51
Granted                                      -             -               -
                                          ---------    ----------   ----------------

Outstanding warrants at May 31, 2003       $0.81        3,913,204    $0.75 - $1.51
Granted                                    $1.36          140,700    $0.79 - $2.00
                                                       ----------

Outstanding warrants at June 30, 2003      $0.82        4,053,904    $0.75 - $2.00
Granted                                    $0.67        4,746,224    $0.38 - $2.00
Expired                                    $0.85         (529,089)   $0.75 - $1.51
                                                       ----------

Outstanding warrants at June 30, 2004      $0.73        8,271,039    $0.38 - 2.00
                                                       ==========

Exercisable warrants at June 30, 2004      $0.74        7,771,038    $0.38 - $2.00
                                                       ==========

The following table summarizes information concerning warrants outstanding at June 30, 2004:

                                Weighted          Weighted
                                 average          average
                                remaining          exercise
Range of Exercise Price   Number of Warrants  life in years  price
------------------------  ------------------  -------------  ------
0.38  -  0.80                     6,952,754        1.99     $ 0.64
1.00  -  1.30                     1,050,769        1.75     $ 1.07
1.50  -  2.00                       267,516        1.86     $ 1.81
                          ------------------
                                  8,271,039
                          ==================


The following table summarizes information concerning warrants exercisable at June 30, 2004:



                                            Weighted
                                             average
                                             exercise
Range of Exercise Price   Number of Warrants  price
------------------------  ------------------  ------
0.38  -  0.80                  6,452,753      $ 0.64
1.00  -  1.30                  1,050,769      $ 1.07
1.50  -  2.00                    267,516      $ 1.81
                          ------------------
                               7,771,038
                          ------------------

NOTE 12 - SUBSEQUENT EVENTS

On August 16, 2004, the Company amended its articles of incorporation to increase its number of authorized shares of common stock from 100 million to 250 million. This action was approved unanimously by the Company's Board of Directors and consented to in writing by shareholders of the Company holding a majority of its issued and outstanding voting stock in lieu of having a special meeting of shareholders.

In July and August 2004, the Company entered into Intellectual Property Assignment Agreements with three of its executives, Messrs. Hersh, Darden and Urbanowicz, pursuant to which each of them assigned to the Company all of their right, title and interest in and to all the intellectual property which they had contributed to the Company in the past in consideration for 200,000 shares of the Company's common stock per executive that is to be issued to them in January 2005. The Company believes that there are no other parties with any claims to any right, title and interest in and to any of the Company's intellectual property. The intellectual property has been incorporated into the Company's internal use software which is used in generating the Company's freight transportation revenue. In determining the value of the intellectual property, the Board of Directors made the assumption that the value of the Company, which had a market capitalization of approximately $15 million at the time, was based primarily on its unique intellectual property. The Board established an amount of $226,000 or approximately 1.5% of the market capitalization as an amount it decided was fair to the Company's shareholders and reasonable for the three executives. These shares will be recorded as an intangible asset in the Company's quarterly report for the three month period ending September 30, 2004 valued at their fair market value of $226,000. This intangible asset will be amortized over its estimated useful life of two years commencing on the effective dates of the Intellectual Property Assignment Agreements.

NOTE 13 -SUBSEQUENT EVENTS(UNAUDITED)
-------------------------------------


AGREEMENTS
----------
In October, 2004,the Company entered into a one-year consulting agreement with a principal shareholder, who is not a member of the Company's management, to provide business advisory services in consideration for 150,000 shares of common stock.


NOTES RECEIVABLE
----------------
In November, 2004, the Company loaned $100,000 to an unaffiliated, non-asset based, freight transportation company. The loan has an interest rate of 5% per annum, matures on January 3, 2005 and is secured by a pledge of all of the issued and outstanding capital stock of the borrower.

NOTES PAYABLE
-------------
In October and November, 2004 the Company issued $110,000 principal amount unsecured promissory notes to two private lenders that are unaffiliated third parties. The notes have an interest rate of 5% per annum which accrues until they mature on January 3, 2005 The net proceeds of these notes were used to make the loan to the unaffiliated, non-asset based, freight transportation company described above. In conjunction with these loans, the Company paid loan fees totaling $10,000.

In September, 2004, pursuant to the terms of a Securities Purchase Agreement with Cornell Capital Partners, LP and following the filing of a registration statement with the SEC which included the shares of common stock issuable upon the conversion of the Series B 5% Secured Convertible Debentures, the Company issued $1,000,000 of its Series B 5% Secured Convertible Debentures to Cornell. In connection with this issuance, the Company paid commissions and expenses of $100,000 that were accounted for as deferred financing costs to be amortized over the term of the debenture. The debenture matures in September, 2006 and earns interest of 5.00% per annum payable at maturity. The debenture may be converted by its holder at any time into common stock at a conversion price equal to the lesser of an amount equal to 120% of the closing bid price of the common stock as of the closing date or 100% of the average of the three lowest closing bid prices of the common stock for the thirty trading days immediately preceding the conversion date. The Company may redeem the debenture, with three days notice at any time, by paying a premium of 20% of its original purchase price in a combination of cash and common stock. The Company has granted the debenture holder a security interest in its tangible and intangible assets, subject to automatic subordination to most traditional asset-based loans, to secure the prompt payment of principal.

In December 2004, the Company entered into a Loan and Security Agreement with Mercantile Capital, L.P. to borrow 80% of its eligible accounts receivable up to a maximum of $1,000,000 under a revolving credit line secured by a first priority lien on its accounts receivable and related assets and a subordinated lien on all the Company's other assets. However, the maximum amount it may borrow is limited to $250,000 until such time as it provides Mercantile with subordination agreements executed by current secured debenture holders collectively owning at least 90% of the $3,747,000 principal amount of such debentures currently outstanding. Failure to obtain such subordination agreements by February 7, 2005 would constitute an event of default which, unless waived by Mercantile, would cause all amounts the Company owed to Mercantile to become immediately due and payable. As of December 9, 2004 we have drawn approximately $234,000 under the credit line. The credit line has a floating interest rate equal to the prime rate plus 3% and a monthly collateral management fee equal to 0.9% of the average loan balance. The outstanding loan principal and accrued interest thereon will be due on the sooner of December 2, 2005, unless the credit line is renewed prior thereto for an additional year at the sole discretion of Mercantile, or upon the occurrence of an event of default that is not waived by Mercantile. The Company paid total fees and expenses of approximately $29,000 to Mercantile and $25,000 to an introducing broker in connection with obtaining the credit facility which will be recorded as deferred financing costs that will be recognized over the one-year period of the credit facility.

COMMON STOCK
------------
On August 16, 2004, the Company amended its articles of incorporation to increase its number of authorized shares of common stock from 100 million to 250 million. This action was approved unanimously by the Company's Board of Directors and consented to in writing by shareholders of the Company holding a majority of its issued and outstanding voting stock in lieu of having a special meeting of shareholders.

During the three months ending September 30, 2004, the Company issued 307,143 shares of common stock to four consultants who provided various general management and business advisory services and recorded the shares as consulting expense at their fair market value of $108,799.

During the three months ending September 30, 2004, the Company issued 600,000 shares of common stock to three of its executives for their assigning to the Company all of their right, title and interest in and to all the intellectual property which they had contributed to the Company in the past. The shares issued in this transaction were valued at their fair market value of $226,000 and recorded as an intangible asset which is being amortized over its estimated useful life of two years from the effective dates of the Intellectual Property Assignment Agreements. The Company recorded amortization expense of $18,834 for the first quarter of fiscal year 2005 (see Note 12 Subsequent Events for additional details).

OPTIONS AND WARRANTS
--------------------
The following table presents pro forma net loss and per share amounts as if the fair value method had been applied to employee stock options and warrants granted:


                                                Three Months Ended September 30,
                                                  ------------------------------
                                                         2004            2003
                                                         ----            ----
Loss available to common shareholders, as reported   $(1,227,112)     $(993,969)

Add: Stock-based employee compensation expense
     included in reported net loss, net of
     related tax effects                                   -             35,000

Deduct: Total stock-based employee compensation
        expense determined under fair value based
        method for all awards, net of related tax
        effects                                           (9,280)       (49,235)
                                                     ------------   ------------
Pro forma loss available to common shareholders      $(1,236,392)   $(1,008,204)
                                                     ============   ============
Loss per share:
Basic and diluted - as reported
                                                        $ (0.03)      $ (0.04)
                                                        ========      ========
Basic and diluted - pro forma                            $(0.03)      $ (0.04)
                                                        ========      ========

STOCK OPTIONS
-------------
In August 2004, the Company cancelled 221,755 options which had been issued to its former Chairman in accordance with an agreement between the parties.

A summary of the stock option activity is as follows:

                                             Weighted
                                             Average
                                             Exercise       Number       Exercise Price
                                              Price       of Options       Per Option
                                              -----       ----------     ---------------
Outstanding options at June 30, 2004          $0.40       14,753,749      $0.31 - $1.01
Cancelled                                     $0.38         (221,755)         $0.38
                                                          -----------
Outstanding options at September 30, 2004    $0.40        14,531,994      $0.31 - $1.01
                                                          ===========
Exercisable options at September 30, 2004    $0.39        14,356,994      $0.31 - $1.01
                                                          ===========

The following table summarizes information concerning stock options outstanding at September 30, 2004.

                              Weighted        Weighted
                               average         average
                          Number of Options    remaining      exercise
Range of Exercise Price      Outstanding     life in years     price
------------------------     -----------     -------------     ------
0.31 - 0.40                  13,124,218           2.12        $ 0.37
0.50 - 0.56                   1,107,776           1.04        $ 0.55
    1.01                        300,000           3.04        $ 1.01
                             -----------

                             14,531,994
                            ===========


The following table summarizes information concerning stock options exercisable at September 30, 2004.

                                               Weighted
                                                average
                                                exercise
Range of Exercise Price     Number of Options    price
------------------------    -----------------    ------
0.31 - 0.40                     13,124,218       $ 0.37
0.50 - 0.56                      1,082,776       $ 0.55
1.01                               150,000       $ 1.01
                          -----------------

                               14,356,994
                          =================


WARRANTS
--------
In March, 2004, the Company granted 600,000 warrants to purchase shares of the Company's common stock at $0.75 per share which expire on March 31, 2007 to a consultant for providing the Company with financial services for a period of one year. Pursuant to the consulting agreement, 300,000 warrants, valued at $58,410, were earned and expensed as consulting fees upon issuance and the other 300,000 warrants were recorded as $58,410 of deferred compensation to be earned on September 1, 2004 unless the agreement was terminated by either party prior to that date. In August, 2004, the Company notified the consultant that it was terminating the agreement, the 300,000 warrants were returned by the consultant for cancellation and the previously recorded deferred compensation was eliminated.

A summary of the warrant activity is as follows:

                                             Weighted
                                             Average
                                             Exercise      Number of      Exercise Price
                                              Price         Warrants        Per Warrant
                                              -----         --------      ---------------
Outstanding warrants at June 30, 2004         $0.73        8,271,039       $0.38 - $2.00
Granted                                       $0.38          221,755          $0.38
Cancelled                                     $0.75         (300,000)         $0.75
Expired                                       $0.75          (13,242)         $0.75
                                                            ----------

Outstanding warrants at September 30, 2004   $0.72         8,179,552       $0.38 - $2.00
                                                           ==========

Exercisable warrants at September 30, 2004   $0.73         7,979,551       $0.38 - $2.00
                                                           ==========

The following table summarizes information concerning warrants outstanding at September 30, 2004:


                                                 Weighted   Weighted
                                                 average    average
                                                remaining   exercise
Range of Exercise Price   Number of Warrants  Life in years  price
------------------------  ------------------  -------------  ------
0.38  -  0.80                     6,861,267        1.62     $ 0.63
1.00  -  1.30                     1,050,769        1.50     $ 1.07
1.50  -  2.00                       267,516        1.60     $ 1.81
                          ------------------

                                  8,179,552
                         ===================

The following table summarizes information concerning warrants exercisable at September 30, 2004:



                                             Weighted
                                              average
                                             exercise
Range of Exercise Price   Number of Warrants  price
------------------------  ------------------  ------
0.38  -  0.80                  6,661,266     $ 0.63
1.00  -  1.30                  1,050,769     $ 1.07
1.50  -  2.00                    267,516     $ 1.81
                          ------------------

                               7,979,551
                         ===================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Nevada Revised Statues allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

     (a)     the officer or director conducted himself or herself in good faith;

     (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

     (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by Power2Ship in connection with the distribution of the securities being registered are as follows:

     SEC Registration and Filing Fee          $ 1,823
     Legal Fees and Expenses*                  40,000
     Accounting Fees and Expenses*.            10,000
     Financial Printing*.                       7,500
     Transfer Agent Fees*.                      1,250
     Blue Sky Fees and Expenses*.                 500
     Miscellaneous*.                              427
                                                  ---
          TOTAL                               $66,500

* Estimated

     None of the foregoing expenses are being paid by the selling security holder.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     On March 11, 2003, we consummated an agreement and plan of merger with Freight Rate, Inc. Pursuant to the merger agreement, Freight Rate, Inc. became a wholly-owned subsidiary of our company. At the effective time of the merger, the holders of the Freight Rate common and preferred stock, warrants and options exchanged their securities for an aggregate of (i) 11,907,157 shares of our common stock, (ii) options and warrants to purchase shares 17,717,075 shares of our common stock, (iii) 100,000 shares of our Series X Preferred Stock and (iv) 87,000 shares of our Series Y Preferred Stock. The merger was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") in reliance on an exemption available under Rule 506 of Regulation D. The existing shareholders of the operating company were either accredited investors or non-accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. The participants had access to business and financial information concerning our company and they each represented to us that they were acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.

     In March and April 2003, we sold an aggregate of 657,000 shares of our common stock to 17 accredited investors at $0.50 per share in a private transaction exempt from registration under the Securities Act in reliance on
Section 4(2) and Regulation D thereof. We received proceeds of $328,500. Cardinal Capital Management, Inc. acted as selling agent for us in this transaction and we paid that firm a 10% cash commission and issued it common stock purchase warrants to purchase an aggregate of 65,700 shares of our common stock with an exercise price of $2.00 per share. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. The purchasers had access to business and financial information concerning our company. Each purchaser represented that he or she was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.

     In August 2002 we issued 22,555 shares of our common stock as consideration for legal services rendered to us valued at $22,565. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with this transaction, and the certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

     In January 2003 we issued 50,000 shares of our common stock to a consultant as compensation under a three year agreement for business advisory services valued at $50,000. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with this transaction, and the certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

     In March 2003 we issued 100,000 shares of our common stock to a consultant as compensation for marketing services valued at $100,000. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with this transaction, and the certificate evidencing the shares thatwere issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

     In March 2003 we also issued 200,000 shares of our common stock valued at $200,000 to Flow Capital, a company controlled by Mr. Douglass Gass, a former director of our company, as compensation for business advisory services to us and unrelated to Mr. Gass' services to us in his capacity as a director. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with this transaction, and the certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

     In May 2003 we issued 30,000 shares of our common stock valued at $27,900 as reimbursement for due diligence fees. The recipient was an accredited investor. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with this transaction, and the certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

     In September 2003 we issued an aggregate of 1,698,472 shares of our common stock valued at $1,002,098 to two consultants as a settlement for claims in arbitration. The recipients were accredited investors. The issuances were exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipients each represented that they were acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

     Between June and November 2003 we sold an aggregate of 172,200 shares of our Series B convertible preferred stock at $5.00 per share to 66 investors in private transactions exempt from registration under the Securities Act in reliance on Rule 506 of Regulation D which resulted in gross proceeds of $861,000. No commissions were paid with respect to this offering. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. The purchasers had access to business and financial information concerning our company. Each purchaser represented that he or she was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.

     In September 2003, we issued 25,800 shares of our Series B convertible preferred stock valued at $129,000 in satisfaction of a promissory note in the principal amount of $125,000 and accrued interest thereon to Michael Garnick. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipient was an accredited investor and represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with this transaction, and the certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. This issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof.

     Between July and December 2003, we sold an aggregate of 10,832 shares of our Series C convertible preferred stock at $30.00 per share to four investors in a private transaction exempt from registration under the Securities Act in reliance on Section 4(2) which resulted in gross proceeds of $324,960. We paid no commissions in connection with this transaction. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. The purchasers had access to business and financial information concerning our company. Each purchaser represented that he or she was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.

     Between August and November 2003, we sold an aggregate of 1,128,400 shares of our common stock at prices between $.47 and $.74 per share to 78 non-U.S. purchasers in a private offering exempt from registration under the Securities Act in reliance on Regulation S thereof resulting in proceeds to us of $285,898, net of discounts. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. The purchasers had access to business and financial information concerning our company. Each purchaser represented that he or she was a non-U.S. person as that term is defined in Regulation S, and agreed to customary Regulation S legends and restrictions as to transferability of such shares applicable to Regulation S.

     During fiscal year 2004, we issued an aggregate of 1,085,208 shares of our common stock valued at $300,642 as compensation for services to an aggregate of 15 recipients including 105,208 shares to two vendors valued at $51,717, 175,000 shares to five employees valued at $82,500 and 805,000 shares to eight consultants valued at $166,425. The recipients were all accredited investors. The issuances were exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipients were either accredited or sophisticated investors and each represented that they were acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with these transactions, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

     In June 2004 we issued 131,025 shares of our common stock valued at $55,031 to the holders of our 14.25% secured convertible debentures pursuant to our registration rights agreement with them. In January 2004 we issued an aggregate of 185,458 shares of our common stock valued at $81,383 as loan fees to five private investors that loaned us $340,000. In August 2003 we issued 125,000 shares of our common stock valued at $72,500 to Michael Garnick for canceling the prepayment provision of our note with him. The issuances were exempt from registration under the Securities Act in reliance on Rule 506 of Regulation D. The recipients were either accredited or sophisticated investors and each represented that they were acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with these transactions, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

     In March 2004 we issued 600,000 shares of our common stock valued at $300,000 and warrants to purchase an additional 600,000 shares with an exercise price of $.75 per share valued at $116,820 to a consultant. One-half of the shares and warrants were expensed during fiscal 2004 as compensation for services and the remainder was recorded as deferred compensation. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. The recipient was an accredited investor. No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares and warrants that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

     In June 2004 we issued an aggregate of 816,260 shares of our common stock valued at $310,179 to Cornell Capital Partners, LP and Newbridge Securities Corporation related to the SEDA transaction. The issuances were exempt from registration under the Securities Act in reliance on Rule 506 of Regulation D. The recipients were accredited investors and each represented that they were acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with these transactions, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

     Between August and October 2004, we issued 507,143 shares of common stock valued at $184,800 to five consultants as compensation for consulting services provided to us. The issuance was exempt from registration under the Securities Act in reliance on Section 4(2) thereof. Each recipient was a sophisticated investor and represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with the transaction, and the certificate evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.               Description of Document

2.1 Merger Agreement between Jaguar Investments, Inc., Freight Rate, Inc., and Jag2 Corporation, dated March 10, 2003. (1)
3.1     Articles of Incorporation (2)
3.2     Certificate of Amendment to Articles of Incorporation (3)
3.3     Certificate of Amendment to the Articles of Incorporation (4)
3.4 Certificate of Voting Powers, Designations, Preferences and Right to Series B Convertible Preferred Stock *
3.5 Certificate of Voting Powers, Designations, Preferences and Rights to Series C Convertible Preferred Stock *
3.6 Certificate of Voting Powers, Designations, Preferences and Right to Series Y Preferred Stock, filed March 11, 2003 (5)
3.7 Certificate of Correction of Certificate of Voting Powers, Designations, Preferences and Right to Series Y Preferred Stock, filed
        April 9, 2003 (5)
3.8 Certificate of Amendment to Articles of Incorporation as filed on August 13, 2004 (10)

3.9 Certificate of Voting Powers, Designations, Preferences and Right to Preferred Stock of Series X Convertible Preferred Stock (5)
3.10    Bylaws (2)
3.10    Amended Bylaws dated March 31, 2003 (5)
4.1 Form of Common Stock Purchase to Newbridge Securities Corporation for Business Advisory Agreement*
4.2     $ 1,747,000 principal amount 14.25% secured convertible debenture *
4.3 $2,000,000 principal amount Series B 5% secured convertible debenture (6)
4.4     Form of non-plan option agreement*
4.5     Form of common stock purchase warrant*
4.6 Form of Common Stock Purchase Warrant re: 14.25% secured convertible debentures*
4.7 Form of Common Stock Purchase Warrant issued to Newbridge Securities Corporation as Placement Agent for 14.25% secured convertible debentures*

5       Opinion of Schneider Weinberger & Beilly, LLP*

10.1     Securities Purchase Agreement (6)
10.2     Investor Registration Rights Agreement (6)
10.3     Standby Equity Distribution Agreement (6)
10.4     Placement Agent Agreement with Newbridge Securities Corporation (6)
10.5     2001 Employee Stock Compensation Plan (3)
10.6 Form of Registration Rights Agreement, dated as of December 21, 2001, by and between Jaguar Investments, Inc. and certain shareholders of Jaguar Investments, Inc. (7)
10.11 Stock Purchase Agreement between Jaguar Investments, Inc. and The D.A.R. Group, Inc., dated March 10, 2003. (1)
10.12    Employment Agreement with Richard Hersh (8)
10.13    Employment Agreement with Michael J. Darden (8)
10.14    Employment Agreement with John Urbanowicz (8)
10.15    Business Advisory Agreement with Newbridge Securities Corporation *
10.16    Vendor Agreement with TruckersB2B, Inc. (9)
10.17 Form of Intellectual Property Assignment Agreement between Power2Ship, Inc. and each of Richard Hersh, Michael J. Darden and John Urbanowicz*
10.18    Security Agreements for 14.25% secured convertible debentures*
10.19 Registration Rights Agreement for 14.25% secured convertible debentures *
10.20    Distribution Agreement with Wireless Links, Inc. (11)*
10.21 Advertising/Marketing Agency Agreement with Palm Beach Media Associates, Inc.*
10.22    Agency Agreement With ARL, Inc.*
10.23    Agreement with Comdata*
10.24    Consulting Agreement with Michael Garnick*
10.25    Form of Motor Carrier Transportation Agreement*
10.26    Agreement with International Logistics Solutions*

10.27    Commission Sales Agreement with Grocery Products Distribution Service**
10.28    Commission Sales Agreement with Associated Warehouses, Inc.**
10.29    Loan and Security Agreement**

14.1     Code of Ethics*
22       Subsidiaries of Registrant *
23.1     Consent of Sherb & Co., LLP**

23.2 Consent of Schneider Weinberger & Beilly, LLP (included in Exhibit 5 hereto*


*     Previously filed
**     Filed herewith

(1) Incorporated by reference to the registrant's Report on Form 8-K as filed on March 36, 2003.
(2) Incorporated by reference to the registrant's registration statement on Form 10-SB, SEC file number 000-25753, as amended.
(3) Incorporated by reference to the registrant's definitive Schedule 14C Information Statement as filed on February 2, 2001
(4) Incorporated by reference to the registrant's definitive Schedule 14C Information Statement as filed on April 22, 2003
(5) Incorporated by reference to the registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.
(6) Incorporated by reference to the registrant's Report on Form 8-K as filed on July 8, 2004.
(7) Incorporated by reference to the registrant's Report on Form 8-K as filed on January 3, 2002.
(8) Incorporated by reference to the registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 2003.
(9) Incorporated by reference to the registrant's Report on Form 8-K as filed on May 11, 2004. Portions of this exhibit have been omitted and separately filed with the SEC with a request for confidential treatment.
(10) Incorporated by reference to the registrant's definitive Schedule 14C Information Statement as filed on July 27, 2004.
(11) Portions of this exhibit have been omitted and separately filed with the SEC with a request for confidential treatment.

ITEM 28.  UNDERTAKINGS

The undersigned small business issuer will:

1. File, during any period in which offers or sells securities, a post-effective amendment to this registration statement to:

     i. Include any prospectus required by section 10(a)(3) of the Securities Act;

     ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     iii. Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on December 14, 2004.

                           POWER2SHIP, INC.

                           By:/s/ Richard Hersh
                           -------------------
                           Richard Hersh, CEO and Chairman of the Board of Directors, Principal Executive Officer, and principal accounting and financial officer

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                    Date
     ---------                     -----                    ----

/s/ Richard Hersh         Chairman of the Board, CEO;         December 14, 2004
-----------------         principal accounting officer
Richard Hersh

/s/ Michael J. Darden     President and director              December 14, 2004
---------------------
Michael J. Darden

/s/ Brett Kublin          Director                             December 14, 2004
----------------
Brett Kublin